Exhibit 10.3

Execution Version

CREDIT AND GUARANTY AGREEMENT

dated as of September 30, 2021

among

HPI HOLDCO, LLC, as Borrower

HPI HOLDINGS, LLC, as Holdings

CERTAIN SUBSIDIARIES OF HOLDINGS,

as Guarantors,

VARIOUS LENDERS,

and

CRESTLINE DIRECT FINANCE, L.P.

as Administrative Agent, Collateral Agent and Sole Lead Arranger

$57,000,000 Senior Secured Credit Facilities

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS AND INTERPRETATION	2

1.1	Definitions	2
1.2	Accounting Terms	42
1.3	Interpretation, etc.	42
1.4	Benchmark Replacement Settings	43
1.5	Divisions	44
1.6	Exchange Rates; Currency Equivalents	44

SECTION 2.	LOANS	45

2.1	Term Loans	45
2.2	[Reserved]	45
2.3	Revolving Loans	45
2.4	[Reserved]	47
2.5	Pro Rata Shares; Availability of Funds	47
2.6	Use of Proceeds	47
2.7	Evidence of Debt; Register; Lenders’ Books and Records; Notes	47
2.8	Interest on Loans	48
2.9	Conversion/Continuation	49
2.10	Default Interest	49
2.11	Fees	50
2.12	Scheduled Payments	51
2.13	Voluntary Prepayments/Commitment Reductions	51
2.14	Mandatory Prepayments	53
2.15	Application of Prepayments/Reductions	55
2.16	General Provisions Regarding Payments	57
2.17	Ratable Sharing	58
2.18	Making or Maintaining LIBOR Rate Loans	59
2.19	Increased Costs; Capital Requirements	60
2.20	Taxes; Withholding, etc.	61
2.21	Defaulting Lenders	65
2.22	[Reserved]	66
2.23	Mitigation of Obligations; Replacement of Lenders	66

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SECTION 3.	CONDITIONS PRECEDENT	67

3.1	Closing Date	67

3.2	Conditions to Each Credit Extension	71

SECTION 4.	REPRESENTATIONS AND WARRANTIES	71

4.1	Organization; Requisite Power and Authority; Qualification	71

4.2	Capital Stock and Ownership	72

4.3	Due Authorization	72

4.4	No Conflict	72

4.5	Consents	72

4.6	Binding Obligation	73

4.7	Historical Financial Statements	73

4.8	Projections	73

4.9	No Material Adverse Change	73

4.10	Adverse Proceedings, etc.	73

4.11	Payment of Taxes	73

4.12	Properties	74

4.13	Environmental Matters	74

4.14	No Defaults	75

4.15	Material Contracts	75

4.16	Governmental Regulation	75

4.17	Margin Stock	75

4.18	Employee Matters	75

4.19	Employee Benefit Plans	76

4.20	Certain Fees	76

4.21	Solvency	76

4.22	Compliance with Statutes, etc.	76

4.23	Disclosure	77

4.24	Patriot Act	77

4.25	Anti-Money Laundering Laws	77

4.26	[Reserved]	77

4.27	Use of Proceeds	77

4.28	Insurance	77

4.29	Collateral Documents	78

4.30	[Reserved]	78

4.31	[Reserved]	78

4.32	Common Enterprise	78

4.33	Holdings as a Holding Company	78

4.34	Security and Data Privacy	78

4.35	Foreign Subsidiaries	79

4.36	Regulatory Matters	79

SECTION 5.	AFFIRMATIVE COVENANTS	82

5.1	Financial Statements and Other Reports	82

5.2	Existence	86

5.3	Payment of Taxes and Claims	86

5.4	Maintenance of Properties	86

5.5	Insurance	87

5.6	Inspections	87

5.7	Lenders Meetings	87

5.8	Compliance with Laws and Material Contract Obligations	87

5.9	Environmental	87

5.10	Subsidiaries	88

5.11	Additional Material Real Estate Assets	88

5.12	Further Assurances	89

5.13	[Reserved]	89

5.14	Cash Repatriation	89

5.15	Currency Agreements	89

5.16	Board Observation Rights	90

5.17	Data Breach	90

5.18	Regulatory Matters	90

5.19	Minimum Earnout Escrow Account Balance	91

5.20	Minimum Blocked Account Balance	91

5.21	Post-Closing Matters	92

SECTION 6.	NEGATIVE COVENANTS	92

6.1	Indebtedness	92

6.2	Liens	94

6.3	Equitable Lien	96

6.4	No Further Negative Pledges	97

6.5	Restricted Junior Payments	97

6.6	Restrictions on Subsidiary Distributions	98

6.7	Investments	98

6.8	Financial Covenants	100

6.9	Fundamental Changes; Disposition of Assets; Acquisitions	102

6.10	Disposal of Subsidiary Interests	106

6.11	Sales and Lease Backs	106

6.12	Transactions with Shareholders and Affiliates	106

6.13	Conduct of Business	106

6.14	Use of Proceeds	106

6.15	Permitted Activities of Holdings	106

6.16	Amendments or Waivers of Certain Related Agreements	107

6.17	Fiscal Year	107

6.18	Deposit Accounts and Securities Accounts	107

6.19	Amendments to Organizational Agreements and Material Contracts	107

6.20	Prepayments of Certain Indebtedness	107

6.21	Foreign Subsidiaries	107

6.22	Earnout Payment	107

6.23	Anti-Corruption Laws; Sanctions; Anti-Money Laundering Laws	108

6.24	Plan Assets; Prohibited Transactions	108

SECTION 7.	GUARANTY	108

7.1	Guaranty of the Obligations	108

7.2	Contribution by Guarantors	108

7.3	Payment by Guarantors	109

7.4	Liability of Guarantors Absolute	109

7.5	Waivers by Guarantors	111

7.6	Guarantors’ Rights of Subrogation, Contribution, etc.	112

7.7	Subordination of Other Obligations	112

7.8	Continuing Guaranty	112

7.9	Authority of Guarantors or Borrower	112

7.10	Financial Condition of Borrower	112

7.11	Bankruptcy, etc.	113

7.12	Discharge of Guaranty Upon Sale of Guarantor	113

7.13	Keepwell	113

SECTION 8.	EVENTS OF DEFAULT	114

8.1	Events of Default	114

SECTION 9.	AGENTS	116

9.1	Appointment of Agents	116

9.2	Powers and Duties	116

9.3	General Immunity	117

9.4	Agents Entitled to Act as Lender	118

9.5	Delegation of Duties	118

9.6	Lenders’ Representations, Warranties and Acknowledgment	118

9.7	Right to Indemnity	119

9.8	Successor Administrative Agent and Collateral Agent	119

9.9	Collateral Documents and Guaranty	120

9.10	Administrative Agent May File Proofs of Claim	120

9.11	Erroneous Payments	121

9.12	Lender ERISA Matters	123

SECTION 10.	MISCELLANEOUS	124

10.1	Notices	124

10.2	Expenses	125

10.3	Indemnity	125

10.4	Set Off	126

10.5	Amendments and Waivers	127

10.6	Successors and Assigns; Participations	129

10.7	[Reserved]	132

10.8	Survival of Representations, Warranties and Agreements	132

10.9	No Waiver; Remedies Cumulative	132

10.10	Marshalling; Payments Set Aside	132

10.11	Severability	133

10.12	Obligations Several; Actions in Concert	133

10.13	Headings	133

10.14	APPLICABLE LAW	133

10.15	CONSENT TO JURISDICTION	133

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10.16	WAIVER OF JURY TRIAL	134

10.17	Confidentiality	135

10.18	Usury Savings Clause	135

10.19	Counterparts	136

10.20	Effectiveness	136

10.21	Patriot Act	136

10.22	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	136

10.23	Guarantor Assumption	137

10.24	Original Issue Discount	137

10.25	Judgment Currency	137

APPENDICES:	A-1	Term Loan Commitments
	A-2	Revolving Commitments
	B	Notice Addresses

SCHEDULES:	1.1	Certain Material Real Estate Assets
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.12	Real Estate Assets
	4.15	Material Contracts
	5.21	Certain Post-Closing Matters
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.7	Certain Investments
	6.12	Certain Affiliate Transactions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	B-1	Term Loan Note
	B-2	Revolving Loan Note
	C	Compliance Certificate
	D	Assignment Agreement
	E-1	Closing Date Certificate
	E-2	Solvency Certificate
	F	Counterpart Agreement
	G	U.S. Tax Compliance Certificate

This CREDIT AND GUARANTY AGREEMENT, dated as of September 30, 2021 (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”), is entered into by and among HPI HOLDCO, LLC, a Delaware limited liability company (“Borrower”), HPI HOLDINGS LLC, a Delaware limited liability company (“Holdings”) and certain Subsidiaries of Holdings, as Guarantors, the Lenders party hereto from time to time and CRESTLINE DIRECT FINANCE, L.P. (“Crestline”), as Administrative Agent (in such capacity, together with its successors and permitted assigns “Administrative Agent”), Collateral Agent (in such capacity, together with its successors and permitted assigns, “Collateral Agent”) and Sole Lead Arranger (in such capacity, together with its successors and assigns, “Sole Lead Arranger”).

RECITALS:

A.            Capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof.

B.            AHS Granite Merger Sub, Inc., a Delaware corporation, intends to merge with and into AdvantEdge Healthcare Holdings, Inc., a Delaware corporation (the “Target”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of September 30, 2021 (the “Closing Date Acquisition Agreement”), by and among Holdings, AHS Granite Merger Sub, Inc., Shareholder Representative Services LLC, a Colorado limited liability company and the Target, such that, after the consummation of such merger, (i) Target shall be the survivor of such merger and (ii) Target and all of its direct and indirect Subsidiaries will be indirect wholly-owned Subsidiaries of Holdings on the Closing Date (the “Closing Date Acquisition”).

C.            Lenders have agreed to extend certain credit facilities to Borrower, in an aggregate principal amount equal to $57,000,000, consisting of (a) $55,000,000 aggregate principal amount of Term Loans and (b) $2,000,000 aggregate principal amount of Revolving Commitments, on the terms and subject to the conditions set forth herein.

D.            Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Subsidiaries (other than the Indian Subsidiaries).

E.            Guarantors have agreed to guarantee the obligations of Borrower hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Subsidiaries (other than the Indian Subsidiaries).

F.             Immediately upon the consummation of the Closing Date Acquisition and the making of the Term Loans hereunder, and after giving effect to the Guarantor Assumption, Target and its Domestic Subsidiaries shall each become a Guarantor hereunder.

AGREEMENT:

In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.        DEFINITIONS AND INTERPRETATION

1.1           Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Acquired Entity” as defined in Section 6.9(s).

“Act” as defined in Section 4.24.

“Adjusted LIBOR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the greater of (a) the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i)(A) the rate per annum (rounded to the nearest 1/16 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the applicable Bloomberg LP page (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, available as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date (the “LIBOR Screen Rate”), or (B) in the event the rate referenced in the preceding clause (a)(i)(A) is not available, the rate per annum (rounded to the nearest 1/16 of 1%) equal to the offered quotation rate to Administrative Agent by first class banks in the London interbank market for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loans for which the Adjusted LIBOR Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (A) one, minus (B) the Applicable Reserve Requirement and (b) 1.00% per annum.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” as defined in Section 2.18(b).

“Affected Loans” as defined in Section 2.18(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of the senior management group of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors, managing members, managers or general partners of such Person, or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided that the Manager shall constitute an Affiliate of Holdings and its Subsidiaries.

“Agent” means each of Administrative Agent and Collateral Agent.

“Aggregate Amounts Due” as defined in Section 2.17.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” as defined in the preamble hereto.

“Anticipated Cure Deadline” as defined in Section 6.8(d).

“Anti-Corruption Laws” means, with respect to any Person, all laws of any jurisdiction applicable to such Person from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Money Laundering Laws” means any and all laws, judgments, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to Holdings or any of its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Margin” means (a) with respect to LIBOR Rate Loans, a percentage per annum equal to 8.00%, and (b) with respect to Base Rate Loans, a percentage per annum equal to 7.00%.

“Applicable Reserve Requirement” means, at any time, for any LIBOR Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Loan is to be determined, or (b) any category of extensions of credit or other assets which include LIBOR Rate Loans. A LIBOR Rate Loan shall be deemed to constitute “Eurocurrency liabilities” (as such term is defined in Regulation D) and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender or an Affiliate of a Lender.

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, grant an exclusive license not limited by territory or use, or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Credit Party’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any Credit Party, other than inventory sold or leased in the ordinary course of business. For purposes of clarification, “Asset Sale” shall include the sale or other disposition for value of any contracts.

“Asset Sale Reinvestment Amounts” as defined in in Section 2.14(a).

“Assignment Agreement” means an Assignment Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Administrative Agent.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Availability” means, on any date of determination and computed on a pro forma basis, (a) the product of (i) the sum of the trailing twelve months Consolidated Adjusted EBITDA as of the last day of the month for which financial statements have been delivered pursuant to Section 5.1(a) multiplied by (ii)  the maximum Total Leverage Ratio permitted pursuant to Section 6.8(b) as of the last day of the Fiscal Quarter ended on or immediately prior to such date of determination less (b) the sum of (i) the aggregate principal balance of the Revolving Loans as of such date of determination and (ii) all other Consolidated Total Debt as of such date of determination.

“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (c) 4.00% and (d) the Adjusted LIBOR Rate determined on a daily basis for an Interest Period of one month plus 1.00%; provided, that each change in the any of the rates described above in this definition shall be effective from and including the date such change is announced as being effective.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, Adjusted LIBOR Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 1.4, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate; provided, further, that any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1)	for purposes of clause (a) of Section 1.4, the first alternative set forth below that can be determined by Administrative Agent:

(a)	the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or

(b)	the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of Adjusted LIBOR Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of this Section; and

(2)	for purposes of clause (b) of Section 1.4, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Administrative Agent and Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to (i) any evolving or then- prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time and (ii) whether the alternate benchmark rate will give rise to a deemed exchange of any Loans for purposes of Treasury Regulations Section 1.1001-3 (or any successor provisions);

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by Administrative Agent.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than Adjusted LIBOR Rate, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Beneficiary” means each Agent, Lender and Lender Counterparty.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Blocked Account” as defined in Section 5.20.

“Blocked Account Release Condition” means, on any date of determination following the Closing Date, the Monitor shall have ceased to have supervisory powers, directly or indirectly, with respect to the Sponsor and the Credit Parties (whether pursuant to a termination, amendment or other modification of the Monitor Order, or otherwise).

“Borrower” as defined in the preamble hereto.

“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of Texas or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person, as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account; provided, however, that notwithstanding anything to the contrary contained herein, for purposes of calculating compliance with the requirements of Sections 3 and 6 hereof “Cash” shall exclude any amounts that would not be considered “cash” under GAAP.

“Cash Equivalents” means, as of any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d)  certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Internal Revenue Code of 1986, as amended.

“CFC Holding Company” means a Subsidiary substantially all of whose assets consist of the equity interests and/or Indebtedness of one or more CFCs (directly or indirectly through entities that are disregarded for U.S. federal tax purposes).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, at any time, (a) Sponsor shall cease to own and control, directly or indirectly, more than 65% on a fully diluted basis of the economic and voting interests in the Capital Stock of Holdings; (b) any Person or “group” (within the meaning of Rules 13d 3 and 13d 5 under the Exchange Act) other than Sponsor (i) shall have acquired beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Holdings or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings; (c) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Borrower; (d) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Holdings or Manager, respectively, cease to be occupied by Persons who (i) either (A) were members of the board of directors of Holdings or Manager, respectively, on the Closing Date, or (B) were nominated for election by the board of directors of Holdings or Manager, respectively, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors or (ii) are not Independent Directors; (e) the failure of Borrower to own directly or indirectly, beneficially and of record, 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of each Subsidiary (or, with respect to the Indian Subsidiaries, such lesser percentage as may be owned, directly or indirectly, as of the Closing Date); (f) any “change of control” or similar event under any other agreement governing Indebtedness of Holdings or any of its Subsidiaries; (g) any member of the board of directors (or similar governing body) that is not a member as of the Closing Date does not have a background check performed by a recognized service provider, the results of which background check are acceptable to Administrative Agent in its sole discretion; (h) any of David Gentile, Jeffry Schneider or Jeffrey Lash become general partner of the Sponsor, the manager of the Sponsor GP or the Manager or otherwise control the management or policies of any of the Sponsor, the Sponsor GP, the Manager, Holdings or any of its Subsidiaries; (i) [reserved]; or (j) the Manager (i) ceases to manage Sponsor GP pursuant to and in accordance with the Management Agreement and (ii) shall not have been replaced with a Person that is reasonably acceptable to Administrative Agent to serve as manager of the Sponsor within 180 days after the Manager has so ceased to manage the Sponsor. Notwithstanding anything to the contrary in the foregoing, no “Change of Control” shall be deemed to have occurred for purposes of this Agreement or any other Credit Document if a receiver shall have been appointed with respect to the Sponsor or the Sponsor GP in circumstances where (i) no Change of Control under clause (c), clause (d), clause (e), clause (g), clause (h) or clause (j) of this definition shall have occurred, and (ii) (A) each of Michael Frost and Daniel Rainey are authorized by the Manager to direct and manage the assets of the Manager, as (x) officers, (y) employees or (z) pursuant to a contract or service agreement reasonably acceptable to Administrative Agent, or (B) if at any time Michael Frost and/or Daniel Rainey shall cease to hold such position or authority, the Borrower shall have given the Administrative Agent at least 10 calendar days prior written notice of (x) such impending departure, (y) the departure date and (z) the name of the proposed replacement person, and then the Administrative Agent shall have 10 calendar days to approve such proposed candidate (such approval not to be unreasonably withheld, delayed or conditioned), or if such candidate is not approved, to notify the Borrower, at which time the Borrower will propose an alternate candidate, subject to the same approval procedure (except for the 10 calendar day approval period in favor of the Administrative Agent, which shall not recommence or restart upon the Administrative Agent not approving the proposed candidate), provided, that (I) no “Change of Control” will be deemed to have occurred due to such departure while Administrative Agent is considering a replacement candidate, and (II) if a departure occurs by reason of death or incapacity or without 10 day notice by the departing party, then the time for the Borrower to give notice shall begin on the day following its receipt of knowledge of such death or incapacity or lack of notice.

“Class” means (a) with respect to Lenders, each of the following classes of Lenders: (i) Lenders having Term Loan Exposure and (ii) Lenders having Revolving Exposure, and (b) with respect to Loans, each of the following classes of Loans: (i) Term Loans and (ii) Revolving Loans.

“Closing Date” means the date on which the Term Loans are made.

“Closing Date Acquisition” as defined in the recitals hereto.

“Closing Date Acquisition Agreement” as defined in the recitals hereto.

“Closing Date Acquisition Documents” as defined in Section 3.1(b).

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit E-1.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations. For the avoidance of doubt, the term “Collateral” shall exclude the Excluded Assets.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Assignments” means each of the following, in each case, dated as of the Closing Date: (a) that certain Collateral Assignment of Rights Under Business Interruption Insurance Policy, by Holdings in favor of the Collateral Agent (“Collateral Assignment of BI Insurance”); (b) that certain Collateral Assignment of Buyer-Side Representations and Warranties Insurance Policy as Collateral Security, by Holdings in favor of the Collateral Agent; and (c) that certain Collateral Assignment of Rights under Agreement and Plan of Merger, by Holdings in favor of the Collateral Agent.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages (if any), the Landlord Collateral Access Agreements (if any), the Foreign Collateral Documents, the Collateral Assignments, all deposit account control agreements and securities account control agreements and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations, in each case, as and when entered into by the applicable Credit Parties.

“Commitment” means any Revolving Commitment and/or any Term Loan Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute.

“Company Information Systems” means the computer, information technology and data processing systems used by Holdings or any of its Subsidiaries, including all software, hardware, networks, platforms and related systems (including any of the foregoing offered as a software-as-a-service model), including those hosted by or outsourced to third parties such as cloud service providers and used by Holdings or any of its Subsidiaries.

“Company Stockholders” as defined in the Closing Date Acquisition Agreement.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Compliance Program” as defined in Section 5.18(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to

(a)   the sum, without duplication, of the amounts for such period of

(i)	Consolidated Net Income, and

(ii)	to the extent deducted in calculating Consolidated Net Income,

(A)          Consolidated Interest Expense,

(B)           provisions for taxes based on income (or franchise taxes imposed in lieu of income taxes),

(C)           total depreciation expense,

(D)          total amortization expense,

(E)           reasonable and customary Transaction Costs; provided such Transaction Costs are in an aggregate amount not to exceed $2,500,000,

(F)           financing fees and documented out-of-pocket expenses (including, without limitation, of advisors, legal counsels, agents or representatives of Administrative Agent or the Lenders, but specifically excluding payments made to Sponsor or its affiliates) incurred and payable pursuant to or in connection with any amendment, consent, waiver or modification to the Credit Documents or the administration thereof,

(G)           pro forma adjustments, including pro forma “run rate” cost savings, operating expense reductions, operational improvements and other cost synergies (in each case, net of actual amounts realized (and excluding, for the avoidance of doubt, any revenue and lost revenues)) related to (i) the Closing Date Acquisition, and (ii) any Permitted Acquisition, disposition (including the termination or discontinuance of activities constituting a business) or other restructuring, specified investment or transaction, or related to any restructuring initiative, cost savings initiative or other initiative (excluding the effect of increased pricing in customer contracts or the renegotiation of contracts or other arrangements) expressly permitted by the terms of this Agreement, in each case, that are projected by the Borrower in good faith to result from actions taken, committed to be taken or expected to be taken no later than 18 months after the consummation of the Closing Date Acquisition, such Permitted Acquisition, such permitted disposition or other restructuring investment, transaction or restructuring or similar initiative, as applicable (which amounts will be determined by such Person in good faith and calculated on a pro forma basis as though such amounts had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such action; provided that the aggregate amount added back pursuant to this subclause (G) shall not exceed for any trailing 12-month period (x) $1,700,000 for the Fiscal Quarters ending on or prior to September 30, 2022 or (y) $200,000 for the Fiscal Quarters ending on and after December 31, 2022,

(H)           other non-Cash items reducing Consolidated Net Income (excluding any such non Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period),

(I)             reasonable compensation, expenses and indemnification payments incurred with respect to outside directors on the board of directors (or similar governing body) of the Credit Parties up to $100,000 in any trailing 12-month period,

(J)            (i) the amount of earn-out, deferred purchase price, purchase price adjustment or other contingent obligation expense and any adjustment thereof incurred in connection with any Permitted Acquisition or Investment expressly permitted by the terms of this Agreement occurring after the Closing Date to the extent (1) such earn-out or contingent consideration obligation is expressly permitted hereunder to be (x) incurred at the time of incurrence (with respect to Permitted Acquisitions) and (y) paid at the time of payment (with respect to any acquisition or Investment) and (2) such earn-out or other contingent consideration obligation is deducted in the calculation of Consolidated Net Income for such period; provided that the aggregate amount added back pursuant to this clause (J)(i) shall not exceed $100,000 for any trailing 12-month period, and (ii) the amount of the Earnout Payment paid to the Company Stockholders pursuant to the Closing Date Acquisition Agreement,

(K)           unrealized or realized net non-cash losses in the fair market value of any arrangements under Hedging Transactions,

(L)            proceeds of business interruption insurance actually received in an amount representing the earnings for the applicable period that such proceeds are intended to replace,

(M)          any non-cash charge, expense, cost, accrual, reserve or loss of any kind incurred in connection with (i) any management equity plan, profits interest or stock option plan or other management or employee benefit plan or agreement, any pension plan (including any post-employment benefit scheme which has been agreed to with the relevant pension trustee), any stock subscription or shareholder agreement, any employee benefit trust, any employment benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement), (ii) the rollover, acceleration, payout or repurchase of any equity interest held by management and (iii) the granting of any stock, stock option or similar arrangement (including any profits interest), the granting of any restricted stock, stock appreciation right and/or similar arrangement; provided that the aggregate amount added back pursuant to this clause (M) shall not exceed $1,000,000 in any consecutive four quarter period,

(N)           one-time integration expenses incurred in respect of any items which are reasonably identifiable and related to any transaction, investment, restructuring, cost saving initiative or other initiative, in each case, for any charges, expense, cost, accrual, reserve or loss of any kind, attributable to business integration activities, cost rationalization programs, operating expense reductions and/or cost synergies and/or similar initiatives, any restructuring charge (including any charge relating to any tax restructuring), any charge relating to the closure or consolidation of any facility (including but not limited to rent termination costs, moving costs and legal costs), any systems design or implementation charges (whether expensed or capitalized) related to business systems in respect of ERP, HRIS, CRM, payroll, order to cash, record to report, procure to pay and T&E/expense management and paid to third-party consultants, any severance charge, any signing, retention or completion bonus, any expansion and/or relocation charge and any charge associated with any modification to any pension and post-retirement employee benefit plan; provided that the aggregate amount added back pursuant to this clause (N), shall not exceed (i) with respect to the Closing Date Acquisition, $2,000,000 and (ii) with respect to any other transaction expressly permitted hereunder after the Closing Date, 2.5% of Consolidated Adjusted EBITDA (calculated before giving effect to any increase pursuant to this clause (N)),

(O)           integration incentive bonuses paid in connection with the Closing Date Acquisition, in an aggregate amount not to exceed $1,200,000, and

(P)           employee retention bonuses paid in connection with integration activities of the Closing Date Acquisition in an aggregate amount not to exceed $1,100,000; minus

(b)	the sum, without duplication, of the amounts for such period of

(i)     other non-Cash items increasing Consolidated Net Income for such period (excluding any such non Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period);

(ii)    unrealized or realized net non-cash gains in the fair market value of any arrangements under Hedging Transactions;

(iii)   the amount added back to Consolidated Adjusted EBITDA pursuant to clause (a)(ii)(L) above (as described in such clause) to the extent the relevant proceeds were not received within the time period required by such clause;

(iv)   to the extent that such Person adds back the amount of any non-cash charge to Consolidated Adjusted EBITDA pursuant to clause (a)(ii)(H) above, the cash payment in respect thereof in the relevant future period;

(v)    interest income;

(vi)   other non-ordinary course income; and

(vii)  the amount of capitalized software development costs;

provided, that the aggregate amount added back to Consolidated Adjusted EBITDA pursuant to clauses (a)(ii)(G), (a)(ii)(I), (a)(ii)(J), (a)(ii)(M) and (a)(ii)(N) for (i) any trailing 12-month period ending on and prior to December 31, 2022 shall not exceed thirty percent (30%) and (ii) any trailing 12-month period thereafter shall not exceed fifteen percent (15%), in each case, of Consolidated Adjusted EBITDA for such period (prior to giving effect to all add-backs pursuant to clauses (a)(ii)(G), (a)(ii)(I), (a)(ii)(J), (a)(ii)(M) and (a)(ii)(N) for such period);

provided further, however, that for the purposes of calculating Consolidated Adjusted EBITDA for any period that includes one or more of the fiscal months set forth below, Consolidated Adjusted EBITDA with respect to each such fiscal month shall be deemed to equal the amount set forth below for each such fiscal month (without duplication):

Fiscal Month	Consolidated Adjusted EBITDA
September 2020	$1,343,852
October 2020	$1,244,704
November 2020	$1,534,726
December 2020	$1,238,826
January 2021	$740,098
February 2021	$1,274,364
March 2021	$1,164,788
April 2021	$1,400,946
May 2021	$1,176,533
June 2021	$1,375,097
July 2021	$1,199,697
August 2021	$1,263,144

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment or which should otherwise be capitalized” or similar items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period based upon GAAP, excluding any paid-in-kind interest, amortization of deferred financing costs, and any realized or unrealized gains or losses attributable to Hedging Transactions.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) determined for Holdings and its Subsidiaries on a consolidated basis equal to (a) the sum, without duplication, of the amounts for such period of (i) Consolidated Adjusted EBITDA (without giving effect to clause (a)(ii)(G) of the definition thereof), (ii) interest income, (iii) other non-ordinary course income (excluding any gains or losses attributable to Asset Sales), and (iv) the Consolidated Working Capital Adjustment, minus (b) the sum, without duplication, of the amounts for such period of (i) voluntary and scheduled repayments of Indebtedness (excluding repayments of revolving loans except to the extent the related revolving commitments are permanently reduced in connection with such repayments), (ii) Consolidated Capital Expenditures (net of any proceeds of (x) Net Asset Sale Proceeds to the extent reinvested in accordance with Section 2.14(a), (y) Net Insurance/Condemnation Proceeds to the extent reinvested in accordance with Section 2.14(b), and (z) any proceeds of related financings with respect to such expenditures), (iii) Consolidated Cash Interest Expense, (iv) provisions for current taxes based on income of Holdings and its Subsidiaries (or franchise taxes imposed in lieu of such income taxes) and payable in cash with respect to such period, (v) Permitted Tax Distributions attributable to such period, (vi) other amounts added to Consolidated Net Income or Consolidated Adjusted EBITDA pursuant to the definitions thereof, in each case, to the extent paid in Cash (or, in the case of proceeds of insurance, received in Cash), (vii) the amount of any Tax obligation of Holdings and/or any of its Subsidiaries that is estimated in good faith by Holdings and agreed to by the Administrative Agent as due and payable (but is not currently due and payable) by Holdings and/or any of its Subsidiaries within four quarters following end of the relevant Fiscal Year as a result of the repatriation of any dividend or similar distribution of net income of any Foreign Subsidiary to Holdings and/or any Subsidiary of Holdings, and (viii) the purchase price paid in Cash for all Permitted Acquisitions permitted pursuant to this Agreement (other than any Investments in any Credit Party or in any Person which was already a Subsidiary or Investments in Cash and Cash Equivalents), to the extent such payments are not funded with the proceeds of Indebtedness (other than Revolving Loans), the proceeds of capital contributions from Permitted Holders or their Affiliates or the issuance of Capital Stock.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of the amounts determined for Holdings and its Subsidiaries on a consolidated basis equal to (a) Consolidated Cash Interest Expense, (b) scheduled payments of principal on Consolidated Total Debt, (c) Consolidated Capital Expenditures and (d) the current portion of taxes provided for with respect to such period in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedging Transactions.

“Consolidated Net Income” means, for any period, (a) the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (b) the sum of (i) the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries, (iii) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) to the extent not included in clauses (i) through (iv) above, any net extraordinary gains or net extraordinary losses.

“Consolidated Total Debt” means, as of any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, as at any date of determination, the excess or deficiency of Consolidated Current Assets over Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period of determination on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Contractual Obligation” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Controlled Account” means each (a) Deposit Account and Securities Account of a Credit Party located in the United States of America which is subject to the “control” (as such term is defined in Section 8-106, 9-104 or 9-106 of the UCC, as applicable) of the Collateral Agent, for the benefit of the Secured Parties, in accordance with the terms of the Pledge and Security Agreement and (b) each Deposit Account and Securities Account of a Credit Party which is subject to the dominion and control of the Collateral Agent, for the benefit of the Secured Parties, in accordance with the terms of the relevant Foreign Collateral Documents. For the avoidance of doubt, the term “Controlled Account” shall exclude each of the Excluded Accounts.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a written Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Costa Rican Subsidiary” means Health Prime Services Costa Rica S.R.L., a limited liability company, duly registered under identity card number 3-102-790012.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit F.

“Credit Date” means the date of a Credit Extension.

“Credit Documents” means, collectively, any of this Agreement, the Notes, if any, each Guaranty, the Collateral Documents, the Fee Letter, the Master Intercompany Note, the Funding Notice, the Management Fee Subordination Agreement and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith.

“Credit Extension” means the making of a Loan.

“Credit Party” means Borrower, Holdings and each of their respective direct and indirect Subsidiaries that are Guarantors. For the avoidance of doubt, Target and its Subsidiaries that are signatories to this Agreement shall be deemed to be Credit Parties (as such term is used herein and in any other Credit Document) irrespective of the timing of the execution and delivery of this Agreement and the consummation of the Closing Date Acquisition. Notwithstanding anything to the contrary in this Agreement (including, without limitation, in Section 5.10), in no event shall the term “Credit Party” include any Indian Subsidiary.

“Crestline” as defined in the preamble hereto.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Customary Bankers Liens” means Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, Liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to Deposit Accounts or Securities Accounts or other funds maintained with depository institutions or securities intermediaries, and burdening only Deposit Accounts, Securities Accounts or other funds, as applicable, maintained with such institutions; provided, that no such account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System (or equivalent Governmental Authority) and no such account is intended by Holdings or any of its Subsidiaries to provide Collateral to such institution.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if Administrative Agent decides that any such convention is not administratively feasible for Administrative Agent, then Administrative Agent may establish another convention in its reasonable discretion.

“Data Breach” means an actual or reasonably suspected incident involving any unauthorized or unlawful access, acquisition, disclosure, deletion, modification, copying or use of (a) Personal Information, (b) encryption keys or (c) Company Information Systems.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, dissolution, administration, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, winding up reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Amount” as defined in Section 2.15(c).

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means any interest payable pursuant to Section 2.10.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date it became a Defaulting Lender and ending on the earliest of the following dates: (a) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (b) the date on which Borrower and Administrative Agent determine such Lender is no longer a Defaulting Lender under Section 2.21(b), and (c) the date on which Administrative Agent shall have waived all violations of Section 9.6(c) by such Defaulting Lender in writing.

“Defaulting Lender” means, subject to Section 2.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified Borrower or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c)  has failed, within three Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Laws, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) becomes the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (e) is in violation of Section 9.6(c). Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e)  above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to Borrower and each Lender.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Observer” as defined in Section 5.16.

“Disqualified Capital Stock” means any Capital Stock issued by any Person that (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable by such Person at the option of the holder thereof, in whole or in part or (c) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Capital Stock described in this definition, on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the latest Maturity Date.

“Dollar Amount” means (a) with regard to any Obligation or calculation denominated in Dollars, the amount thereof, and (b) with regard to any Obligation or calculation denominated in any other currency, the amount of Dollars which is equivalent to the amount so expressed in such currency at the Spot Rate on the relevant date of determination.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Credit Party” means Holdings, Borrower and any Domestic Subsidiary that is a Guarantor.

“Domestic Subsidiary” means any Subsidiary of Holdings organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Requisite Lenders.

“Early Opt-in Election” means the occurrence of:

(1)	a notification by Administrative Agent to (or the request by Borrower to Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)	the joint election by Administrative Agent and Borrower to trigger a fallback from Adjusted LIBOR Rate and the provision by Administrative Agent of written notice of such election to the Lenders.

“Earnout Escrow Account” as defined in the Closing Date Acquisition Agreement.

“Earnout Escrow Amount” as defined in the Closing Date Acquisition Agreement.

“Earnout Payment” as defined in the Closing Date Acquisition Agreement.

“Earnout Payment Date” as defined in Section 5.19.

“EDNY Court” as defined in the definition of “Monitor”.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” as defined in Section 10.19.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.6(b)(iii) 10.6(b)(v), and 10.6(b)(vi) (subject to such consents, if any, as may be required under Section 10.6(b)(iii)).

“Environmental Claim” means any notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive, by any Governmental Authority or any other Person, arising (a) pursuant to any actual or alleged violation of any Environmental Law or (b) in connection with any Release of Hazardous Material.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other legally binding requirements of Governmental Authorities relating to (a) any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) occupational safety and health or industrial hygiene, as they relate to exposure to Hazardous Materials.

“Equity Contribution” as defined in Section 3.1(d).

“Equity Cure Investments” means the Cash proceeds from Capital Stock (other than Disqualified Capital Stock) issued by Holdings (or capital contributions made to Holdings by its shareholders) for the sole purpose of Holdings’ curing non-compliance with Sections 6.8(a) or (b), or both of them, as the case may be, in accordance with the provisions of Section 6.8(d).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Internal Revenue Code would be deemed at any relevant time to be a “single employer” or otherwise aggregated with Holdings or any of its Subsidiaries under Section 414(b), 414(c), 414(m) or 414(o) of the Internal Revenue Code or Section 4001 of ERISA.

“ERISA Event” means (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Pension Plan (other than an event as to which the PBGC has waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event); (b) the failure by Holdings, any of its Subsidiaries or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) any determination that any Pension Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (d) any incurrence by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Pension Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (e) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) any incurrence by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (g) any receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; (h) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA; or (i) any filing of a notice of intent to terminate any Pension Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Pension Plan, or the termination of any Pension Plan under Section 4041(c) of ERISA.

“Erroneous Payment” as defined in Section 9.11(a).

“Erroneous Payment Deficiency Assignment” as defined in Section 9.11(d).

“Erroneous Payment Impacted Class” as defined in Section 9.11(d).

“Erroneous Payment Return Deficiency” as defined in Section 9.11(d).

“Erroneous Payment Subrogation Rights” as defined in Section 9.11(d).

“Escrow Agreement” as defined in the Closing Date Acquisition Agreement.

“Escrow Amount” as defined in the Closing Date Acquisition Agreement.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” as defined in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Account” means any Deposit Account (i) used exclusively for payroll, payroll taxes, other employee wage and benefit payments, and disbursements (ii) the funds in which are in trust for any third parties or any other trust accounts, escrow accounts and other fiduciary accounts, (iii) that is a zero-balance disbursement account and (iv) other deposit accounts the aggregate daily balance in which for the trailing 30-day period does not at any time exceed $250,000.

“Excluded Assets” as defined in the Pledge and Security Agreement.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i)   imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 2.23(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20(b), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(g) and (d) any withholding Taxes imposed under FATCA.

“Existing Indebtedness” means Indebtedness pursuant to (i) that certain Credit Agreement (as amended, restated, supplemented, or otherwise modified prior to the date hereof), dated as of July 14, 2017 by and among AdvantEdge Healthcare Holdings, Inc., AdvantEdge Healthcare Solutions, Inc., and each of the other Persons identified on the signature pages thereto as a borrower, the certain financial institutions party thereto as lenders and Elm Park Capital Management, LLC, a Delaware limited liability company, as the administrative agent, (ii) that certain subordinated promissory note (as amended, restated, supplemented, or otherwise modified prior to the date hereof), dated as of July 3, 2018 by and between AdvantEdge Healthcare Holdings, Inc. and Founders HW, LLC, (iii) that certain subordinated promissory note (as amended, restated, supplemented, or otherwise modified prior to the date hereof), dated as of March 6, 2015 by and between AdvantEdge Healthcare Holdings, Inc. and Founders Equity I, L.P. (formerly known as Founders Equity SBIC I, L.P.), (iv) that certain subordinated promissory note (as amended, restated, supplemented, or otherwise modified prior to the date hereof), dated as of July 14, 2017 by and between AdvantEdge Healthcare Holdings, Inc. and Founders Equity I, L.P. (formerly known as Founders Equity SBIC I, L.P.) and (v) that certain subordinated promissory note (as amended, restated, supplemented, or otherwise modified prior to the date hereof), dated as of July 3, 2018 by and between AdvantEdge Healthcare Holdings, Inc. and Founders Equity I, L.P. (formerly known as Founders Equity SBIC I, L.P.).

“Exit Payment” as defined in the Fee Letter.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance, indemnity payments and any purchase price adjustments, but excluding Net Escrow and Indemnity Proceeds, tax refunds, Net Insurance/Condemnation Proceeds and Net Asset Sale Proceeds; provided, however, that, an Extraordinary Receipt shall not include cash receipts from proceeds of insurance or indemnity payments to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“FCA” as defined in Section 1.4(a).

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent by three federal funds brokers on such day on such transactions as determined by Administrative Agent.

“Fee Letter” means the fee letter agreement, dated September 30, 2021, among Holdings, Borrower and Administrative Agent.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” as defined in Section 5.1(i).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, such Lien is prior to all other Liens on such Collateral, subject to any Permitted Lien, which is prior as a matter of law.

“Financial Statement Delivery Date” as defined in Section 6.8(d).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Adjusted EBITDA for the four consecutive Fiscal Quarters ending on (or, if such determination is not made as of the last day of a Fiscal Quarter, immediately prior to) such date of determination, to (ii) Consolidated Fixed Charges for the four consecutive Fiscal Quarters ending on (or, if such determination is not made as of the last day of a Fiscal Quarter, immediately prior to) such date of determination.

“Flood Hazard Property” means any Real Estate Asset subject to a Mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution and delivery of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Adjusted LIBOR Rate.

“Foreign Benefit Event” means with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under applicable law, (b) the failure to make the required contributions or payments required under any applicable law on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to its intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, or (d) the incurrence of any liability on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein.

“Foreign Collateral Documents” means any pledge, security or other collateral agreement pursuant to which the Capital Stock issued by or the assets owned by a Foreign Subsidiary are made subject to a Lien in favor of the Collateral Agent for the benefit of the Secured Parties and is governed by the laws of the jurisdiction in which such Foreign Subsidiary is formed or where their assets are located, all of which shall be in form and substance satisfactory to Administrative Agent.

“Foreign Credit Party” means any Foreign Subsidiary that is a Guarantor.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Pension Plan” means a registered pension plan which is subject to applicable pension legislation other than ERISA or the Internal Revenue Code, and which Holdings or any Subsidiary sponsors or maintains, or to which it makes or is obligated to make contributions.

“Foreign Plan” means each Foreign Pension Plan, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the United States of America, by Holdings or any of its Subsidiaries, other than any such plan, fund, program, agreement or arrangement mandated by a Governmental Authority.

“Foreign Subsidiary” means any Subsidiary of Holdings that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Funding Guarantor” as defined in Section 7.2.

“Funding Notice” means a written notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Governmental Payor” means Medicare, Medicaid, TRICARE, CHAMPVA, any state health plan adopted pursuant to Title XIX of the Social Security Act, any other state or federal health care program and any other Governmental Authority which presently or in the future maintains a Third Party Payor Program.

“Grantor” as defined in the Pledge and Security Agreement.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means each of Holdings and each direct or indirect Subsidiary of Holdings (other than Borrower) that is a party to this Agreement (as an original signatory or by execution and delivery of a Counterpart Agreement or any other joinder agreement in form and substance reasonably satisfactory to Administrative Agent) or that otherwise executes and delivers a Guaranty, together with Borrower with respect to the Obligations of any Guarantor Subsidiary.

“Guarantor Assumption” as defined in Section 10.23.

“Guarantor Subsidiary” means each Subsidiary of Holdings (other than Borrower) that is a Guarantor.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7 and any other guaranty agreement, in form and substance satisfactory to Administrative Agent, pursuant to which a Subsidiary or any other Person guarantees payment and performance of all Obligations.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority on account of its deleterious impacts on the environment or human health.

“Hazardous Materials Activity” means the use, manufacture, storage, holding, presence, Release, threatened Release, discharge, placement, generation, transportation, processing, treatment, abatement, removal, remediation, disposal or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Health Care Laws” means all Requirements of Law applicable to the business of Holdings or any of its Subsidiaries relating to (a) fraud and abuse (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); the Stark Law (42 U.S.C. § 1395nn); the False Claims Act (31 U.S.C. § 3729 et seq.); and Sections 1320a-7 and 1320a- 7a and 1320a-7b of Title 42 of the United States Code; (b) the licensure or regulation of healthcare providers, suppliers, professionals, facilities or payors; (c) patient health care; (d) quality, safety certification and accreditation standards and requirements; (e) HIPAA; (f) certificates of operations and authority; (g) laws regulating the provision of free or discounted care or services; (h) Medicare, Medicaid, CHAMPVA, TRICARE or other Third Party Payor Programs; (i) the offering, marketing or provision of, or payment for, health care services, items or supplies; (j) the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments; (k) revenue cycle management and related functions and activities; (l) the practice of medicine or other health care professions, the organization, ownership and governance of medical or other professional or health care service entities, or the management or administration of medical or other professional or health care service entities or practices; (m) fee-splitting prohibitions and prohibitions relating to the “corporate” practice of medicine or other professions; (n) health planning or rate-setting laws, including laws regarding certificates of need and certificates of exemption; and (o) any and all other applicable federal, state or local health care laws, rules, codes, statutes, regulations, manuals, orders, ordinances, policies, professional or ethical rules, administrative guidance and requirements, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.

“Healthcare Liabilities” means all Liabilities imposed on or incurred by Holdings or any of its Subsidiaries as a result of, or related to, any claim, suit, action, audit, investigation or proceeding by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, directly arising under any Health Care Law.

“Hedging Obligations” of any Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (a) any and all Hedging Transactions, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (c) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

“Hedging Transaction” of any Person means (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, and without duplication, any Interest Rate Agreement or Currency Agreement.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Historical Financial Statements” means (a) the audited financial statements of Holdings and its Subsidiaries, for the Fiscal Years ended 2020 and 2019, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, and (b) for the interim period from January 1, 2021 to the Closing Date, internally prepared, unaudited financial statements of Holdings and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for each quarterly period completed prior to 46 days before the Closing Date and for each monthly period completed prior to 31 days prior to the Closing Date, in the case of clauses (a) and (b), certified by the chief financial officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments.

“Holdings” as defined in the preamble hereto.

“IBA” as defined in Section 1.4(a).

“Increased-Cost Lender” as defined in Section 2.23(b).

“Indebtedness” means, as applied to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable which are not overdue by more than ninety (90) days), (d) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (e) all obligations in respect of Capital Leases of such Person, (f) all obligations, contingent or otherwise, of such Person in respect of letters of credit, banker’s acceptances or similar extensions of credit, (g) all Guarantees of such Person of the type of Indebtedness described in clauses (a) through (f) above, (h) all Indebtedness of a third party secured by any Lien on any property or asset owned or held by such Person, whether or not such Indebtedness has been assumed by such Person, (i) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Capital Stock of such Person, (j) all Off-Balance Sheet Liabilities and (k) all Hedging Obligations. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations. Notwithstanding anything to the contrary in this definition, with respect to the obligation to pay the Earnout Payment to the Company Stockholders, only the amount of the Earnout Payment that is in excess of the amount on deposit in the Earnout Escrow Account, has become due and payable pursuant to the Closing Date Acquisition Agreement and has been outstanding for a period of greater than 30 days since becoming due and payable shall constitute Indebtedness for purposes of calculating the Total Leverage Ratio or the Fixed Charge Coverage Ratio or for purposes of Section 6.20.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Release of Hazardous Materials pursuant to Environmental Law), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable and documented out-of-pocket fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (b) the statements contained in the commitment letter delivered by any Lender to Borrower with respect to the transactions contemplated by this Agreement; (c) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries; or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” as defined in Section 10.3.

“Indemnitee Related Party” as defined in Section 9.7.

“Independent Director” means, with respect to any Person, a member of the board of directors (or similar governing body) of such Person who (a) does not have any material direct or indirect financial or other personal interest in or with respect to such Person or any of its Subsidiaries or Affiliates or any transaction engaged in by such Person or such Person’s Subsidiaries or Affiliates, (b) is not an officer or employee of such Person or any of its Subsidiaries or Affiliates, and (c) is otherwise an Independent Director, as defined in Nasdaq Rule 5605(a)(2) (except that any reference therein to the “Company” shall instead be interpreted to mean Holdings).

“Indian Subsidiaries” means Health Prime Services Pvt. Ltd., a private limited company formed under the laws of India, and AdvantEdge Healthcare Solutions Private Limited, a private limited company formed under the laws of India.

“Installment” as defined in Section 2.12.

“Installment Date” as defined in Section 2.12.

“Intellectual Property” means (a) all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, and, to the extent protected by applicable trademark law, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, (c) all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and design rights and all applications, registrations and renewals in connection therewith, and (e) all trade secrets and rights in the following: know-how and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including rights in the following: ideas, research and development, formulas, compositions and manufacturing and production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals) and (f) all intellectual property covering computer software (including rights in data and related documentation).

“Intellectual Property Security Agreement” has the meaning ascribed thereto in the Pledge and Security Agreement.

“Interest Payment Date” means, with respect to (a) any Base Rate Loan, (i) the last Business Day of each month, commencing on the first such date to occur after the Closing Date, and (ii) the Maturity Date of such Loan; and (b) any LIBOR Rate Loan, (i) the last day of each Interest Period applicable to such Loan and (ii) the Maturity Date of such Loan.

“Interest Period” means, in connection with a LIBOR Rate Loan, an interest period of one- or three-months, as selected by Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (ii)   any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (iii) and (iv), of this definition, end on the last Business Day of a calendar month; (iii) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class’s Maturity Date; and (iv) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (i) for the purpose of hedging the interest rate exposure associated with Holdings’ and its Subsidiaries’ operations, (ii) approved by Administrative Agent, and (iii) not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Investment” means (a) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Capital Stock, Securities or evidence of Indebtedness of any other Person; (b) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), investment or capital contributions by Holdings or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, (c) any Guarantee by Holdings or any of its Subsidiaries of any obligations of another Person and (d) any direct or indirect acquisition by Holdings or any of its Subsidiaries. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“IRS” means the United States Internal Revenue Service.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Landlord Collateral Access Agreement” means any agreement in favor of Collateral Agent, for the benefit of the Secured Parties, of any lessor, warehouseman, processor, consignee or other Person in possession of, having a Lien upon or having rights or interests in, any of the Collateral in form and substance satisfactory to Collateral Agent, waiving or subordinating Liens or certain other rights or interests such Person may hold in regard to the Collateral and providing Collateral Agent access to its Collateral.

“Landlord Consent and Estoppel” means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to Collateral Agent in its reasonable discretion, but in any event sufficient for Collateral Agent to obtain a Title Policy with respect to such Mortgage.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

“Lender” means each Person listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Lender Counterparty” means each Lender or any Affiliate of a Lender counterparty to an Interest Rate Agreement or Currency Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into an Interest Rate Agreement or Currency Agreement, ceases to be a Lender).

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“LIBOR Screen Rate” as defined in the “Adjusted LIBOR Rate” definition.

“Lien” means (a) any lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan” means a Term Loan or a Revolving Loan, as the context may require.

“Manager” means Highline Management Inc., a Delaware corporation (or such other Person reasonably acceptable to Administrative Agent and approved in writing by Administrative Agent).

“Management Agreement” means (i) with respect to Holdings, the Second Amended and Restated Limited Liability Company Agreement of GPB HPI Holding LLC, dated as of November 20, 2019, (ii) with respect to the Sponsor GP, the Amended and Restated Management Services Agreement, dated as of May 15, 2020, by and between the Manager and the Sponsor GP.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Master Agreement” as defined in the “Hedging Transaction” definition.

“Master Intercompany Note” means that certain Master Intercompany Note, dated as of the date hereof, between Holdings and its Subsidiaries.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (a) the business, condition (financial or otherwise), assets, liabilities (actual or contingent), operations, management, performance or properties of Holdings and its Subsidiaries, taken as a whole; (b) the ability of any Credit Party to fully and timely perform its Obligations; (c) the legality, validity, binding effect, or enforceability against a Credit Party of a Credit Document to which it is a party; or (d) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

“Material Contract” means (a) the contracts listed on Schedule 4.15; (b) each other contract or agreement, or series of contracts or agreements (irrespective of whether related to the same subject matter), to which Holdings or any of its Subsidiaries is a party involving aggregate consideration under all such contract(s) and agreement(s) payable by (or to) Holdings or any of its Subsidiaries to (or from) a specific Person or such Person’s Affiliates, of $1,000,000 or more in any calendar year; and (c) any other contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Healthcare Liabilities” means Healthcare Liabilities in an amount or with a value exceeding $500,000 (but to the extent applicable, excluding amounts covered by insurance to the extent the relevant independent third-party insurer has not denied coverage therefor) in the aggregate. Notwithstanding the foregoing, any criminal Healthcare Liability shall be a Material Healthcare Liability regardless of amount, value or economic impact.

“Material Intellectual Property” means and includes all Intellectual Property that is material to the business of Holdings or any of its Subsidiaries.

“Material Real Estate Asset” means any fee-owned Real Estate Asset having a fair market value in excess of $500,000 as of the date of the acquisition thereof.

“Maturity Date” means the Term Loan Maturity Date and/or the Revolving Commitment Termination Date, as the context may require.

“Monitor” means the independent monitor appointed by the United States District Court of Eastern District of New York (“EDNY Court”) in the SEC Proceeding, which as of the Closing Date is Joseph T. Gardemal III, pursuant to the Monitor Order.

“Monitor Order” means the Amended Order Appointing Monitor entered by the EDNY Court on April 14, 2021, in the SEC Proceeding.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made or to be made by a Person owning an interest in real property granting a Lien on such interest in real estate as security for the payment of Obligations which shall be in a form and substance reasonably acceptable to Collateral Agent.

“Mortgaged Property” as defined in clause (a)  of the definition of “Real Estate Deliverables”.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) Holdings, any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which Holdings, any of its Subsidiaries or an ERISA Affiliate contributed to, had an obligation to contribute to such plan or had any liability to.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (a) Cash payments actually received by Holdings or any of its Subsidiaries from such Asset Sale, minus (b) any bona fide direct costs incurred in connection with such Asset Sale to the extent paid or payable to non- Affiliates, including (i) income, franchise or gains taxes payable by the seller as a result of any income or gain recognized in connection with such Asset Sale during the tax period the sale occurs and, without duplication, the portion of any Permitted Tax Distribution to the extent attributable to the income or gain recognized in connection with such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (iii) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds.

“Net Escrow and Indemnity Proceeds” means an amount equal to: (a) any Cash payments or proceeds actually received by Holdings or any of its Subsidiaries in connection with any escrow arrangement or indemnification provision in respect of any acquisition or Investment (including the Closing Date Acquisition), including the proceeds of any representation and warranty insurance in respect of any acquisition or Investment permitted hereunder (including the Closing Date Acquisition), in each case, in respect of any covered loss thereunder minus (b) any actual and reasonable costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof.

“Net Extraordinary Receipt Proceeds” means an amount equal to: (a) any Cash payments or proceeds actually received by Holdings or any of its Subsidiaries constituting an Extraordinary Receipt, minus (b) (i) any actual and reasonable costs incurred by Holdings or any of its Subsidiaries in connection therewith, and (ii) (A) any income, franchise or gains taxes payable by Holdings or any of its Subsidiaries as a result of any income or gain recognized in connection therewith and, without duplication, (B) the portion of any Permitted Tax Distribution to the extent attributable to any income or gain recognized in connection with the transaction giving rise to the Extraordinary Receipt.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds actually received by Holdings or any of its Subsidiaries (i) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, or (ii) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual and reasonable costs (including tax costs) incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, (ii) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (a)(ii) of this definition to the extent paid or payable to non-Affiliates, including (A) income, franchise or gain taxes payable as a result of any income or gain recognized in connection therewith and, without duplication, (B) the portion of a Permitted Tax Distribution to the extent attributable to any income or gain recognized as a result of the sale of such assets and (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the assets in question and that is required to be repaid under the terms thereof as a result of such casualty or taking.

“Net Mark-to-Market Exposure” of any Person means, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation; provided that, for purposes of this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming the Hedging Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

“Non-Consenting Lender” as defined in Section 2.23(b).

“Notes” means a Term Loan Note and/or a Revolving Loan Note, as the context may require.

“Notice” means a Funding Notice or a Conversion/Continuation Notice.

“Obligations” means all obligations of every nature of each Credit Party from time to time owed to the Agents, the Lenders or any of them and Lender Counterparties, under any Credit Document or Interest Rate Agreement and Currency Agreement (including, without limitation, with respect to an Interest Rate Agreement or Currency Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Interest Rate Agreement or Currency Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), the Exit Payment, Yield Maintenance Premium, Prepayment Premium, payments for early termination of Interest Rate Agreements or Currency Agreements, fees, expenses, indemnification or otherwise; provided that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations.

“Obligee Guarantor” as defined in Section 7.7.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liabilities” of any Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (c) any Synthetic Lease Obligations or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization or certificate of formation, as amended, and its operating agreement, as amended, in each case, or the equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction; provided that in the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Currency” as defined in Section 10.25.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23(b)).

“Participant” as defined in in Section 10.6(d).

“Participant Register” as defined in Section 10.6(d).

“Payment Recipient” as defined in Section 9.11(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee benefit plan” as defined in Section 3 of ERISA that is subject to Title IV of ERISA (other than a Multiemployer Plan) and that is maintained or contributed to by Holdings or any ERISA Affiliate or to which Holdings, or otherwise has have liability with respect to such plan.

“Perfection Certificate” means a certificate in form and detail satisfactory to the Administrative Agent that provides information with respect to the personal or mixed property of each Credit Party.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including all Regulatory Permits.

“Permitted Acquisition” as defined in Section 6.9(s).

“Permitted Liens” as defined in Section 6.2.

“Permitted Tax Distributions” means any distribution made by Holdings to its members in an amount which is sufficient to permit its direct or indirect members to pay all federal, state and local income taxes (or franchise taxes imposed in lieu of income taxes) which arise solely and directly as a result of their direct or indirect ownership interest in Holdings; provided that such distributions (i) shall be calculated using an assumed rate equal to the highest federal, state and local income tax rate applicable to an individual resident of California or New York, New York (whichever is higher), taking into account (A) the tax imposed under Section 1411 of the Internal Revenue Code and (B) the character of the income in question, and (ii) shall not take into account any taxable income result from the cancellation or discharge of Indebtedness.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Personal Information” means (a) any of the following information regulated under Security and Data Privacy Laws or Contractual Obligations: natural person’s name, address, telephone number, social security number, driver’s license number, state-issued identification card number, financial account numbers, credit card numbers, debit card numbers, or any security code, access code, personal identification number or password, health insurance policy number, subscriber identification number, any unique identifier used by a health insurer to identify the individual, information regarding an individual’s medical history, mental or physical condition or medical treatment or diagnosis by a health insurer to identify the individual, username or email address in combination with a password or security question, (b) any information which is considered “personal data,” “personal information,” “personally identifiable information” or “protected health information” under Security and Data Privacy Laws or (c) other regulated types of data under Security and Data Privacy Laws.

“Phase I Report” means, with respect to any Facility, a report that (i) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527, and (ii) was conducted no more than twelve months prior to the date such report is required to be delivered hereunder, by one or more environmental consulting firms reasonably satisfactory to Administrative Agent.

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, among Borrower, each Domestic Credit Party and Collateral Agent, together with any joinders thereto.

“Prepayment Premium” as defined in the Fee Letter.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the “Prime Rate” (currently defined as the base rate on corporate loans posted by at least 70% of the nation’s 10 largest banks), as in effect from time to time; provided that the Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer; provided, further, that Agents or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means Administrative Agent’s “Principal Office” or account as set forth on Appendix B, or such other office or account as Administrative Agent may from time to time designate in writing to Borrower and each Lender.

“Pro Rata Share” means (a) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (i) the Term Loan Exposure of such Lender, by (ii) the aggregate Term Loan Exposure of all Lenders and (b) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender, the percentage obtained by dividing (i) the Revolving Exposure of such Lender, by (ii) the aggregate Revolving Exposure of all Lenders; provided that, for all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure and the Revolving Exposure of such Lender, by (B) an amount equal to the sum of the aggregate Term Loan Exposure and the aggregate Revolving Exposure of all Lenders.

“Projections” as defined in Section 4.8.

“Protective Advances” as defined in Section 2.3(c).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Real Estate Deliverables” means (x) with regard to each Leasehold Property, a Landlord Collateral Access Agreement and (y) with regard to each owned real property, each of the following:

(a)            fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Material Real Estate Asset (each, a “Mortgaged Property”);

(b)            an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state in which a Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

(c)            in the case of each Leasehold Property that is a Mortgaged Property, (i) a Landlord Consent and Estoppel and (ii) evidence that such Leasehold Property is a Recorded Leasehold Interest;

(d)            (i) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to each Mortgaged Property (each, a “Title Policy”), in amounts not less than the fair market value of each Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than 30 days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (ii) evidence satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Mortgaged Property in the appropriate real estate records;

(e)            evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent;

(f)            ALTA surveys of all Mortgaged Properties, certified to Collateral Agent and dated not more than 30 days prior to the date on which the Mortgaged Property is acquired; and

(g)            a Phase I Report for each of the Mortgaged Properties specified by Administrative Agent that is reasonably satisfactory to the Collateral Agent;

provided, however, that with respect to any Material Real Estate Asset located outside the United States of America, “Real Estate Deliverables” shall mean items analogous to those set out above for the relevant jurisdiction in which such Material Real Estate Asset is located as well as any other items which are customarily deliverable to a secured creditor in such jurisdiction.

“Recipient” means (a) any Agent or (b) any Lender, as applicable.

“Record Document” means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

“Recorded Leasehold Interest” means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Collateral Agent’s reasonable discretion, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

“Register” as defined in Section 10.6(c).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulatory Permits” means all Permits issued or required under applicable Health Care Laws.

“Related Agreements” means, collectively, (i) the Closing Date Acquisition Documents and (ii) any other acquisition related documents, subordinated debt documents, second lien documents, preferred stock and other material documents that could reasonably be expected to have a credit impact or capitalization impact on Holdings or any of its Subsidiaries.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, managers, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Lender” as defined in Section 2.23(b).

“Required Mandatory Prepayment Amount” as defined in Section 2.15(c).

“Required Prepayment Date” as defined in Section 2.15(c).

“Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Requisite Class Lenders” means, at any time of determination, but subject to the provisions of Section 2.21, (a) for the Class of Lenders having Term Loan Exposure, Lenders holding more than 50% of the aggregate Term Loan Exposure of all Lenders and (b) for the Class of Lenders having Revolving Exposure, Lenders holding more than 50% of the aggregate Revolving Exposure of all Lenders. The Total Credit Exposure of any Defaulting Lender with respect to such Class shall be disregarded in determining Requisite Class Lenders at any time.

“Requisite Lenders” means one or more Lenders having or holding Term Loan Exposure and/or Revolving Exposure and representing more than 50% of the sum of (a) the aggregate Term Loan Exposure of all Lenders and (b) the aggregate Revolving Exposure of all Lenders. The Total Credit Exposure of any Defaulting Lender with respect to such Class shall be disregarded in determining Requisite Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Holdings or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Holdings or any of its Subsidiaries now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Holdings or any of its Subsidiaries now or hereafter outstanding; (d) management, advisory or similar fees or indemnities payable to Sponsor, the Manager or any of their Affiliates or any other Affiliates of Holdings or any of its Subsidiaries; and (e) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any subordinated Indebtedness.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and “Revolving Commitments” means such commitments of all Lenders in the aggregate; provided that the amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof; provided, further, that the aggregate amount of the Revolving Commitments on and as of the Closing Date is $2,000,000.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (a) September 30, 2026; (b) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b); and (c) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Revolving Commitments, such Lender’s Revolving Commitment; and (b) after the termination of the Revolving Commitments, the aggregate outstanding principal amount of the Revolving Loans of such Lender.

“Revolving Loan” means a revolving loan made by a Lender to Borrower pursuant to Section 2.3.

“Revolving Loan Note” means a promissory note substantially in the form of Exhibit B-2.

“S&P” means Standard & Poor's Financial Services LLC.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any comprehensive countrywide or territory-wide Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union or any European Union member state, Canada, or the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person 50% or more owned or controlled by any such Person described in clause (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government (including without limitation, OFAC), (b) the United Nations Security Council, (c) the European Union, (d) any European Union member state, (e) Her Majesty’s Treasury of the United Kingdom, (f) Canada or (g) any other relevant sanctions authority with jurisdiction over Holdings or any of its Subsidiaries.

“SEC Proceeding” means the contested civil proceeding filed on February 4, 2021 by the United States Securities and Exchange Commission against GPB Capital Holdings, Ascendent Capital, LLC, Ascendent Alternative Strategies, LLC, David Gentile, Jeffry Schneider and Jeffrey Lash in the EDNY Court case no. 21-cv-00583-MKB-VMS.

“Second Currency” as defined in Section 10.25.

“Secured Parties” as defined in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” as defined in the Pledge and Security Agreement.

“Security and Data Privacy Laws” means all Requirements of Law, Contractual Obligations and fiduciary obligations, privacy policies or notices, or industry standards concerning the privacy, protection, transfer or security (including breach notification obligations) of Personal Information, including but not limited to HIPAA, the California Consumer Privacy Act, the General Data Protection Regulation, and the Payment Card Industry Data Security Standard.

“Similar Law” means federal, state or local laws, rules or regulations applicable to governmental plans (as defined in Section 3(32) of ERISA) and similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

“SOFR” means, for any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Sole Lead Arranger” as defined in the preamble hereto.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Holdings substantially in the form of Exhibit E-2.

“Solvent” means, with respect to any Person, that as of the date of determination, both (a)(i) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances; provided that for purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Sponsor” means GPB Holdings II, LP, a Delaware limited partnership.

“Sponsor GP” means GPB Capital Holdings, LLC, a Delaware limited liability company.

“Spot Rate” means, on any day, with respect to any currency in relation to Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 12:00 noon, London time, on such date on the applicable Bloomberg page for such currency. In the event that such rate does not appear on the applicable Bloomberg Page, the Spot Rate shall be calculated by reference to such other publicly available service for displaying exchange rates as may be agreed upon by Administrative Agent and Borrower, or, in the absence of such agreement, such Spot Rate shall instead be the arithmetic average of the spot rates of exchange of Administrative Agent, at or about 11:00 a.m., London time, on such date for the purchase of Dollars for delivery two Business Days later; provided that if, at the time of any such determination, for any reason, no such spot rate is being quoted, Administrative Agent, after consultation with Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Subject Transaction” as defined in Section 6.8(c).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. For the avoidance of doubt, Target and its Subsidiaries shall be deemed to be Subsidiaries (as such term is used herein and in any other Credit Document) of Holdings irrespective of the timing of the execution and delivery of this Agreement and the consummation of the Closing Date Acquisition.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” means a lease transaction under which parties intend that (a) the Lease will be treated as an “operating lease” by the Lessee pursuant to FASB ASC 840 and (b) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the term.

“Synthetic Lease Obligations” means, with respect to any Person, the sum of (a) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication (b) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“Target” as defined in the recitals hereto.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans” means a term loan made by a Lender to Borrower pursuant to Section 2.1.

“Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Term Loan and “Term Loan Commitments” means such commitments of all Lenders in the aggregate; provided that the amount of each Lender’s Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof; provided, further, that the aggregate amount of the Term Loan Commitments on and as of the Closing Date is $55,000,000.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Loan Commitment.

“Term Loan Maturity Date” means the earlier of (a) September 30, 2026, and (b) the date on which all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Term Loan Note” means a promissory note substantially in the form of Exhibit B-1.

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Terminated Lender” as defined in Section 2.23(b).

“Third Party Payor” means any Governmental Payor, private insurer, managed care plan, and any other person or entity which presently or in the future maintains Third Party Payor Programs.

“Third Party Payor Programs” means all payment or reimbursement programs, sponsored or maintained by any Third Party Payor, in which Holdings or any of its Subsidiaries participates.

“Title Policy” as defined in clause (d) of the definition of “Real Estate Deliverables”.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and outstanding Term Loans of such Lender at such time.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date of determination to (b) Consolidated Adjusted EBITDA for the four consecutive Fiscal Quarters ending on (or, if such determination is not made as of the last day of a Fiscal Quarter, immediately prior to) such date of determination.

“Total Utilization of Revolving Commitments” means, as of any date of determination, the aggregate principal amount of all outstanding Revolving Loans.

“Trade Arrangements” as defined in Section 10.17.

“Transaction Costs” means the fees, costs and expenses payable by Holdings, Borrower or any of Borrower’s Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Documents and the Related Agreements, to the extent approved in writing by Administrative Agent.

“Type of Loan” means, with respect to any Loan, whether such Loan is a Base Rate Loan or a LIBOR Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Pension Liability” of any Pension Plan means the aggregate amount, if any, by which the present value of all accrued benefits under the Pension Plan, determined as of the most recent valuation date for the Pension Plan on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Pension Plan assets allocable to such benefits under Title IV of ERISA (excluding any accrued but unpaid contributions).

“Unrestricted Cash-on-Hand” means, as of any date of determination, all Cash and Cash Equivalents owned by Holdings and its Subsidiaries and held in any Controlled Account in the United States or otherwise subject to a first priority perfected Lien in favor of Collateral Agent, in each case, on such date of determination (excluding, for purposes of clarity, any amounts available to be drawn or funded under lines of credit or other debt facilities, including any revolving loans); provided that amounts included under this definition shall (x) be included only to the extent such amounts are not subject to any consensual Lien or other restriction or encumbrance of any kind (other than Liens in favor of Collateral Agent and Permitted Liens permitted under Sections 6.2(a), (b)(i), (x), and (y)) and (y) exclude any amounts held by Holdings or any of its Subsidiaries in escrow, trust or other fiduciary capacity for or on behalf of a client, borrower or customer of Holdings, its Subsidiaries or any of their respective Affiliates.

“Unsuccessful Security Incidents” as defined in Section 4.34.

“U.S. Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” as defined in Section 2.20(g)(ii)(B)(3).

“Waivable Mandatory Prepayment” as defined in Section 2.15(c).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Credit Party and Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield Maintenance Premium” as defined in the Fee Letter.

1.2          Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered to Lenders pursuant to Sections 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. To the extent there are any changes in GAAP from the date of this Agreement, if at any time such change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and Borrower or Administrative Agent shall so request, Administrative Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP as in effect immediately prior to such change therein. Any obligation of a Person under a lease that is not (or would not be) required to be classified and accounted for as a capitalized lease (or otherwise be treated similarly) on a balance sheet of such Person under GAAP as in effect as of December 31, 2017, shall not be treated as a capitalized lease as a result of the adoption of changes in, or in the application of, GAAP and shall continue to be treated as an operating lease and shall not constitute Indebtedness for purposes of the Credit Documents or for any related definitions or in the computation of any financial ratio or requirement), is or should be accounted for as a finance lease on the balance sheet of that Person.

1.3          Interpretation, etc.

(a)            Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

(b)            References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.

(c)          The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any obligation of payment or performance required under the Credit Documents falls on a day which is not a Business Day, then (except as set forth in the definition of Interest Period) the due date will be extended to the immediately following Business Day.

(d)          The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(e)          Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed and delivered or as it may from time to time be amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.4          Benchmark Replacement Settings. Notwithstanding anything to the contrary herein or in any other Credit Document (and any Hedging Transactions shall be deemed not to be a “Credit Document” for purposes of this Section):

(a)          Replacing Adjusted LIBOR Rate. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of Adjusted LIBOR Rate’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3- month, 6-month and 12-month Adjusted LIBOR Rate tenor settings. On the earlier of (i) the date that all Available Tenors of Adjusted LIBOR Rate have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is Adjusted LIBOR Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Credit Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b)          Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders of each Class. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until Borrower’s receipt of notice from Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(c)          Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, Administrative Agent will have the right, in consultation with Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d)          Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

(e)          Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or Adjusted LIBOR Rate), then Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

1.5          Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability companies (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, as applicable, to, of or with a separate Person.

1.6          Exchange Rates; Currency Equivalents. Without limiting the other terms of this Agreement, the calculations and determinations under this Agreement of any amount in any currency other than Dollars shall be deemed to refer to the Dollar Amount thereof, as the case may be. Each requisite currency translation shall be based on the Spot Rate on the relevant date of determination.

SECTION 2.         LOANS

2.1          Term Loans.

(a)          Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Term Loan to Borrower in a principal amount equal to such Lender’s Term Loan Commitment. Borrower may make only one borrowing under the Term Loan Commitments which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.12, Section 2.13 and Section 2.14, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender’s Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Term Loan Commitment on such date.

(b)	Borrowing Mechanics for Term Loans.

(i)          Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than three Business Days prior to the Closing Date. Except as otherwise provided herein, a Funding Notice for a Term Loan that is a LIBOR Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith. Notwithstanding the foregoing, a Funding Notice delivered by Borrower may state that such Funding Notice is conditioned upon the effectiveness of other transactions, in which case such Funding Notice may be revoked by Borrower (by notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied, subject only to payment by Borrower of any breakage in accordance with Section 2.18(c) (if and to the extent applicable). Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.

(ii)          Each Lender shall make its Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein and receipt of all funds requested in the applicable Funding Notice, Administrative Agent shall make the proceeds of the Term Loans available to Borrower on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Term Loans received by Administrative Agent from Lenders to be credited by wire transfer to the account of Borrower as shall be designated in writing to Administrative Agent by Borrower in said Funding Notice.

2.2	[Reserved]

2.3	Revolving Loans.

(a)          Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Borrower in an aggregate principal amount up to but not exceeding such Lender’s Revolving Commitment; provided that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.3(a) may be repaid or prepaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

(b)	Borrowing Mechanics for Revolving Loans.

(i)          Except pursuant to Section 2.4(d), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum principal amount of $500,000 and integral multiples of $100,000 in excess of that amount, and Revolving Loans that are LIBOR Rate Loans shall be in an aggregate minimum principal amount of $500,000 and integral multiples of $100,000 in excess of that amount.

(ii)          Whenever Borrower desires that Lenders make Revolving Loans, Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a LIBOR Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a LIBOR Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith. Notwithstanding the foregoing, a Funding Notice for a Revolving Loan delivered by Borrower may state that such Funding Notice is conditioned upon the effectiveness of other transactions, in which case such Funding Notice may be revoked by Borrower (by notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied, subject only to payment by Borrower of any breakage in accordance with Section 2.18(c) (if and to the extent applicable).

(iii)          Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be promptly provided by Administrative Agent to each applicable Lender by electronic mail or telefacsimile after Administrative Agent’s receipt of such Funding Notice from Borrower.

(iv)          Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at Administrative Agent’s Principal Office or such other account as shall be designated in writing to Administrative Agent by Borrower.

(c)          Protective Advances. Subject to the limitations set forth below, and whether or not an Event of Default or a Default shall have occurred and be continuing, Administrative Agent is authorized by Borrower and the Lenders, from time to time in Administrative Agent’s sole discretion (but Administrative Agent shall have absolutely no obligation to), to make Revolving Loans to Borrower on behalf of the Lenders with Revolving Commitments, which Administrative Agent, in its sole discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by Borrower pursuant to the terms of this Agreement and the other Credit Documents, including, without limitation, payments of principal, interest, fees and reimbursable expenses (any of such Loans are in this clause (c) referred to as “Protective Advances”); provided that the amount of Revolving Loans plus Protective Advances shall not exceed the Revolving Commitments then in effect. Protective Advances may be made even if the conditions precedent set forth in Section 3 have not been satisfied or waived. All Protective Advances shall initially be Base Rate Loans. Each Protective Advance shall be secured by the Liens in favor of Collateral Agent in and to the Collateral and shall constitute Obligations hereunder. Borrower shall pay the unpaid principal amount and all unpaid and accrued interest of each Protective Advance on the Revolving Commitment Termination Date (or, if an Event of Default has occurred and is continuing, the date on which demand for payment is made by Administrative Agent).

2.4          [Reserved]

2.5          Pro Rata Shares; Availability of Funds.

(a)          Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b)          Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower or any other Credit Party may have against any Lender as a result of any default by such Lender hereunder.

2.6          Use of Proceeds. The proceeds of the Term Loans made on the Closing Date shall be applied by Borrower to (i) finance a portion of the consideration for the Closing Date Acquisition (other than any portion of the Escrow Amount and/or Earnout Payment) and (ii) pay Transaction Costs; provided that Administrative Agent shall have no obligation to verify or ensure Borrower’s use of said funds in accordance with this Section 2.6. The proceeds of the Revolving Loans made after the Closing Date shall be applied by Borrower for working capital and general corporate purposes of Holdings and its Subsidiaries. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

2.7          Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)          Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrower’s Obligations in respect of any applicable Loans; provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)          Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the date that is two Business Days prior to the Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan or Revolving Loan, as the case may be.

2.8          Interest on Loans.

(a)          Cash Pay Interest. Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made to repayment or prepayment (whether by acceleration or otherwise) thereof as follows:

(i)	if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(ii)	if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus the Applicable Margin.

(b)          The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any LIBOR Rate Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest (or with respect to which a Funding Notice or Conversion/Continuation Notice has been deemed to be rescinded pursuant to Section 2.18(a)), then for that day such Loan shall be a Base Rate Loan.

(c)          In connection with LIBOR Rate Loans there shall be no more than five Interest Periods outstanding at any time. In the event Borrower fails to specify the Type of Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

(d)          Interest payable pursuant to Section 2.8(a) shall be computed on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)          Except as otherwise set forth herein, interest on each Loan shall be payable in arrears (i) on each Interest Payment Date applicable to such Loan; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity.

2.9	Conversion/Continuation.

(a)          Subject to Section 1.4 and Section 2.18 and so long as no Default or Event of Default shall have occurred and then be continuing, Borrower shall have the option:

(i)          to convert at any time all or any part of any Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, that a LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Rate Loan unless Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion (if any); or

(ii)          upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Rate Loan.

(b)          Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed Conversion/Continuation Date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

2.10          Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans and any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, any LIBOR Rate Loans shall be converted to Base Rate Loans at the election of Administrative Agent at any time after the occurrence and during the continuance of such Event of Default (irrespective of whether the Interest Period in effect at the time of such conversion has expired) and thereupon shall become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender. Default interest payable pursuant to this Section 2.10 shall be computed on the basis of a 360-day year, for the actual number of days elapsed in the period during which it accrues.

2.11          Fees.

(a)          Borrower shall pay to Administrative Agent for the benefit of the Lenders having Revolving Exposure commitment fees equal to (i) the average of the daily difference between (A) the Revolving Commitments, and (B) the aggregate principal amount of outstanding Revolving Loans, multiplied by (ii) 0.50% per annum.

(b)          All fees referred to in Sections 2.11(a) shall be calculated on the basis of a 360- day year and the actual number of days elapsed and shall be payable monthly in arrears on the last Business Day of each month during the Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date.

(c)          All fees referred to in Sections 2.11(a) shall be paid to Administrative Agent as set forth in Section 2.16(a) and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

(d)          In addition to the foregoing, Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon in the Fee Letter.

2.12          Scheduled Payments. The principal amounts of the Term Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) in the aggregate principal amounts set forth below on the last Business Day of each Fiscal Quarter set forth below (each, an “Installment Date”), commencing September 30, 2022:

Fiscal Quarter	Term Loan Installments
September 30, 2022	$157,500
December 31, 2022	$157,500
March 31, 2023	$157,500
June 30, 2023	$157,500
September 30, 2023	$393,750
December 31, 2023	$393,750
March 31, 2024	$393,750
June 30, 2024	$393,750
September 30, 2024	$393,750
December 31, 2024	$393,750
March 31, 2025	$393,750
June 30, 2025	$393,750
September 30, 2025	$787,500
December 31, 2025	$787,500
March 31, 2026	$787,500
June 30, 2026 and each Fiscal Quarter (if any) ending thereafter prior to the Term Loan Maturity Date	$787,500

Notwithstanding the foregoing, (i) such Installments shall be reduced on a dollar for dollar basis in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Sections 2.13, 2.14 and 2.15 as applicable and (ii) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Term Loan Maturity Date.

2.13        Voluntary Prepayments/Commitment Reductions.

(a)          Voluntary Prepayments.

(i)          Any time and from time to time, but subject to the Fee Letter:

(A)          with respect to Base Rate Loans, Borrower may, at any time and from time to time, in its sole and absolute discretion, prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum principal amount of $500,000 and integral multiples of $100,000 (or the remaining amount thereof if such amount is less than either of the foregoing amounts, as applicable) in excess of that amount; and

(B)          with respect to LIBOR Rate Loans, Borrower may, at any time and from time to time, in its sole and absolute discretion, prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.18(c)) in an aggregate minimum principal amount of $500,000 and integral multiples of $100,000 (or the remaining amount thereof if such amount is less than either of the foregoing amounts, as applicable) in excess of that amount.

(ii)          All such prepayments shall be made (A) upon not less than one Business Day’s prior written notice in the case of Base Rate Loans and (B) upon not less than three Business Days’ prior written notice in the case of LIBOR Rate Loans, in each case given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, and Administrative Agent will promptly transmit such notice for Term Loans or Revolving Loans, as the case may be, by telefacsimile or electronic mail to each Lender), it being understood and agreed that any such notice may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by Borrower (by notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied, subject only to payment by Borrower of any breakage in accordance with Section 2.18(c) (if and to the extent applicable). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.15(a) with respect to Revolving Loans and Section 2.15(b) with respect to Term Loans.

(b)          Voluntary Commitment Reductions. Any time and from time to time, but subject to the Fee Letter:

(i)          Borrower may, upon not less than three Business Days’ prior written notice to Administrative Agent which notice Administrative Agent will promptly transmit by telefacsimile or electronic mail to each Lender, at any time and from time to time terminate in whole or permanently reduce in part the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum principal amount of $500,000 and integral multiples of $100,000 in excess of that amount (or the remaining amount thereof if such amount is less than either of the foregoing amounts, as applicable), it being understood and agreed that any such notice may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by Borrower (by notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied, subject only to payment by Borrower of any breakage in accordance with Section 2.18(c) (if and to the extent applicable).

(ii)          Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

2.14          Mandatory Prepayments/Commitment Reductions.

(a)          Asset Sales. No later than the tenth Business Day following the date of actual receipt by any Credit Party of any Net Asset Sale Proceeds in excess of $500,000 in the aggregate at any time following the Closing Date, Borrower shall prepay the Loans and/or the applicable Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, upon delivery of a written notice to Administrative Agent, Borrower shall have the option, directly or through one or more Subsidiaries, to invest Net Asset Sale Proceeds (the “Asset Sale Reinvestment Amounts”) in long-term productive assets of the general type used in the business of Borrower if such assets are purchased or constructed within 180 days following actual receipt of such Net Asset Sale Proceeds (and so long as any such individual or aggregate investment in the amount of $500,000 or more has been consented to by Administrative Agent and Required Lenders); provided further, pending any such reinvestment all Asset Sale Reinvestment Amounts shall, at the option of Borrower, be applied to prepay Revolving Loans to the extent then outstanding (without a reduction in Revolving Commitments) and, to the extent such Asset Sale Reinvestment Amounts exceed the amount required to prepay all such Revolving Loans, the balance thereof shall be held at all times prior to such reinvestment, in an escrow account in form and substance reasonably acceptable to Administrative Agent. In the event that the Asset Sale Reinvestment Amounts are not reinvested by Borrower prior to the earlier of (i) the last day of such 180 day period (or, if committed to be so reinvested, within 365 days after actual receipt thereof), and (ii) the date of the occurrence of an Event of Default, Administrative Agent shall apply such Asset Sale Reinvestment Amounts to the Obligations as set forth in Section 2.15(b).

(b)          Insurance/Condemnation Proceeds. No later than the third Business Day following the date of actual receipt by Holdings or any of its Subsidiaries, or Administrative Agent as lender’s loss payee, of any Net Insurance/Condemnation Proceeds, Borrower shall prepay the Loans and/or the applicable Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Insurance/Condemnation Proceeds from the Closing Date through the applicable date of determination do not exceed $500,000, Borrower shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within 180 days of actual receipt thereof in long term productive assets of the general type used in the business of Holdings and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided further, pending any such investment all such Net Insurance/Condemnation Proceeds, shall be applied to prepay Revolving Loans to the extent outstanding (without a reduction in Revolving Commitments), and, to the extent such Net Insurance/Condemnation Proceeds exceed the amount required to prepay all such Revolving Loans, the balance thereof shall be held at all times prior to such reinvestment, in an escrow account in form and substance reasonably acceptable to Administrative Agent. In the event that such Net Insurance/Condemnation Proceeds are not reinvested by Borrower prior to the earlier of (x) the last day of such 180 day period (or, if committed to be so reinvested, within 365 days after actual receipt thereof) and (y) the date of the occurrence of a Default or an Event of Default, Administrative Agent shall apply such Net Insurance/Condemnation Proceeds to the Obligations as set forth in Section 2.15(b).

(c)          Issuance of Equity Securities. No later than the third Business Day following the date of actual receipt by Holdings of any Cash proceeds from a capital contribution to or the issuance of any Capital Stock of (including for the avoidance of doubt, the proceeds of any Equity Cure Investment, but excluding any proceeds used to fund the Blocked Account (pursuant to Section 5.20), the Escrow Amount and/or the Earnout Payment) Holdings or any of its Subsidiaries, Borrower shall prepay, or cause the prepayment of, the Loans and/or applicable Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate principal amount equal to 100% of such Cash proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.

(d)          Issuance of Debt. On the date of actual receipt by Holdings or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Borrower shall prepay the Term Loans and/or the applicable Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate principal amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.

(e)          Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year ending December 31, 2022), Borrower shall, no later than the later of (i) 90 days after the end of such Fiscal Year and (ii) the date on which the Borrower is required to deliver financial statements pursuant to Section 5.1(c), prepay, or cause the prepayment of, the Loans and/or the applicable Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate principal amount equal to (a) if the Total Leverage Ratio as of the last day of such Fiscal Year is greater than or equal to 4.50:1.00, 75% of such Consolidated Excess Cash Flow, (b) if the Total Leverage Ratio as of the last day of such Fiscal Year is less than 4.50:1.00 but greater than or equal to 3.50:1.00, 50% of such Consolidated Excess Cash Flow or (c) if the Total Leverage Ratio as of the last day of such Fiscal Year is less than 3.50:1.00, 25% of such Consolidated Excess Cash Flow. Any amounts prepaid pursuant to this Section 2.14(e) with respect to any Fiscal Year in excess of the required percentage of Consolidated Excess Cash Flow shall be treated as voluntary prepayments made pursuant to Section 2.13(a).

(f)          Revolving Loans. Borrower shall from time to time prepay, or cause the prepayment of, the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

(g)          Tax Refunds. No later than the fifth Business Day following the date of actual receipt by Holdings or any of its Subsidiaries of any tax refunds in excess of $500,000 in the aggregate in any Fiscal Year, Borrower shall prepay, or cause the prepayment of, the Loans and/or the applicable Commitments shall be permanently reduced as set forth in Section 2.15(b) in the amount equal to 50% of such tax refunds (net of any actual and reasonable costs (including tax costs) incurred by Holdings or any of its Subsidiaries in connection with the pursuit, or receipt, of any such tax refund) in excess of $500,000 (to the extent such net tax refunds are not captured by Excess Cash Flow payments required pursuant to Section 2.14(e)) (it being understood and agreed that all proceeds of all such tax refunds shall be deposited into a Controlled Account on the same Business Day as receipt thereof).

(h)          [Reserved].

(i)          Escrow and Indemnity Proceeds. No later than the fifth Business Day following the date of actual receipt by any Credit Party of any Net Escrow and Indemnity Proceeds, Borrower shall prepay, or shall cause the prepayment of, the Loans and/or the applicable Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate principal amount equal to such Net Escrow and Indemnity Proceeds; provided (i) so long as no Default or Event of Default shall have occurred and be continuing and (ii) Borrower shall have the option, directly or through one or more of their Subsidiaries, to invest such Net Escrow and Indemnity Proceeds within 180 days of receipt thereof in long- term productive assets of the general type used in the business of Holdings and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided further, pending any such investment all such Net Escrow and Indemnity Proceeds, shall be held at all times prior to such reinvestment, in an escrow account in form and substance reasonably acceptable to Administrative Agent. In the event that such Net Escrow and Indemnity Proceeds are not reinvested by Borrower prior to the earlier of (x) the last day of such 180 day period (or, if committed to be so reinvested, within 365 days after actual receipt thereof) and (y) the date of the occurrence of a Default or an Event of Default, Administrative Agent shall apply such Net Escrow and Indemnity Proceeds to the Obligations as set forth in Section 2.15(b).

(j)          Net Extraordinary Receipt Proceeds. No later than the tenth Business Day following the date of actual receipt by Holdings or any of its Subsidiaries of any Net Extraordinary Receipt Proceeds in excess of $500,000 received by or paid to or for the account of Holdings or any of its Subsidiaries that is not otherwise required to be applied as a mandatory prepayment in any of the foregoing clauses (a) through (i) of this Section 2.14, Borrower shall prepay the Loans and/or the applicable Commitments shall be reduced as set forth in Section 2.15(b) in an aggregate principal amount equal to 100% of all Cash proceeds actually received therefrom.

(k)          Prepayment Certificate. At least three Business Days prior to any prepayment under this Section 2.14, Borrower shall deliver written notice to Administrative Agent providing the proposed date of the prepayment, a reasonably detailed calculation of the prepayment and the sub-clause of this Section 2.14 pursuant to which the payment is being made. Concurrently with any prepayment of the Loans and/or reduction of the applicable Commitments pursuant to Sections 2.14(a) through 2.14(j), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds, Consolidated Excess Cash Flow, excess amount prepayment or tax refund, and premium owing to Lenders under the Fee Letter, if any, as the case may be. In the event that Borrower shall subsequently determine that the actual amount received by Holdings and its Subsidiaries exceeded the amount set forth in such certificate delivered by Borrower, Borrower shall promptly make an additional prepayment of the Loans and/or the applicable Commitments shall be permanently reduced in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

(l)          Notwithstanding the foregoing, to the extent that any or all of the Net Asset Sale Proceeds, Consolidated Excess Cash Flow, Net Insurance/Condemnation Proceeds or net Cash tax refunds referred to in Sections 2.14(a) through 2.14(j) either (x) would be prohibited by applicable law from being repatriated to Borrower or (y) is attributable to a Foreign Subsidiary and would result in material adverse tax consequences to any Credit Party (or such Credit Party’s direct or indirect equityholders) if repatriated to Borrower or any of its Domestic Subsidiaries (as reasonably determined by Borrower in good faith in consultation with Administrative Agent), then in either case (but in the case of clause (y), for so long, but only for so long, as the applicable material adverse tax consequences remain (as reasonably determined by Borrower in good faith in consultation with Administrative Agent)), the prepayments that would otherwise be required pursuant to this Section 2.14 shall be reduced to such extent and the applicable Foreign Subsidiary shall be permitted to retain such Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Cash tax refunds; provided, in the case of clause (y), that (1) each Credit Party shall (and shall cause each of its respective Subsidiaries to) use commercially reasonable efforts to permit the repatriation of the relevant amounts without incurring adverse tax consequences to a Credit Party (or a Credit Party’s direct or indirect equityholders), (2) to the extent that Borrower reasonably determines in good faith (following consultation with Administrative Agent) that such material adverse tax consequences cease to exist or apply, Borrower shall make such prepayment in the amount that would otherwise be required pursuant to this Section 2.14, and (3) no Credit Party shall include or permit to exist any provision in their respective Organizational Documents or other contracts to which they are a party that would prevent any such repatriation or upstreaming of such proceeds or Consolidated Excess Cash Flow.

2.15          Application of Prepayments/Reductions.

(a)          Application of Voluntary Prepayments of Revolving Loans. Any prepayment of any Revolving Loan pursuant to Section 2.13 shall be applied to repay outstanding Revolving Loans to the full extent thereof.

(b)          Application of Prepayments by Type of Loans. Any voluntary prepayments of Term Loans pursuant to Section 2.13 and any mandatory prepayment of any Loan pursuant to Section 2.14 shall be applied as follows:

first, to the payment of all fees, and all expenses specified in Section 10.2, to the full extent thereof;

second, to the payment of any accrued interest at the Default Rate, if any;

third, to the payment of any accrued interest (other than Default Rate interest);

fourth, to the payment of, as applicable, the Yield Maintenance Premium or Prepayment Premium, if any, on any Loan;

fifth, to prepay the Revolving Loans to the full extent thereof;

sixth, except in connection with any Waivable Mandatory Prepayment in Section 2.15(c), to prepay Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied in inverse order of maturity to reduce the remaining scheduled Installments of principal of the Term Loans;

seventh, to further permanently reduce the Revolving Commitments to the full extent thereof; and

eighth, to further permanently reduce the unused Term Loan Commitments to the full extent thereof;

ninth, to the payment in full of all other Obligations; and

tenth, upon satisfaction in full of all Obligations, to Borrower (or to any Person which Borrower shall have designated to Administrative Agent in writing) or as otherwise required by law.

Subject to items “first” through “tenth” preceding, Administrative Agent shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

(c)          Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, by no later than 12:00 p.m. (New York City time) on the second Business Day (unless any such mandatory prepayment is required earlier, in which case, on the First Business Day) prior to the date on which Borrower is required to make such Waivable Mandatory Prepayment (the “Required Prepayment Date”), Borrower shall notify Administrative Agent of the principal amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to Borrower and Administrative Agent of its election to do so on or before 5:00 p.m. (New York City time) the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Borrower and Administrative Agent of its election to exercise such option on or before 5:00 p.m. (New York City time) the first Business Day prior to the Required Prepayment Date shall be deemed to have elected not to exercise such option). On the Required Prepayment Date, Borrower shall pay to Administrative Agent an amount (the “Required Mandatory Prepayment Amount”) equal to (x) the amount of the Waivable Mandatory Prepayment less (y) an amount (the “Declined Amount”) equal to that portion of the Waivable Mandatory Prepayment that would otherwise be payable to those Lenders that have elected to exercise such option. The Required Mandatory Prepayment Amount shall be applied to prepay the Term Loans of those Lenders that have elected (or have been deemed to have elected) not to exercise such option (which prepayment shall be applied to the scheduled Installments of principal of the Term Loans in accordance with Section 2.15(b)). Borrower shall retain the Declined Amount for working capital and general corporate purposes.

(d)          Application of Prepayments of Loans to Base Rate Loans and LIBOR Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment of the Loans shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.18(c).

2.16          General Provisions Regarding Payments.

(a)          All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Lenders, not later than 12:00 p.m. (New York City time) on the date due via wire transfer of immediately available funds to an account designated in writing from time to time by Administrative Agent to Borrower for such purpose; funds received by Administrative Agent after that time on such due date may (in Administrative Agent’s sole discretion) be deemed to have been paid by Borrower on the next Business Day.

(b)          All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

(c)          Administrative Agent shall promptly distribute to each Lender at such address or account as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

(d)          Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)          Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(f)          Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

(g)          Administrative Agent may (in Administrative Agent’s sole discretion) deem any payment by or on behalf of Borrower hereunder that is not made in same day funds at or prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt written notice to Borrower and each applicable Lender (which may be by electronic mail) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds at the Default Rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full in Cash, and from and after the date such non-conforming payment constitutes an Event of Default such Interest shall accrue at the Default Rate determined pursuant to Section 2.7.

(h)          If an Event of Default shall have occurred and not otherwise been waived, and the Obligations have become due and payable in full hereunder, whether by acceleration, maturity or otherwise, all payments or proceeds received by any Agent hereunder or under any Collateral Document in respect of any of the Obligations (including, but not limited to, Obligations arising under any Interest Rate Agreement or Currency Agreement that are owing to any Lender or Lender Counterparty), including, but not limited to all proceeds received by any Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to each Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by any Agent in connection therewith, and all amounts for which any Agent is entitled to indemnification hereunder or under any Collateral Document (in its capacity as an Agent and not as a Lender) and all advances made by any Agent under any Collateral Document for the account of the applicable Grantor, and to the payment of all reasonable and documented out-of-pocket costs and expenses paid or incurred by any Agent in connection with the exercise of any right or remedy hereunder or under any Collateral Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor (or to such other Person as such Grantor shall have specified in a written notice to the Administration Agent) or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.17          Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Fee Letter or in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any Lender shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.18        Making or Maintaining LIBOR Rate Loans.

(a)          Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto absent manifest error), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Rate Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Administrative Agent shall on such date give notice (by telefacsimile or by electronic mail) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, or continued as, LIBOR Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and each of such outstanding LIBOR Loans shall be continued as, or converted to, a Base Rate Loan (in the case of any conversion to a Base Rate Loan, on the last day of the Interest Period applicable thereto), and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Loans in respect of which such determination was made shall automatically be deemed to be rescinded by Borrower.

(b)          Illegality or Impracticability of LIBOR Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or electronic mail) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (in writing or by electronic mail) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms hereof.

(c)          Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds and including loss of anticipated profits) which such Lender may actually sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Funding Notice, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBOR Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrower.

(d)          Booking of LIBOR Rate Loans. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)          Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (a) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

2.19         Increased Costs; Capital Requirements.

(a)	Compensation For Increased Costs. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate);

(ii)          subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost of such Lender, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such other Recipient, Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)	Capital Requirements; Certificates for Reimbursement; Delay in Requests.

(i)          Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(ii)          Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.19(a) or 2.19(b) and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(iii)          Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to Section 2.19(a) or 2.19(b) shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 2.19 for any increased costs incurred or reductions suffered more than 9 months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 9-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.20        Taxes; Withholding, etc.

(a)          Defined Terms. For purposes of this Section 2.20, the term “applicable law” includes FATCA.

(b)          Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)          Payment of Other Taxes by Borrower. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)          Indemnification by Borrower. The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)          Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Credit Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this Section 2.20(e).

(f)          Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.20, such Credit Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(g)	Status of Lenders.

(i)          Any Lender that is entitled to an exemption from or reduction of United States withholding Tax with respect to payments made under any Credit Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)          Without limiting the generality of the foregoing,

(A)          any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(1)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)          executed originals of IRS Form W-8ECI;

(3)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)          to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(h)          Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of- pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)          Tax Treatment. The Credit Parties and their Affiliates shall treat the Loans as debt for U.S. federal, state and local income tax purposes (and not as “contingent payment debt instruments” within the meaning of Section 1.1275-4 of the U.S. Treasury Regulations) and none of the Credit Parties or any of their Affiliates shall take a contrary position unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Internal Revenue Code. If a Credit Party or any Affiliate is required by a final determination to take a position inconsistent with the foregoing, then Borrower shall promptly notify the Lenders and, upon request, consult with any of the Lenders in good faith regarding such position and use commercially reasonable efforts to mitigate any adverse federal income tax consequences to Lenders that would result from such position.

(j)          Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Credit Document.

2.21        Defaulting Lenders

(a)          Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)          Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders and as set forth in Section 10.5(b);

(ii)          Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 10.4 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Lenders that are no Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Revolving Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(iii)          No Defaulting Lender shall be entitled to receive any commitment fee described in Sections 2.11(a)(i) and 2.11(c) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)          If Borrower and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Revolving Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.22	[Reserved]

2.23	Mitigation of Obligations; Replacement of Lenders

(a)          Designation of a Different Lending Office. If any Lender requests compensation under Section 2.19(a) or 2.19(b), or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.19 or 2.20 as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable and documented out-of- pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a)(i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal and (iv) such Lender has declined or is unable to designate a different lending office in accordance with Section 2.23(a); or (b)(i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrower’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Administrative Agent shall have been obtained but the consent of one or more Lenders (each a “Non- Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Administrative Agent may (with the prior written consent of Borrower), by giving written notice to Borrower and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) [reserved], and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.19 or 2.20; (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; and (4) such assignment does not conflict with applicable law. In the event that the Terminated Lender fails to execute and deliver an Assignment Agreement pursuant to Section 10.6 within five Business Days after receipt by the Terminated Lender of notice of replacement pursuant to this Section 2.23 and presentation to such Terminated Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 2.23, the Terminated Lender shall be deemed to have executed and delivered such Assignment Agreement, and upon the execution and delivery of Assignment Agreement by the Replacement Lender and Administrative Agent, such Assignment Agreement shall be effective for purposes of this Section 2.23 and Section 10.6. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3. CONDITIONS PRECEDENT

3.1          Closing Date. The obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the date of this Agreement:

(a)          Credit Documents. Administrative Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable party thereto for each Lender.

(b)          Closing Date Acquisition Documents. Administrative Agent shall have received copies of the Closing Date Acquisition Agreement and all exhibits, schedules, annexes, addenda and other attachments thereto, and all material agreements, instruments and other documents delivered in connection therewith (collectively, the “Closing Date Acquisition Documents”), in each case duly executed by the parties thereto, together with a certification by an Authorized Officer of Holdings that such documents are in full force and effect on the Closing Date.

(c)          Consummation of Closing Date Acquisition. All conditions precedent to the Closing Date Acquisition under the Closing Date Acquisition Agreement shall have been met (or waived, in accordance with the terms of the Closing Date Acquisition Agreement as in effect on the date hereof) and the Closing Date Acquisition shall have been consummated (or will be consummated substantially simultaneously with the funding of the Loans on the Closing Date) in accordance with all applicable requirements of law and the terms of the Closing Date Acquisition Agreement as in effect on the date hereof.

(d)          Capitalization of Holdings and Borrower. The Sponsor shall have directly or indirectly contributed to Holdings an aggregate amount of Cash equity of at least $31,800,000 ($16,800,000 of which constitutes the Earnout Escrow Amount, which will be funded into the Earnout Escrow Account) to be used solely for the cash consideration payable under the Closing Date Acquisition Agreement by Borrower (which, to the extent in respect of any equity of Holdings, shall be on terms reasonably acceptable to Administrative Agent), which represents not less than 22% of the total pro forma Indebtedness of Holdings and its Subsidiaries and equity contributed to Holdings and its Subsidiaries, and all cash equity so contributed to Holdings shall in turn be contributed to Borrower (collectively, the “Equity Contribution”).

(e)          Organizational Documents; Incumbency. Administrative Agent shall have received (i) a copy of each Organizational Document certified by each Credit Party and, to the extent applicable, certified as of a recent date by the appropriate Governmental Authority, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of each Credit Party executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents, the Closing Date Acquisition Documents and the Related Agreements to which it is a party or by which it or its assets may be bound as of the Closing Date, certified on the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date.

(f)          Organizational and Capital Structure. The organizational structure and capital structure of Holdings and its Subsidiaries, both immediately before and immediately after giving effect to the Closing Date Acquisition, shall be as set forth on Schedule 3.1(f).

(g)          Existing Indebtedness. Holdings and its Subsidiaries shall have (i) repaid in full all Existing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness, and (iv) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder.

(h)          Transaction Costs. Borrower shall have delivered to Administrative Agent Borrower’s reasonable best estimate of the Transactions Costs (other than fees payable to any Agent).

(i)          [reserved].

(j)          Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, Collateral Agent shall have received:

(i)          evidence satisfactory to Collateral Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement, the Intellectual Property Security Agreements (if any) and the other Collateral Documents (other than the Collateral Assignment of BI Insurance) executed and delivered on the Closing Date (including, without limitation, their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);

(ii)          a completed Perfection Certificate, dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal property of any Credit Party in the jurisdictions specified in the Perfection Certificate, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

(iii)          [reserved];

(iv)          evidence satisfactory to Collateral Agent of the termination and release of all Liens (other than Permitted Liens) or that arrangements for such terminations and release have been made; and

(v)          evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

(k)          Financial Statements; Projections. Lenders shall have received from Holdings (i) the Historical Financial Statements, (ii) pro forma consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the Closing Date, and reflecting the consummation of the Closing Date Acquisition, the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Administrative Agent, (iii) pro forma consolidated and consolidating income statements of Holdings and its Subsidiaries as at the Closing Date, and reflecting the consummation of the Closing Date Acquisition, the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, and (iv) the Projections.

(l)          Evidence of Insurance. Collateral Agent shall have received a certificate from Credit Parties’ insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming Collateral Agent, for the benefit of Secured Parties, as additional insured and lender’s loss payee thereunder to the extent required under Section 5.5.

(m)          Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Shearman and Sterling LLP, counsel for Credit Parties, Miles & Stockbridge P.C., local Maryland counsel for the Credit Parties, and Morris, Nichols, Arsht & Tunnell LLP, local Delaware counsel for the Credit Parties, as to such matters as Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

(n)          Fees. Borrower shall have paid to Administrative Agent (i) the fees payable on the Closing Date referred to in Section 2.11 and the Fee Letter and (ii) all other reasonable and documented out-of-pocket fees and expenses payable on the Closing Date pursuant to the terms hereof, including all fees and expenses of Jones Day, counsel to Administrative Agent.

(o)          Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Solvency Certificate from the chief financial officer or equivalent officer of Holdings, dated the Closing Date and addressed to Administrative Agent and Lenders, and in form, scope and substance reasonably satisfactory to Administrative Agent, certifying that after giving effect to the consummation of Closing Date Acquisition, Holdings and its Subsidiaries are and, immediately after giving effect to the consummation of the Closing Date Acquisition, will be Solvent, in each case, on a consolidated basis.

(p)          Funding Notice. Administrative Agent shall have received a fully executed Funding Notice and accompanying flow of funds memorandum for the Loans to be made on the Closing Date.

(q)          Closing Date Certificate. Holdings and Borrower shall have delivered to Administrative Agent an executed Closing Date Certificate, together with all attachments thereto.

(r)          No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable discretion of Administrative Agent, singly or in the aggregate, materially impairs the Closing Date Acquisition, the financing thereof or any of the other transactions contemplated by the Credit Documents or the Related Agreements, or that could have a Material Adverse Effect.

(s)          Due Diligence. Agents shall have completed their business, legal, market and collateral due diligence, including (i) review of Material Contracts, (ii) UCC, tax Lien, litigation and Intellectual Property searches, (iii) review of Holdings’ and its Subsidiaries’ books and records, (iv) review of a third party accounting due diligence report and quality of earning related to the Closing Date Acquisition, and (v) background checks of management of the Credit Parties, in each case, the results of each of which shall be reasonably satisfactory to Administrative Agent.

(t)          Minimum Liquidity. Borrower shall demonstrate in form and substance reasonably satisfactory to Administrative Agent that on the Closing Date and immediately after giving effect to any Credit Extensions to be made on the Closing Date, including the payment of all Transaction Costs required to be paid in Cash, the sum of Unrestricted Cash-on-Hand and undrawn Revolving Commitments shall equal or exceed $5,500,000.

(u)          No Material Adverse Change. Since December 31, 2020, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

(v)          U.S. Patriot Act and Similar Disclosures. The Agents and the Lenders shall have received, at least three Business Days prior to the date of this Agreement, (i) all documentation and other information, including a duly executed W-9 tax form (or such other applicable IRS tax form) of Borrower, required by such institution or its bank regulatory authorities under applicable economic sanctions laws, “know your customer”, Anti-Money Laundering Laws and other terrorism, counter-terrorism and anti- money laundering rules and regulations, including the Act and the United Stated Executive Order No. 13224 on Terrorist Financing and (ii) if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Borrower.

(w)          Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent, and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

3.2          Conditions to Each Credit Extension.

(a)          Conditions Precedent. The obligation of each Lender to make any Loan on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i)          Administrative Agent shall have received a Funding Notice duly executed by an Authorized Officer and, solely with respect to the initial Funding Notice, accompanying flow of funds memorandum, as the case may be;

(ii)          after making the Credit Extensions requested on such Credit Date (x) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect, and (y) Availability would be $0 or greater;

(iii)          as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of such Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of such earlier date;

(iv)          as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and

(v)          as of such Credit Date, the Total Leverage Ratio determined on a pro forma basis as of such date after giving effect to the contemplated Credit Extension shall not exceed the maximum Total Leverage Ratio permitted as of the last day of the immediately preceding Fiscal Quarter pursuant to Section 6.8(b).

(b)          [Reserved].

SECTION 4.          REPRESENTATIONS AND WARRANTIES

In order to induce Agents and Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent and Lender, on the Closing Date and on each Credit Date, that:

4.1          Organization; Requisite Power and Authority; Qualification. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2          Capital Stock and Ownership. The Capital Stock of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Holdings or any of its Subsidiaries. Schedule 4.2 correctly sets forth the capitalization of Holdings and the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date both immediately before and immediately after giving effect to the Closing Date Acquisition. Schedule 4.2 also correctly sets for the officers and the members of the board of directors (or managers, as applicable) of Holdings and each of its Subsidiaries as of the Closing Date.

4.3          Due Authorization. The execution, delivery and performance of the Credit Documents have been duly approved by the Monitor and all other necessary corporate or other organizational action on the part of each Credit Party that is a party thereto.

4.4          No Conflict. The execution, delivery and performance by each of the Credit Parties of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, (ii) any of the Organizational Documents of Holdings or any of its Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries (including, without limitation, the Monitor Order); (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Administrative Agent, and, in the case of each of clauses (a)(i), (a)(iii) or (b). except for such violations or conflicts which would not reasonably be expected to result in a Material Adverse Effect.

4.5          Consents and Approvals. The execution, delivery and performance by, or the enforcement against, each of the Credit Parties of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for (i) such as have been obtained or made and are in full force and effect or (ii) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation. Each Credit Party has obtained all Governmental Authorizations and all consents of and approvals of other Persons, in each case, that are necessary or advisable in connection with the transactions contemplated by the Credit Documents, the Closing Date Acquisition Documents and other Related Agreements. The Credit Parties have obtained the Monitor’s approval to consummate the Closing Date Acquisition. All applicable waiting periods have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing are pending, and the time for any applicable agency to take action to set aside its consent on its own motion has expired.

4.6          Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7          Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and any of its Subsidiaries taken as a whole.

4.8          Projections. On and as of the Closing Date, the Projections of Holdings and its Subsidiaries for the period of Fiscal Year 2021 through and including Fiscal Year 2025, including monthly projections for each month during the Fiscal Year in which the Closing Date takes place (the “Projections”) are based on good faith estimates and assumptions made by the management of Holdings; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided, further, as of the Closing Date, management of Holdings believed that the Projections were reasonable and attainable.

4.9          No Material Adverse Change. Since December 30, 2020, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.10          Adverse Proceedings, etc.. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.11          Payment of Taxes. Except as otherwise permitted under Section 5.3, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all material Taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holdings knows of no proposed material Tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided thereof.

4.12        Properties.

(a)          Title. Each of Holdings and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.5 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. All such properties and assets are free and clear of Liens except for Permitted Liens.

(b)          Real Estate. As of the Closing Date, Schedule 4.12 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Holdings does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

(c)          Intellectual Property. Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each of Holdings and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other Intellectual Property material or necessary to its respective business as currently conducted, and (ii) the use thereof by each of Holdings and its Subsidiaries, to the knowledge of the Credit Parties, does not infringe upon the rights of any other Person. A correct and complete list of the registered trademarks, registered copyrights and patents owned by Holdings or any of its Subsidiaries, as of the date of this Agreement, is set forth on Schedule 4.12(c).

4.13          Environmental Matters. Neither Holdings nor any of its Subsidiaries are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any violation or alleged violation of Environmental Law, any Environmental Claim or any Release of Hazardous Materials that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received in the past three years any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There are and, to each of Holdings’ and its Subsidiaries’ knowledge, have been, no Hazardous Materials Activities by Holdings or any Subsidiaries at any of their Facilities which would reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.14          No Defaults. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences of such default or defaults, if any, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.15          Material Contracts. Schedule 4.15 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and, together with any updates provided pursuant to Section 5.1(m), (a) all such Material Contracts are in full force and effect, (b) no defaults currently exist thereunder with respect to Holdings or its Subsidiaries and neither Holdings nor its Subsidiaries has knowledge of any default currently existing thereunder with respect to any counterparty to such Material Contracts, except where the consequences of such default or defaults, if any, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (c) each such Material Contract has not been amended, waived, or otherwise modified except as permitted under this Agreement.

4.16          Governmental Regulation. Holdings is not required to be register as an investment company under the Investment Company Act of 1940, as amended.

4.17          Margin Stock. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Loans will not be secured directly by Margin Stock, and Margin Stock will constitute less than 25% of the value of the assets subject to any limitation on sale, pledge, or other restriction under this Agreement and the transactions contemplated hereunder.

4.18          Employee Matters. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and Borrower, threatened against any of them before the National Labor Relations Board (or the equivalent in any foreign jurisdiction) and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and Borrower, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries, and (c) to the best knowledge of Holdings and Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) as could not reasonably be expected to have a Material Adverse Effect.

4.19          Employee Benefit Plans.

(a)          Each Pension Plan is in substantial compliance in form and operation with its terms and with ERISA and the Internal Revenue Code (including the Internal Revenue Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations. Each Pension Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and, to the knowledge of Holdings, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Pension Plan with no determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification). No ERISA Event has occurred or is reasonably expected to occur. None of Holdings or any ERISA Affiliate is making or accruing an obligation to make contributions, or has, within any of the 5 calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make, contributions to any Multiemployer Plan. There are no actions, suits or claims pending against or involving a Pension Plan (other than routine claims for benefits) or, to the knowledge of Holdings or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Pension Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in material liability to Holdings. Holdings and each ERISA Affiliate have made all contributions to or under each Pension Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Pension Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring contributions to a Pension Plan or Multiemployer Plan. No Pension Plan which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA has applied for or received an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code or Section 303 or 304 of ERISA. None of Holdings any ERISA Affiliate have ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Pension Plan subject to Section 4064(a) of ERISA to which it made contributions.

(b)          With respect to any Foreign Plan, none of the following events or conditions exists and is continuing that, either individually or in the aggregate, would reasonably be expected to result in material liability to Holdings or an of its Subsidiaries: (i) substantial non-compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders; (ii) failure to be maintained, where required, in good standing with applicable regulatory authorities; (iii) any Foreign Benefit Event; (iv) any Lien on the property of Holdings or its Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding a Foreign Plan; (v) any failure to obtain or retain approval or qualification by and/or due registration with the appropriate taxation, social security, supervisory, fiscal or other applicable governmental entities in the relevant state or jurisdiction, in order to obtain tax approved, favored or qualified status in the relevant jurisdiction.

(c)	No Credit Party is a Benefit Plan.

4.20        Certain Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

4.21        Solvency. Each Credit Party is and, upon the incurrence of any Credit Extension by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

4.22        Compliance with Statutes, etc.. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.23          Disclosure. (a) No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or Borrower, as applicable, to be reasonable at the time made, it being recognized by Agents and Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be material. There are no facts known to Holdings or Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

(b)  As of the Closing Date, the information included in the Beneficial Ownership Certificate is true and correct in all respects.

4.24          Patriot Act; OFAC. To the extent applicable, each Credit Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Act”). Each Credit Party has implemented and maintains in effect policies and procedures reasonably designed to achieve compliance by such Credit Party and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Credit Parties and, to the actual knowledge of the Credit Parties, their respective officers, employees, directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions. None of the Credit Parties or, to the actual knowledge of the Credit Parties, any of their respective directors, officers, employees or agents, is a Sanctioned Person. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Anti-Corruption Laws.

4.25          Anti-Money Laundering Laws. Neither any Credit Party nor any of its Subsidiaries and, to the knowledge of any Credit Party, any officers or directors of such Credit Party or such Subsidiary (i) has violated or is in violation of any applicable Anti-Money Laundering Laws in any material respect or (ii) has engaged or engages in any transaction, investment, undertaking or activity that knowingly conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law or regulation implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organization for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.

4.26	[Reserved].

4.27          Use of Proceeds. The proceeds of the Term Loans made on the Closing Date are being used by Borrower only to (i) finance a portion of the Closing Date Acquisition (other than any portion of the Escrow Amount and/or Earnout Payment) and (iii) pay the Transaction Costs.

4.28          Insurance. Each of the Credit Parties and their respective Subsidiaries has obtained, and maintains in effect, the insurance coverage required by Section 5.5.

4.29          Collateral Documents. Except as otherwise contemplated hereby or under any other Credit Document, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to Collateral Agent of any pledged Collateral required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien to the extent a Lien thereon may be created under the UCC or otherwise under the laws of the State of New York and a perfected, First Priority Lien on all right, title and interest of the respective Credit Parties in the Collateral described therein (subject to Permitted Liens).

4.30          [Reserved].

4.31          [Reserved].

4.32          Common Enterprise. The successful operation and condition of each of the Credit Parties is dependent on the continued successful performance of the functions of the group of the Credit Parties as a whole and the successful operation of each of the Credit Parties is dependent on the successful performance and operation of each Credit Party. Each Credit Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Credit Parties and (ii) the credit extended by the Lenders to Company hereunder, both in their separate capacities and as members of the group of companies. Each Credit Party has determined that execution, delivery, and performance of this Agreement and any other Credit Documents to be executed by such Credit Party is within its purpose, will be of direct and indirect benefit to such Credit Party, and is in its best interest.

4.33          Holdings as a Holding Company. Holdings is a holding company and does not have any material liabilities (other than liabilities arising under the Credit Documents and the Management Agreement, and liabilities permitted to be incurred by Holdings hereunder), own any material assets (other than the Capital Stock of Borrower), or engage in any operations or business, except (a) in connection with its ownership of Borrower and its Subsidiaries, (b) in connection with its rights and obligations under the Credit Documents and the Management Agreement and (c) transactions expressly permitted under Section 6.15.

4.34          Security and Data Privacy.

(a)          Neither Holdings nor any of its Subsidiaries is in violation of any Security and Data Privacy Laws except for any such violation which could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(b)          As of the Closing Date, neither Holdings nor any of its Subsidiaries has experienced any Data Breach and neither Holdings nor any of its Subsidiaries has been notified or otherwise informed in writing of any such Data Breach or incident, which could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. If applicable to the extent required for compliance with Security and Data Privacy Laws, and except as could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, each of Holdings and its Subsidiaries maintains security and privacy controls and technical, administrative, and physical security measures. Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, as of the Closing Date, no Person (including any Governmental Authority) has made any claim or commenced any action against any of Holdings or its Subsidiaries with respect to any alleged loss, damage, or unauthorized access, use, modification, copying, deletion, or other misuse of any Personal Information, or made any claim or commenced any action against any of Holdings or its Subsidiaries regarding a Data Breach or violation of Security and Data Privacy Laws and to the knowledge of any of Holdings or its Subsidiaries, there is no reasonable basis for any such claim or action. Without limiting the foregoing, except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, each of Holdings or its Subsidiaries has ensured that all appropriate consents (as may be required by applicable Security and Data Privacy Laws and Contractual Obligations) have been obtained from Persons whose Personal Information is processed by Holdings or its Subsidiaries or any Person on their behalf. For the purpose of this Section 4.34, the parties acknowledge the ongoing existence and occurrence of attempted but unsuccessful security incidents, including, without limitation, (i) pings and other unsuccessful broadcast attacks on Holdings’ or its Subsidiaries’ external firewalls; (ii) port or service scans on Holdings’ or its Subsidiaries’ firewall that do not result in any unauthorized access or disrupt information system operation, and (iii) unsuccessful log-on attempts, denial of service, and any combination of the above, so long as no such incident results in unauthorized access, use or disclosure of Personal Information (“Unsuccessful Security Incidents”), and hereby agree that Unsuccessful Security Incidents do not constitute a Data Breach.

(c)          Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, neither Holdings nor any of its Subsidiaries permit any third party to sell or rent any Personal Information, except in compliance with Security and Data Privacy Laws.

4.35          Foreign Subsidiaries. No Foreign Subsidiary owns any Material Intellectual Property or other material assets or is party to any Material Contracts, other than (a) employees providing the services and supporting the business of Holdings and its Domestic Subsidiaries, (b) material assets (but not any Material Contracts) as may be necessary to (i) comply with local statutory tax requirements or (ii) avoid material adverse tax consequences to Holdings, its Subsidiaries or any direct or indirect equityholder of Holdings, or (c) Material Contracts in existence as of the date of this Agreement as are necessary for Holdings and/or any of its Subsidiaries to conduct their business in the ordinary course consistent with existing practices in effect prior to the date of this Agreement.

4.36          Regulatory Matters.

(a)          Compliance with Health Care Laws. Each of Holdings and its Subsidiaries is in compliance with all Health Care Laws and requirements of Third Party Payor Programs applicable to it, its assets, business or operations, except for any non-compliance that would not reasonably be expected to result in a Material Adverse Effect. No circumstance exists or event has occurred which would reasonably be expected to result in (i) a violation of any Health Care Law or any requirement of any Third Party Payor Program by any of Holdings or its Subsidiaries, or (ii) any Material Healthcare Liabilities arising therefrom, except where any of the foregoing would not reasonably be expected to result in a Material Adverse Effect. No proceeding against or affecting any of Holdings or its Subsidiaries relating to any actual or alleged non- compliance with any Health Care Law is pending or, to the knowledge of any Credit Party, threatened in writing, nor, to the knowledge of any Credit Party, are there any facts, circumstances or conditions that would reasonably be expected to form the basis for any such proceeding against or affecting any of Holdings and its Subsidiaries, except, in each case, where any such proceeding would not reasonably be expected to result in a Material Adverse Effect.

(b)          Regulatory Permits. Each of Holdings and its Subsidiaries holds all Regulatory Permits necessary for it to own, lease, sublease or operate its assets or to conduct its business or operations as presently conducted, except where the failure to hold such Permits would not reasonably be expected to result in Material Adverse Effect. All such Regulatory Permits are in full force and effect and there is and has been no default under, violation of, or other noncompliance with the terms and conditions thereof, except for any non-compliance that would reasonably be expected to result in Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, has resulted or would reasonably be expected to result in the suspension, revocation, termination, restriction, limitation, modification or non-renewal of any Regulatory Permit, except where the failure to have a Regulatory Permit would not reasonably be expected to result in Material Adverse Effect. No Governmental Authority has taken, or to the knowledge of any Credit Party threatened to take, action to suspend, revoke, terminate, place on probation, restrict, limit, modify or not renew any Regulatory Permit of any of Holdings and its Subsidiaries, except where such action would not reasonably be expected to result in Material Adverse Effect. As of the Closing Date, Schedule 4.36 sets forth an accurate, complete and current list of all material Regulatory Permits, and all Third Party Payor authorizations for Third Party Payor Programs in which any of Holdings and its Subsidiaries participates. There currently exist no restrictions, deficiencies, required plans of correction or other such remedial measures with respect to any Regulatory Permit of any of Holdings or its Subsidiaries except where any such remedial measures or the failure to have a Regulatory Permit would not reasonably be expected to result in Material Adverse Effect.

(c)          Material Statements. None of Holdings or its Subsidiaries, the officers, or, to the knowledge of the Credit Parties, the affiliates or employees of Holdings or its Subsidiaries, has made an untrue statement of a material fact or fraudulent statement to any Governmental Authority, failed to disclose a material fact that must be disclosed to any Governmental Authority, or committed an act, made a statement or failed to make a statement that, at the time such statement, disclosure or failure to disclose occurred, would reasonably be expected to constitute a material violation of any Health Care Law.

(d)          Prohibited Transactions. None of Holdings or its Subsidiaries, the officers, or, to the knowledge of the Credit Parties, the affiliates or employees of Holdings or its Subsidiaries, directly or indirectly, has, except where such would not reasonably be expected to result in Material Adverse Effect, done any of the following: (i) offered or paid or solicited or received any remuneration, directly or indirectly, in cash or in kind, or made any financial arrangements, in violation of any Health Care Law; (ii) given or agreed to give, or is aware that there has been made or that there is any agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) in violation of any Health Care Law; (iii) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was in violation of the laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; or (iv) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any payment to any person with the intention or understanding that any part of such payment would be in violation of any Health Care Law. To the knowledge of each Credit Party, no person has filed or has threatened to file against Holdings of its Subsidiaries or any of their respective Affiliates an action under any federal or state whistleblower statute, including under the False Claims Act (31 U.S.C. § 3729 et seq.).

(e)          Exclusion. None of Holdings or its Subsidiaries or any owner, officer, director, partner, managing employee or Person with an “ownership interest” or an “indirect ownership interest” (as those terms are defined in 42 C.F.R. § 420.201) in any of Holdings or its Subsidiaries has been (or, has been threatened to be) (i) excluded from any Third Party Payor Program pursuant to 42 U.S.C. § 1320a-7 and related regulations, (ii) “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other applicable laws or regulations, (iii) debarred, disqualified, suspended or excluded from participation in any Third Party Payor Program or is listed on the list of excluded parties maintained by the General Services Administration or the office of the Inspector General of the Department of Health and Human Services, or a comparable state healthcare exclusion listing, nor is any such debarment, disqualification, suspension or exclusion threatened or pending, or (iv) made a party to any other action by any Governmental Authority that may prohibit it from selling products or providing services to any governmental or other purchaser pursuant to any federal, state or local laws or regulations, except, in each case, where any of the foregoing would not reasonably be expected to result in a Material Adverse Effect.

(f)          Corporate Integrity Agreement. None of holdings or its Subsidiaries, or any of their owners, officers, directors, partners, managing employees or Persons with a “direct or indirect ownership or control interest” (as that phrase is used in 42 C.F.R. §1001.1001) in any Holdings or its Subsidiaries is a party to, or bound by, any order, individual integrity agreement, corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, or other formal or informal agreement with any Governmental Authority concerning compliance with Health Care Laws.

(g)          Proceedings; Audits. Except as set forth in Schedule 4.36, there are no pending (or, to the knowledge of any Credit Party, threatened) proceedings against or affecting any of Holdings or its Subsidiaries relating to any actual or alleged non-compliance with any Health Care Law or requirement of any Third Party Payor Program, except for any non-compliance that would not reasonably be expected to result in Material Adverse Effect. Except as set forth in Schedule 4.36, there currently exist no restrictions, deficiencies, required plans of correction or other such remedial measures with respect to any Regulatory Permit of any of Holdings or its Subsidiaries, or any of their participation in any Third Party Payor Program, except where any such remedial measures or the failure to have an unrestricted Regulatory Permit would not reasonably be expected to result in Material Adverse Effect. Except as set forth in Schedule 4.36, without limiting the foregoing, other than audits and claims reviews conducted in the ordinary course of business, no material validation review, program integrity review, audit or other investigation related to any of Holdings or its Subsidiaries or their respective operations, or the consummation of the transactions contemplated in the Loan Documents or related to the Collateral (i) has been conducted by or on behalf of any Governmental Authority, or (ii) is scheduled, pending or, to the knowledge of any Credit Party, threatened by any Governmental Authority.

(h)          Overpayments. None of Holdings or any of its Subsidiaries (i) has knowingly retained an undisputed overpayment received from, or failed to refund any amount due to, any Third Party Payor in material violation of any Health Care Law or contract, or (ii) except for overpayments received (and repaid) or claims adjustments made in the ordinary course of business, has received written notice of, or has knowledge of, any overpayment or refunds due to any Third Party Payor that would reasonably be expected to result in a Material Adverse Effect.

(i)          HIPAA Representation. Except whereas could not reasonably be expected to result in Material Adverse Effect, each of Holdings and its Subsidiaries is in compliance in all material respects with HIPAA and state data privacy and security laws related to individually identifiable health information. None of Holdings or any of its Subsidiaries has received written notice of, and there is no action at law or in equity or, to the Credit Party’s knowledge, inquiry or investigation pending or threatened in writing with respect to any alleged “breach” (as defined in HIPAA) by Holdings or any of its Subsidiaries or their respective “workforce” (as defined in HIPAA), except where such action, inquiry, or investigation could not reasonably be expected to result in Material Adverse Effect. Except whereas could not be reasonably be expected to result in Material Adverse Effect, each of Holdings and its Subsidiaries has conducted a risk analysis as required for material compliance with HIPAA and has used commercially reasonable efforts to implement appropriate corrective action designed to address all material vulnerabilities identified through such analysis. No “breach” by Holdings and its Subsidiaries or their respective “workforce” or successful “security incident” (as defined in HIPAA) has occurred with respect to “protected health information” (as defined in HIPAA) in the possession or under the control of a Credit Party, except where such action, inquiry, or investigation could not reasonably be expected to result in Material Adverse Effect.

(j)          New York Medicaid Program. All service arrangements with professional practices that provide services to persons covered by or eligible to participate in the New York Medicaid program (whether traditional or managed care) provide for compensation to the service provider that is reasonably related to the cost of services; unrelated, directly or indirectly, to dollar amounts billed to or collected from the New York Medicaid program (whether traditional or managed care); and not dependent on actual collections. Without limiting the foregoing, since November 1, 2020, none of Holdings, its Subsidiaries, or any other Credit Party has been compensated by a professional practice in New York based on a percentage of amounts billed to or collected from the New York Medicaid program (whether traditional or managed care). Holdings, its Subsidiaries, and each other Credit Party is in material compliance with all Requirements of Law concerning the manner in which such service provider is compensated by the professional practice to which it provides services.

SECTION 5.          AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), each Credit Party shall perform, and, where applicable, shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1          Financial Statements and Other Reports. Unless otherwise provided below, Holdings will deliver to Administrative Agent (for further distribution to the Lenders):

(a)          Monthly Reports. As soon as available, and in any event within 30 days after the end of each month (commencing with the month ending September, 2021), the consolidated and consolidating balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income and cash flows, and consolidated statements of stockholders’ equity of Holdings and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form (in Excel format or such other format as is reasonably acceptable to Administrative Agent) the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a schedule of reconciliations for any reclassifications with respect to prior months or periods (and, in connection therewith, copies of any restated financial statements for any impacted month or period) a Financial Officer Certification and Narrative Report with respect thereto, evidence of the Cash and Cash Equivalents held by Holdings, Borrower and each of their Subsidiaries in each country in which Borrower or any Subsidiary does business as of such month-end, and, if requested in writing by the Administrative Agent, any other operating reports prepared by management for such period;

(b)          Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year (including the fourth Fiscal Quarter and commencing with the Fiscal Quarter ending September 30, 2021), the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income and cash flows, consolidating) statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form (in Excel format or such other format as is reasonably acceptable to Administrative Agent) the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year covered by such financial statements, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(c)          Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income and cash flows, consolidating) statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form (in Excel format or such other format as is reasonably acceptable to Administrative Agent) the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Baker Tilly US, LLP or other independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Credit Documents, (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (3) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof (such report shall also include (x) a detailed summary of any audit adjustments; (y) a reconciliation of any audit adjustments or reclassifications to the previously provided monthly or quarterly financials; and (z) restated monthly or quarterly financials for any impacted periods);

(d)          Compliance Certificate; Cash Balance. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(a), 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate and evidence of the Cash and Cash Equivalent held by Holdings and each Subsidiary in each country in which Holdings or any Subsidiary does business;

(e)          Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

(f)          Notice of Default or Material Adverse Effect. Within three Business Days after any officer of Holdings or Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or Borrower with respect thereto; (ii) that any Person has given any notice to Holdings or Borrower or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences or could be reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

(g)          Intellectual Property Notice. Together with the delivery of financial statements of Holdings and its Subsidiaries pursuant to Section 5.1(b), written notice of the registration of any copyright, or the filing of any patent or trademark application, including any subsequent ownership right of any Credit Party in or to any registered copyright, patent or registered trademark not shown in the Credit Documents or any previous notice delivered pursuant to this clause (g);

(h)          Notice of Litigation. Within three Business Days after any officer of Holdings or Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings or Borrower to enable Lenders and their counsel to evaluate such matters;

(i)          ERISA. Promptly (i)(A) after Holdings or any ERISA Affiliate knows or has reason to know that any ERISA Event, written notice thereof describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the Internal Revenue Service pertaining to such ERISA Event and any notices received by Holdings or such ERISA Affiliate from the PBGC or any other Governmental Authority with respect thereto, and (B) upon becoming aware (1) of the adoption of, or the commencement of contributions to, any Pension Plan subject to Section 412 of the Internal Revenue Code by Holdings, any of its Subsidiaries or any ERISA Affiliate, or (2) of the adoption of any amendment to a Pension Plan subject to Section 412 of the Internal Revenue Code which results in a material increase in contribution obligations of Holdings, any of its Subsidiaries or any ERISA Affiliate, a detailed written description thereof, and (ii) copies of such other documents or governmental reports or filings relating to any Pension Plan as Administrative Agent shall reasonably request;

(j)          Financial Plan. As soon as practicable and in any event no later than 30 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the Maturity Date of the Loans (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year, (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each month of each such Fiscal Year, (iii) forecasts demonstrating projected compliance with the requirements of Section 6.8 through the Maturity Date of the Loans, and (iv) forecasts demonstrating adequate liquidity through the Maturity Date of the Loans, together, in each case, with an explanation of the assumptions on which such forecasts are based, all in form and substance reasonably satisfactory to Administrative Agent;

(k)          Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in the immediately succeeding Fiscal Year;

(l)          Notice of Change in Board of Directors. Written notice of any change in the board of directors (or similar governing body) of Holdings or any of its Subsidiaries within three Business Days thereafter;

(m)          Notice Regarding Certain Dispositions and Material Contracts. Promptly, and in any event within five Business Days (or such longer period as agreed in writing by Administrative Agent in its sole discretion) after the occurrence of any of the following, written notice of: (i) any Disposition of Collateral (not including the liquidation of obsolete inventory to third parties on an arms-length basis), or the incurrence of any contractual obligations with respect to any Disposition of Collateral permitted under this Agreement if the aggregate Cash and non-Cash consideration (including assumption of Indebtedness) in connection with such Disposition is (or could reasonably be expected to become) $750,000 or more, which notice shall identify the related purchaser(s), the anticipated closing date of such Disposition and the aggregate Cash and non-Cash consideration (including assumption of Indebtedness) to be paid in connection with such Disposition; (ii) any default or event of default (however defined) under a Material Contract that gives the non-defaulting party the right to terminate such Material Contract, or any modification, amendment, or supplement to a Material Contract that reduces the aggregate expected revenue from such Material Contract in any Fiscal Year by an amount equal to or greater than $750,000; or (iii)          (A) the termination or amendment of any Material Contract of Holdings or any of its Subsidiaries in a manner that is materially adverse to Holdings or such Subsidiary, as the case may be or (B) the entering into of any new Material Contract, which, in the case of subclauses (A) and (B) of this clause (iii), such written notice shall describe such event and attach copies of such material amendments or new contracts (to the extent such delivery to Administrative Agent is permitted by the terms of any such Material Contract (provided, no such prohibition on delivery shall be effective if it were bargained for by Holdings or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(m)) and an explanation of any actions being taken with respect thereto;

(n)          Environmental Reports and Audits. Within ten Business Days following receipt thereof, copies of any environmental audit or environmental report of any Facility or which relate to any environmental liabilities of Holdings or its Subsidiaries which include findings that would reasonably be expected to result in a Material Adverse Effect;

(o)          Information Regarding Collateral. (a) Borrower will furnish to Collateral Agent, at least 10 days prior to such change (or such shorter period as agreed in writing by Collateral Agent in its sole discretion), written notice of any change (i) in any Credit Party’s corporate name, (ii) in any Credit Party’s identity or corporate structure, or (iii) in any Credit Party’s Federal Taxpayer Identification Number. Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents. Borrower also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(p)          Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Borrower shall deliver to Collateral Agent an Officer’s Certificate either confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section or identifying such changes that have occurred during the prior Fiscal Year;

(q)	[Reserved];

(r)          Aging Reports. Together with each delivery of financial statements of Borrower and each other Credit Party pursuant to Sections 5.1(a), 5.1(b), and 5.1(c), (i) a summary of the accounts receivable aging report of each Credit Party as of the end of such period, and (ii) a summary of accounts payable aging report of each Credit Party as of the end of such period; and

(s)          Other Information. Within three Business Days after their becoming available or being requested in writing, as applicable, (A) copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings or any Subsidiary of Holdings to its respective security holders, other than Holdings or another Subsidiary of Holdings, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries and (iv) copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Holdings by independent accountants in connection with the accounts or books of Holdings or any Subsidiary thereof, or any audit of any of them and (B) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent.

5.2          Existence. Except as otherwise permitted under Section 6.9, each Credit Party will, at all times preserve and keep in full force and effect (i) its existence and (ii) all rights and franchises, licenses and permits material to its business, except where failure to comply with this clause (ii) would not reasonably be expected to result in a Material Adverse Effect; provided, no Credit Party shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

5.3          Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, or will cause any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

5.4          Maintenance of Properties.

Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material real properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

5.5          Insurance. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance reasonably satisfactory to Administrative Agent, and (ii) such casualty insurance, public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self- insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings and its Subsidiaries will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Collateral Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Secured Parties as lender’s loss payee thereunder and provides for at least 30 days’ (or such shorter period agreed to by Collateral Agent in its sole discretion) prior written notice to Collateral Agent of any modification or cancellation of such policy.

5.6          Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Agent or any Lender to visit and inspect any of the properties of any Credit Party and any of its Subsidiaries, to inspect, copy and take extracts from its and their financial, tax and accounting records, and to discuss its and their affairs, finances, taxes and accounts with its and their officers and independent public accountants and tax advisors, all at the expense of Borrower and upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that, so long as no Event of Default shall have occurred and be continuing, such visits and inspections shall be limited to one visit and inspection during any calendar year.

5.7          Lenders Meetings. Holdings and Borrower will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders on an annual basis to be held at Borrower’s corporate offices (or virtually or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

5.8          Compliance with Laws and Material Contract Obligations. Each Credit Party will (i) comply, and shall cause each of its Subsidiaries, to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws and the Monitor Order), and (ii) perform its obligations under all Material Contracts, in each case except where the failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.9	Environmental.

(a)          Environmental Disclosure. Holdings will deliver to Administrative Agent (for further distribution to the Lenders), promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release at any Mortgaged Property required to be reported by Holdings or any of its Subsidiaries to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, and (2) any Environmental Claims that, in the case of (1) and (2), individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect

(b)          Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) response to any Environmental Claim against such Credit Party or any of its Subsidiaries where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, provided, however, any such Credit Party shall have the right to contest any such Environmental Claim so long as appropriate reserves are maintained with respect thereto in accordance with U.S. GAAP.

5.10          Subsidiaries. (a) In the event that any Person becomes a Domestic Subsidiary of Holdings, Holdings shall (i) concurrently with such Person becoming a Domestic Subsidiary (or such later date as Administrative Agent may agree in writing, which writing may be by email) cause such Subsidiary to become a Guarantor hereunder, an Obligor and a Payee under the Master Intercompany Note, and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement (and, if applicable, executing and delivering or causing to be executed and delivered one or more Foreign Collateral Documents with respect to Collateral owned by it), and (ii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(e), 3.1(i), 3.1(j) and 3.1(m); and (b) in the event that any Person becomes a Foreign Subsidiary of Holdings, Holdings shall (i) concurrently with such Person becoming a Foreign Subsidiary (or such later date as Administrative Agent may agree in writing, which writing may be by e-mail), cause such Subsidiary to become a Guarantor, an Obligor and a Payee under the Master Intercompany Note, and a Grantor under the applicable Foreign Collateral Documents (and, if such Foreign Subsidiary owns any assets in the United States of America, the Pledge and Security Agreement), in each case by executing and delivering or causing to be executed and delivered to Administrative Agent and/or Collateral Agent, as applicable, one or more Foreign Collateral Documents with respect to Collateral owned by it and, in the case of a Foreign Subsidiary, a separate Guaranty, in each case, as requested by Administrative Agent, and (ii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(e), 3.1(i), 3.1(j) and 3.1(m) as it would apply to assets and properties located inside and outside the United States of America; provided, however, that if (x) such Foreign Subsidiary would be prohibited by applicable law from becoming a Guarantor hereunder, (y) such actions described in clause 5.10(a)(i) above (solely with respect to a Domestic Subsidiary that is a CFC Holding Company) or clause 5.10 (b)(i) above (with respect to a Foreign Subsidiary) would result in material adverse tax consequences to any Credit Party (or such Credit Party’s direct or indirect equityholders), as reasonably determined by the Borrower in good faith and subject to the consent of the Administrative Agent (such consent not be unreasonably withheld or delayed) (but in the case of clause (y), only for so long as the applicable material adverse tax consequences remain) or (z) the Administrative Agent agrees in writing that the cost, burden, difficulty or consequence of providing such a guarantee outweighs, or is excessive in light of, the benefits afforded thereby, then, in any such case, such Foreign Subsidiary or CFC Holding Company shall not be required to become a Guarantor, a Payee under the Master Intercompany Note, a Grantor under the Pledge and Security Agreement or a party to the applicable Collateral Document (provided, for the avoidance of doubt, that such Foreign Subsidiary or CFC Holding Company shall be required to become an Obligor under the Master Intercompany Note); and provided, further, that no Foreign Subsidiary shall have any material Domestic Subsidiaries. With respect to each such Subsidiary, Holdings shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Holdings, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Holdings; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

5.11          Additional Material Real Estate Assets. In the event that any Credit Party acquires or leases a Material Real Estate Asset or a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party, contemporaneously with acquiring such Material Real Estate Asset, or promptly after a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all Real Estate Deliverables with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets. In addition to the foregoing, Borrower shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

5.12          Further Assurances. (a) At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.21. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Holdings, and its Subsidiaries and all of the outstanding Capital Stock of Borrower and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

(b)          Subject to Section 5.21, each Credit Party shall use its commercially reasonable efforts to deliver a Landlord Collateral Access Agreement with respect to any leased property (i) at which such Credit Party maintains its headquarters or (ii) at which Collateral with a value of more than $250,000 is located, in each case executed and delivered by the landlord of any Leasehold Property and by the applicable Credit Party.

5.13          [Reserved].

5.14          Cash Repatriation. Within ten Business Days after the end of each month (commencing with the month ending on September 30, 2021), each Foreign Subsidiary shall transfer all cash balances standing to the credit of any Deposit Account or Securities Account of such Foreign Subsidiary in excess of $1,000,000 (or its equivalent in a foreign currency at the then prevailing Spot Rate) to one or more Deposit Accounts held by a Credit Party in the United States that, subject to the requirements of Sections 5.19, 5.20 and 5.21, are Controlled Accounts.

5.15          Currency Agreements. Within 90 days following the Closing Date (or such later date that may be agreed in writing by Administrative Agent in its sole discretion) and at all times thereafter, the Borrower shall maintain, or cause to be maintained, in effect one or more Currency Agreements for a term of not less than 12 months, which Currency Agreements shall effectively limit the Borrower’s exposure to fluctuating foreign currency exchange rates in respect of Indian rupees with respect to a notional principal amount of not less than 75% of the aggregate risk and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

5.16          Board Observation Rights. Administrative Agent may designate one representative (herein, the “Designated Observer”) who shall have the right to attend and participate, in person or by telephone, in each meeting of the Board of Directors of Holdings and each of its Subsidiaries (and each committee of any of such Boards of Directors) in a nonvoting observer capacity. Notwithstanding the foregoing, no failure by Holdings or any Subsidiary of Holdings to comply with the provisions of this Section 5.15 shall affect the validity of any action taken at any such meeting. The Designated Observer shall be given (i) notice of any meeting of any Board of Directors at the same time and in the same manner as such notice is given to all of the relevant directors, and (ii) all written materials and other information provided by Holdings or any Subsidiary of Holdings to any of their respective directors in connection with such meetings. If any action is proposed to be taken by any such Board of Directors by written consent in lieu of a meeting, Holdings or any Subsidiary of Holdings, as the case may be, will give written notice thereof to the Designated Observer at the same time as notice is given to the members of such Board of Directors and will provide a copy of such written consent to the Designated Observer as soon as practicable. The Designated Observer shall be entitled to receive copies of all minutes of such meetings, together with copies of any items distributed to the members of the Board of Directors of such Persons at such meetings, whether or not the Designated Observer attends any such meeting. The Designated Observer shall not constitute a member of such Board of Directors of Holdings or any Subsidiary of Holdings. Each of Holdings and any Subsidiary of Holdings reserves the right to exclude the Designated Observer from access to any material or meeting or portion thereof if Holdings or such Subsidiary believes upon advice from counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege or any confidentiality obligation. The Designated Observer may be required to execute and deliver a customary form of confidentiality agreement with Holdings and any Subsidiary of Holdings (for the avoidance of doubt, such confidentiality obligations thereunder shall survive the termination of this Agreement). Borrower shall reimburse the Designated Observer for the reasonable and documented out-of-pocket expenses (including travel expenses) incurred by the Designated Observer in connection with attendance at any of such meetings of the Board of Directors of Holdings or any Subsidiary of Holdings.

5.17          Data Breach. Each of Holdings and its Subsidiaries shall maintain in its reasonable business judgment commercially reasonable administrative, technical and physical safeguards designed to protect Personal Information against a Data Breach. Each of Holdings and its Subsidiaries shall at all times in its reasonable business judgment have commercially reasonable policies and procedures in place that are designed to (i) protect the security of Personal Information, (ii) protect against any reasonably anticipated threats to the security or integrity of Personal Information, (iii) protect against potential Data Breaches and (iv) ensure the deletion or destruction of such Personal Information in accordance with Security and Data Privacy Laws and Contractual Obligations. If Holdings or any of its Subsidiaries suffers a Data Breach (irrespective of cause) that could reasonably be expected to have a Material Adverse Effect, Holdings shall (a) reasonably promptly, and in any event within five Business Days after obtaining actual knowledge thereof, inform Administrative Agent upon obtaining knowledge of such Data Breach, (b) reasonably cooperate with any investigation by any Governmental Authority of such Data Breach including in connection with taking corrective action, (c) reasonably promptly comply with all applicable laws concerning such Data Breach in all material respects and (d) use commercially reasonable efforts to mitigate any damage that has occurred as a result of such Data Breach.

5.18          Regulatory Matters.

(a)          Without limiting or qualifying any other provision of this Agreement, each of Holdings and its Subsidiaries will comply in all material respects with all applicable material Health Care Laws relating to the operation of such Person’s business, except where failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(b)          Each of Holdings and its Subsidiaries shall (i) obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all material Regulatory Permits (including, as applicable, Regulatory Permits necessary for it to be eligible to receive payment and compensation from and to participate in Medicare, Medicaid or any other material Third Party Payor Programs) which are necessary in the proper conduct of its business; (ii) be and remain in material compliance with all applicable requirements under, Medicare, Medicaid and other material Third Party Payor Programs; and (iii) keep and maintain all records required to be maintained by any Governmental Authority or otherwise under any applicable material Health Care Law, in each case, except where failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(c)          Each of Holdings and its Subsidiaries shall maintain and comply in all material respects with a corporate and health care regulatory compliance program (“Compliance Program”) that is reasonably designed to ensure compliance with all applicable Health Care Laws, including HIPAA, and allows Administrative Agent and/or any of its counsel and consultants from time to time to review such Compliance Program at reasonable times and upon prior written notice. Each of Holdings and its Subsidiaries shall modify such Compliance Programs from time to time, as may be necessary to ensure continuing compliance with all applicable Health Care Laws.

5.19          Minimum Earnout Escrow Account Balance. During the period commencing on the Closing Date and ending on the date on which the Earnout Payment is released from the Earnout Escrow Account in accordance with the terms of the Escrow Agreement and the Closing Date Acquisition Agreement (such date, the “Earnout Payment Date”), the Borrower shall maintain (or cause to be maintained) at all time a cash balance standing to the credit of the Earnout Escrow Account of at least $5,000,000.

5.20          Minimum Blocked Account Balance. On the Earnout Payment Date, the Borrower shall, immediately following the release of the Earnout Payment from the Earnout Escrow Account (in accordance with the terms of the Escrow Agreement and the Closing Date Acquisition Agreement), (a) transfer (or cause to be transferred), from the Earnout Escrow Account, immediately available funds in an amount equal to the lesser of (x) $5,000,000 and (y) all of the funds remaining in the Earnout Escrow Account after the making of the Earnout Payment, to a Controlled Account that has been designated for such purpose by the Administrative Agent and that is then subject to a blocked account control agreement in favor of the Collateral Agent, which provides the Collateral Agent with sole dominion and control over such Controlled Account (the “Blocked Account”); and (b) if the amount of funds transferred into the Blocked Account pursuant to the preceding clause (a) is less than $5,000,000, transfer into the Blocked Account additional immediately available funds such that after giving effect to both such transfers, there is $5,000,000 in immediately available funds on deposit in the Blocked Account, provided, that any such additional funds transferred pursuant to this clause (b) shall be the proceeds of capital contributions to, or the issuance of Capital Stock by, Holding (made on or prior to the Earnout Payment Date), which funds may, at the election of Holdings, (i) be contributed directly into the Blocked Account, (ii) be received by Holdings and then transferred by Holdings into the Blocked Account, or (iii) be received by Holdings and then contributed by Holdings to the Borrower and transferred into the Blocked Account by the Borrower; provided, that notwithstanding the foregoing, if a Blocked Account Release Condition shall have been satisfied prior to the Earnout Payment Date and shall remain satisfied as of the Earnout Payment Date, then the Borrower shall not be required to transfer (or cause the transfer of) any funds into the Blocked Account, and any funds remaining on deposit in the Earnout Escrow Account shall be released as provided for remaining funds in the following sentence. It is agreed by each of the parties hereto that if, immediately following the Earnout Payment Date, (I) any funds remain on deposit in the Earnout Escrow Account after the making of the Earnout Payment and the transfer of funds described in clause (a) of the preceding sentence, and (II) there is at least $5,000,000 in immediately available funds on deposit in the Blocked Account, then any funds remaining on deposit in the Earnout Escrow Account shall be released from the Earnout Escrow Account and may be paid to Sponsor GP as a permitted Restricted Junior Payment, or otherwise applied in any manner that the Borrower shall elect that is not in violation of the terms of this Agreement or any other Credit Document. It is further agreed by each of the parties hereto that, upon the satisfaction of either of the Blocked Account Release Conditions, the Collateral Agent shall arrange for the prompt termination of the blocked account control agreement governing the Blocked Account, and all funds remaining on deposit in the Blocked Account shall be transferred as directed in writing by the Borrower, and any such funds may be paid to Sponsor GP as a permitted Restricted Junior Payment and/or otherwise applied by the Borrower in any manner that it shall elect that is not in violation of the terms of this Agreement or any other Credit Document.

5.21          Post-Closing Matters. The Credit Parties shall deliver, or cause to be delivered, to Administrative Agent, or otherwise complete to Administrative Agent’s reasonable satisfaction, the items set forth on Schedule 5.21 on or before the date specified for such item or such later date agreed to in writing by Administrative Agent in its sole discretion.

SECTION 6.          NEGATIVE COVENANTS

Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), such Credit Party shall perform, and, where applicable, shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1          Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a)          the Obligations;

(b)          (i) Indebtedness of any Guarantor Subsidiary to Borrower or to any other Guarantor Subsidiary, or of Borrower to any Guarantor Subsidiary; provided, (x) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien in favor of Collateral Agent (y) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent, (ii) Indebtedness of any Subsidiary of Holdings that is not a Credit Party to any other Subsidiary of Holdings that is not a Credit Party and (iii) Indebtedness of any Subsidiary of Holdings that is not a Credit Party to any Credit Party in an aggregate amount not to exceed $250,000 at any time outstanding;

(c)          Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification, or from guaranties or letters of credit, bank guaranties, surety bonds or performance bonds securing the performance of Holdings or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries expressly permitted under this Agreement;

(d)          Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar bond obligations incurred in the ordinary course of business in an aggregate outstanding amount not to exceed $250,000 at any time;

(e)          Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts in the ordinary course of business in an aggregate outstanding amount not to exceed $250,000 at any time;

(f)          Guarantees by Borrower of Indebtedness of a Guarantor Subsidiary or Guarantees by a Subsidiary of Borrower of Indebtedness of Borrower or a Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;

(g)          Indebtedness in existence on the Closing Date and described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement, and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced, or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

(h)             Indebtedness in an aggregate outstanding principal (or with respect to Capital Leases, the principal component thereof) amount not to exceed at any time $500,000 with respect to (x) Capital Leases and (y) purchase money Indebtedness; provided, in the case of clause (x), that any such Indebtedness shall be secured only by the asset subject to such Capital Lease, and, in the case of clause (y), that any such Indebtedness shall (i) be secured only by the asset acquired in connection with the incurrence of such Indebtedness and (ii) constitute not less than 100% of the aggregate consideration paid with respect to such asset;

(i)              obligations in respect of workers compensation claims, health, disability or other employee benefits, unemployment insurance and other social security laws or regulations or property, casualty or liability insurance and premiums related thereto, self-insurance obligations, in each case in the ordinary course of business;

(j)              to the extent constituting Indebtedness, (i) unfunded pension liabilities and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law and (ii) to the extent constituting Indebtedness, deferred compensation or similar arrangements entered into by Holdings or any of its Subsidiaries in the ordinary course of business and payable to future, present or former directors, officers, employees, members of management or consultants of Holdings or any of its Subsidiaries;

(k)             Indebtedness (including obligations in respect of letters of credit, bank guarantees, bankers' acceptances, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred in respect of workers compensation claims, unemployment, property, casualty or liability insurance (including premiums related thereto) or self-insurance, other reimbursement-type obligations regarding workers compensation claims, other types of social security, pension obligations, vacation pay, or health, disability or other employee benefits;

(l)              Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(m)            Indebtedness in an aggregate outstanding amount not to exceed $750,000 at any time consisting of obligations owing under any dealer, customer or supplier incentive, supply, license or similar agreements entered into in the ordinary course of business;

(n)             customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(o)             Indebtedness in an aggregate outstanding amount not to exceed $750,000 at any time in respect of commercial credit cards, stored value cards, employee credit cards, purchasing cards and treasury management services and other netting services, overdraft protections, check drawing services, automated clearing-house arrangements, employee credit card programs, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management, and, in each case, including Banking Services and similar arrangements and otherwise in connection with cash management, including cash management arrangements among Holdings, and its Subsidiaries, and Deposit Accounts and incentive, supplier finance or similar programs, in each case, in the ordinary course of business;

(p)            Indebtedness of Holdings or any of its Subsidiaries under any Hedging Transaction entered into in the ordinary course of business and not entered into for speculative purposes; and

(q)            other Indebtedness of Holdings and its Subsidiaries other than the types listed in Section 6.1(a) through (p), which is unsecured and subordinated to the Obligations in a manner reasonably satisfactory to Administrative Agent, in an aggregate amount not to exceed $500,000 at any time outstanding.

6.2           Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any state, or under any similar recording or notice statute, except the following (collectively, the “Permitted Liens”):

(a)             Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

(b)             Liens for Taxes if obligations with respect to such Taxes are (i) not yet due or (ii) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as (x) Holdings and any applicable Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (y) no notice of Lien or similar filing has been made with respect to such Taxes and such proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of property subject to any such Lien and (z) the aggregate amount of such Taxes does not exceed $500,000;

(c)             statutory Liens of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case, incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 10 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d)             Liens consisting of survey exceptions, easements, rights-of-way, restrictions, covenants, conditions, declarations, encroachments, zoning restrictions and other defects or irregularities in title, or environmental deed restrictions, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of Holdings and its Subsidiaries, taken as a whole;

(e)             Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(f)              (i) Liens in connection with any zoning, building, environmental or similar Requirement of Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation, expropriation or eminent domain proceeding or compulsory purchase order and (ii) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of such Person in the ordinary course of business;

(g)             easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

(h)             (i) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(i)              Liens solely on any Cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement for an acquisition, Investment or disposition permitted under this Agreement;

(j)              purported (i) Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property or bailee arrangements entered into in the ordinary course of business, and (ii) Liens consisting of the prior rights of consignees and their lenders under consignment arrangements, in each case entered into in the ordinary course of business;

(k)             Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(l)              any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(m)            licenses of, or other permissions to use, Intellectual Property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business or that do not, individually or in the aggregate, interfere in any respect with the ordinary conduct of the business of Holdings or such Subsidiary;

(n)             Liens in existence on the Closing Date and described in Schedule 6.2 and any modifications, replacements, refinancings, renewals or extensions of the foregoing; provided, (i) the Lien does not extend to any additional property other than after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.1 and proceeds and products thereof and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 6.1;

(o)             [reserved];

(p)             [reserved];

(q)             Liens disclosed in the title insurance policies delivered pursuant to Section 5.11 with respect to any Material Real Estate Asset and reasonably acceptable to Administrative Agent and any replacement, extension or renewal of any such Lien; provided that no such replacement, extension or renewal Lien shall cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal (and additions thereto, improvements thereon and the proceeds thereof);

(r)              Liens securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.1(d) and (l);

(s)             Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar requirement of law under any jurisdiction);

(t)              Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto permitted under Section 6.1(l);

(u)            (i) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof and (ii) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person's obligations in respect of commercial letters of credit or banker's acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(v)            ground leases in respect of real property on which facilities owned or leased by Holdings or any of its Subsidiaries are located;

(w)            Liens (i) securing (A) obligations in connection with any Hedging Transactions of the type described in Section 6.1(p) and (B) obligations of the type described in Section 6.1(o) and (ii) on Cash or cash equivalents securing obligations described in the foregoing clause (A) in the ordinary course of business submitted for clearing in accordance with applicable requirements of law and that are not entered into for speculative purposes;

(x)             Customary Bankers Liens arising as a matter of law in the ordinary course of business;

(y)             Liens of a collection bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(z)             Liens securing Indebtedness permitted pursuant to Section 6.1(h); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness; and

(aa) Liens securing Indebtedness in an aggregate principal amount at any time outstanding not to exceed $750,000.

6.3            Equitable Lien. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

6.4           No Further Negative Pledges. No Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except for any restriction that:

(a)             relates to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale;

(b)             is a customary provision restricting assignments, subletting or other transfers contained in leases, licenses and similar provisions in connection with agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be); or

(c)             exists under this Agreement, any other Credit Document, any Interest Rate Agreement or any Currency Agreement;

(d)             restrictions contained in documents governing Indebtedness and Liens on Capital Stock permitted hereunder of any Subsidiary that is not a Credit Party;

(e)             restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of the assets of, or ownership interests in, such partnership, limited liability company, joint venture or similar Person;

(f)             any encumbrance or restriction assumed in connection with an acquisition of property or the Capital Stock of any Person, so long as such encumbrance or restriction relates solely to the property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in contemplation of such acquisition;

(g)             Permitted Liens and restrictions in the agreements relating thereto that limit the right of Holdings or any of its Subsidiaries to dispose of, or encumber the assets subject to such Liens; and

(h)             restrictions contained in any agreement with respect to Indebtedness permitted by Section 6.1 that is secured by a Permitted Lien, but only if such restrictions apply only to the Person or Persons obligated under such Indebtedness and its or their Subsidiaries or the property or assets securing such Indebtedness.

6.5           Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment; except that, so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby:

(a)            Borrower may make Restricted Junior Payments to Holdings in an aggregate amount (disregarding, for this purpose, the amount paid to Holdings to permit Holdings to pay any Permitted Tax Distributions) not to exceed $250,000 in any trailing 12-month period, to the extent necessary to permit Holdings to pay general administrative costs and expenses that are payable in the ordinary course of business;

(b)            each Domestic Subsidiary of a Domestic Credit Party may make Restricted Junior Payments to such Domestic Credit Party;

(c)            each Foreign Credit Party may make Restricted Junior Payments to any other Subsidiary of Holdings that is a Credit Party;

(d)            each Foreign Subsidiary that is not a Foreign Credit Party may make Restricted Junior Payments to any Subsidiary of Holdings;

(e)            except as provided in Section 6.5(f), Holdings may pay dividends solely in Capital Stock of Holdings;

(f)             Holdings shall be permitted to pay Permitted Tax Distributions to its members, and Borrower may make Restricted Junior Payments to Holdings in order to permit Holdings to pay any Permitted Tax Distributions;

(g)            if Borrower makes a mandatory prepayment pursuant to Section 2.14(e), Borrower may pay a dividend to Holdings (and Holdings may then make a dividend to its shareholders) concurrently with the making of such mandatory prepayment in an aggregate amount (disregarding, for this purpose, any dividends paid to Holdings to permit Holdings to pay any Permitted Tax Distributions) not to exceed (a) if the Total Leverage Ratio as of the last day of such Fiscal Year is greater than or equal to 4.50:1.00, 25% of such Consolidated Excess Cash Flow, (b) if the Total Leverage Ratio as of the last day of such Fiscal Year is less than 4.50:1.00 but greater than or equal to 3.50:1.00, 50% of such Consolidated Excess Cash Flow or (c) if the Total Leverage Ratio as of the last day of such Fiscal Year is less than 3.50:1.00, 75% of such Consolidated Excess Cash Flow; and

(h)            the Borrower (or other applicable Credit Party) shall be permitted to make Restricted Junior Payments (i) constituting the Earnout Payment (in accordance with the Closing Date Acquisition Agreement), (ii) constituting the transfer of funds into the Blocked Account required pursuant to Section 5.20, and (iii) in accordance with Section 5.20, to Sponsor GP from any funds (A) remaining in the Earnout Escrow Account following the funding in full of the Blocked Account, (B) remaining on deposit in the Earnout Escrow Account following the making of the Earnout Payment if any Blocked Account Release Condition is then satisfied, or (C) remaining on deposit in the Blocked Account at any time following the satisfaction of any Blocked Account Release Condition.

6.6           Restrictions on Subsidiary Distributions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of such Credit Party to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by such Credit Party or any other Subsidiary of such Credit Party, (b) repay or prepay any Indebtedness owed by such Subsidiary to such Credit Party or any other Subsidiary of such Credit Party, (c) make loans or advances to such Credit Party or any other Subsidiary of such Credit Party, or (d) transfer any of its property or assets to such Credit Party or any other Subsidiary of such Credit Party other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(h) that impose restrictions on the property so acquired,

(ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement or (iv) that are imposed by law or by this Agreement or any other Credit Document.

6.7           Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture and any Foreign Subsidiary, except:

(a)             Investments in Cash and Cash Equivalents, in each case, to the extent maintained in a Controlled Account;

(b)             equity Investments owned as of the Closing Date in any Subsidiary;

(c)             Investments made after the Closing Date by a Domestic Credit Party in any of its wholly owned Domestic Subsidiaries that are Guarantors or in Borrower;

(d)             Investments made after the Closing Date by any Foreign Credit Party in any other Foreign Credit Party;

(e)             Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and (ii) consisting of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;

(f)             (i) intercompany loans to the extent permitted under Section 6.1(b) and (ii) Guarantees to the extent permitted under Section 6.1(g);

(g)            Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries;

(h)            Consolidated Capital Expenditures;

(i)              loans and advances to employees of Holdings and its Subsidiaries made in the ordinary course of business in an aggregate amount not to exceed $250,000 at any time;

(j)              Investments described in Schedule 6.7;

(k)             Permitted Acquisitions permitted under Section 6.9(s);

(l)              Investments received in lieu of Cash in connection with any disposition permitted by Section 6.9;

(m)            (i) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable law and (ii) Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by Holdings and its Subsidiaries in connection with such plans;

(n)             Investments under any Hedging Transactions permitted to be entered into under Section 6.1;

(o)            Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness in the ordinary course of business;

(p)            the Closing Date Acquisition;

(q)            (i) Investments of any Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, Holdings or any of its Subsidiaries after the Closing Date, in each case pursuant to an Investment otherwise permitted by this Section 6.7 to the extent that such Investments of such Person were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.7(q) so long as any such modification, replacement, renewal or extension thereof does not increase the amount of such Investment except as otherwise permitted by this Section 6.7;

(r)              Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(s)             Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(t)             Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business; and

(u)            Investments in an aggregate principal amount not to exceed $250,000 in any Fiscal Year.

Notwithstanding the foregoing, in no event shall any Credit Party or any of its Subsidiaries make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5.

6.8            Financial Covenants.

(a)            Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2021, shall not be less than the correlative ratio indicated:

Fiscal Quarter	Fixed Charge Coverage Ratio
December 31, 2021	1.10:1.00
March 31, 2022	1.10:1.00
June 30, 2022	1.10:1.00
September 30, 2022	1.15:1.00
December 31, 2022	1.15:1.00
March 31, 2023	1.15:1.00
June 30, 2023	1.15:1.00
September 30, 2023 and each Fiscal Quarter ending thereafter	1.20:1.00

(b)            Leverage Ratio. The Total Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2021, shall not exceed the correlative ratio indicated:

Fiscal Quarter	Total Leverage Ratio
December 31, 2021	5.00:1.00
March 31, 2022	4.75:1.00
June 30, 2022	4.75:1.00
September 30, 2022	4.75:1.00
December 31, 2022	4.50:1.00
March 31, 2023	4.50:1.00
June 30, 2023	4.00:1.00
September 30, 2023	3.75:1.00
December 31, 2023	3.75:1.00
March 31, 2024	3.50:1.00
June 30, 2024	3.50:1.00
September 30, 2024 and each Fiscal Quarter ending thereafter	3.25:1.00

(c)             Certain Calculations. With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in this Section 6.8 (but not for purposes of determining the Applicable Margin), Consolidated Adjusted EBITDA and the components of Consolidated Fixed Charges shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments approved by the Administrative Agent in its sole discretion) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holdings and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to such Indebtedness during such period).

(d)            Equity Cure. Subject to the limitations set forth in the last sentence of this paragraph (d), for purposes of calculating compliance with the financial covenants set forth in Section 6.8(a) or (b) above, the Cash proceeds from any Equity Cure Investments received by Borrower after the end of the applicable Fiscal Quarter and on or prior to the Anticipated Cure Deadline (as defined below) shall, at the prompt written request of Borrower to Administrative Agent, be included in the calculation of Consolidated Adjusted EBITDA for such Fiscal Quarter solely for the purpose of determining compliance with the covenants set forth in this Section 6.8 and not for any other purpose; provided that (i) the financial statements and the corresponding Compliance Certificate shall be delivered on or before the date on which financial statements for the period ending as of the end of such Fiscal Quarter are required to be delivered pursuant to Section 5.1(b) for the Fiscal Quarter ending on the last day of such period (such date, the “Financial Statement Delivery Date”), (ii) any such Equity Cure Investments shall be in common equity or otherwise on terms acceptable to Administrative Agent, (iii) Borrower shall provide Administrative Agent with written notice of its intent to provide such Equity Cure Investments, (iv) the amount of any such Equity Cure Investments shall be no less than the amount required to cause Borrower to be in compliance with the covenants set forth in Section 6.8(a) or (b), as the case may be, (v) (A) any proceeds of such Equity Cure Investments shall be obtained by Borrower after the end of any period for which the financial covenants set forth in Section 6.8(a) or (b), as the case may be, are being calculated but on or prior to the date which is 10 Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.1(b) for the Fiscal Quarter ending on the last day of such period (the “Anticipated Cure Deadline”), (B) such Equity Cure Investments so obtained shall be included in the calculation of the financial covenants set forth Section 6.8(a) or (b) for such period in accordance with Section 6.8(a) or (b), (C) such Equity Cure Investments shall be deemed (for purposes of calculating such financial covenants pursuant to Section 6.8(a) or (b) for such period and for future periods) to have been made during the Fiscal Quarter immediately preceding the date on which such Equity Cure Investments were actually made, (D) the financial covenants set forth in Section 6.8(a) or (b) shall be recalculated for such period and shall be so calculated for any subsequent period that includes the Fiscal Quarter in respect of which the Equity Cure Investment was made, (E) if, after giving effect to the foregoing calculations, Borrower is in compliance with the requirements of the financial covenants set forth in Section 6.8(a) or (b), then Borrower shall be deemed to have satisfied such financial covenants set forth in Section 6.8(a) and (b) as of the relevant date of determination and (F) the proceeds of such Equity Cure Investment shall be applied as a mandatory prepayment of the Obligations in accordance with Section 2.14(c), and (vi) neither the Administrative Agent nor any Lender may exercise any rights or remedies on the basis of any actual or purported Event of Default resulting solely from a failure to comply with the financial covenants set forth in Section 6.8(a) or (b), or a failure to provide notice thereof, until the Anticipated Cure Deadline. For the avoidance of doubt, Equity Cure Investments shall be disregarded for purposes of determining Consolidated Adjusted EBITDA for any financial covenant-based condition or any baskets with respect to the covenants contained in this Agreement, and there shall be no pro forma or other reduction in Indebtedness (via cash netting or otherwise) with the proceeds of any Equity Cure Investment for purposes of determining compliance with the financial covenants set forth in Section 6.8(a) or (b), or for determining any financial covenant-based conditions or baskets with respect to the covenants contained in this Agreement, in each case, in the Fiscal Quarter in which such Equity Cure Investment is used (but the limitation set forth in this sentence will not apply in subsequent quarters). Regardless of whether an Equity Cure Investment is made prior to the applicable Financial Statement Delivery Date, any amount of Equity Cure Investment that is in excess of the amount sufficient to cause compliance with the covenant set forth in Section 6.8(a) or (b), as the case may be, shall not constitute an Equity Cure Investment. Notwithstanding the foregoing, in no event shall Borrower receive more than four (4) Equity Cure Investments during the term of this Agreement, and no Equity Cure Investments may be made in any two consecutive Fiscal Quarters.

6.9            Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a)            any Domestic Subsidiary of Holdings may be merged with or into Borrower or any Domestic Credit Party, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Domestic Credit Party; provided, in the case of such a merger, Borrower or such Domestic Credit Party, as applicable shall be the continuing or surviving Person;

(b)            any Foreign Subsidiary of Borrower may be merged with or into Borrower or any Foreign Credit Party, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Foreign Credit Party; provided, in the case of such a merger, Borrower or such Foreign Credit Party, as applicable shall be the continuing or surviving Person;

(c)             sales or other dispositions of assets that do not constitute Asset Sales;

(d)            Asset Sales, the proceeds of which (i) are less than $250,000 with respect to any single Asset Sale or series of related Asset Sales, and (ii) when aggregated with the proceeds of all other Asset Sales made within the trailing twelve month period, are less than $500,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), (2) no less than 100% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a);

(e)             disposals of obsolete or worn out property in the ordinary course of business;

(f)              Investments made in accordance with Section 6.7;

(g)             dispositions among Holdings and its Subsidiaries (upon voluntary liquidation or otherwise); provided that if the transferor is a Credit Party and the transferee thereof is not, such disposition shall be deemed to be an Investment required to be permitted under Section 6.7;

(h)             dispositions made to comply with any order of any Governmental Authority or anya pplicable law;

(i)              dispositions of letters of credit and/or bank guarantees (and/or the rights thereunder) to banks or other financial institutions in the ordinary course of business in exchange for Cash and/or Cash Equivalents;

(j)              dispositions of assets in connection with the closing or sale of an office in the ordinary course of business of Holdings and the Subsidiaries, which consist of leasehold interests in the premises of such office, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such office; provided that as to each and all such sales and closings, (i) on the date on which the agreement governing such disposition is executed, no Event of Default shall result and (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm's-length transaction;

(k)             dispositions (i) in connection with the termination or unwinding of Hedging Transactions, (ii) constituting payments of Escrow Amounts pursuant to the Escrow Agreement and the Closing Date Acquisition Agreement, (iii) otherwise permitted under Section 6.5(h) above, and (iv) of any escrow accounts after all amounts therein have been disbursed in accordance with the Escrow Agreement and the Closing Date Acquisition Agreement;

(l)              termination of leases in the ordinary course of business, (ii) the expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims (including in tort) in the ordinary course of business;

(m)            dispositions of property subject to casualty, foreclosure, eminent domain, expropriation or condemnation proceedings (including in lieu thereof or any similar proceeding);

(n)             dispositions of equipment to the extent that (i) such equipment is exchanged in whole (but not in part) for credit against the purchase price of similar replacement personal property or (ii) the entire net proceeds of such disposition are promptly applied to the purchase price of such replacement equipment;

(o)             dispositions, discounting or forgiveness of accounts receivable in the ordinary course of business (including to insurers which have provided insurance as to the collection thereof) or in connection with the collection or compromise thereof (including sales to factors);

(p)             dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under an open source license), which (i) do not materially interfere with the business of Holdings and its Subsidiaries (taken as a whole) or (ii) relate to closed facilities or the discontinuation of any product or service line;

(q)             dispositions of Cash Equivalents or other assets that were Cash Equivalents when the original Investment was made (in each case, for the fair market value thereof);

(r)              Disposition of assets the proceeds of which do not exceed $250,000 in any Fiscal Year (which amount shall exclude any fees, cash payment or other consideration received by Holdings or any of its Subsidiaries in connection with the early termination or modification of any contract);

(s)              Holdings or any of its Subsidiaries may acquire (whether by purchase, merger or otherwise) all or substantially all the assets of a Person or line of business or division of such Person, or greater than 50% of the Capital Stock ((x) other than directors' qualifying shares and (y) including any investment in any Person which serves to increase the ownership of Holdings or any of its Subsidiaries in such Person) of a Person (referred to herein as the "Acquired Entity", and each such acquisition of assets, line of business or division or Capital Stock permitted under this clause (s), a “Permitted Acquisition”); provided that:

(i)        immediately prior to, and after giving effect to, such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)       all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii)      in the case of an Acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Guarantor Subsidiary of a Credit Party in connection with such Acquisition shall be owned 100% by the Borrower or a Guarantor Subsidiary thereof, and Borrower or such Guarantor Subsidiary shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower or such Guarantor Subsidiary, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

(iv)      Holdings and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended as determined in accordance with Section 6.8(c) (with such pro forma adjustments as are approved by the Administrative Agent);

(v)      Borrower shall have delivered to the Administrative Agent at least 10 Business Days prior to such proposed Acquisition, a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (d) above, together with the historical audited financial statements of the Person or business being acquired (or, in the absence of such historical audited financial statements, such other financial information as is reasonably acceptable to the Administrative Agent) and all other relevant financial information with respect to such acquired Person or assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8;

(vi)     any Person, assets or division as acquired in accordance herewith (i) shall be in same business or lines of business in which Holdings and/or its Subsidiaries are engaged as of the Closing Date or businesses reasonably ancillary, corollary related or complementary thereto and (ii) for the four quarter period most recently ended prior to the date of such acquisition, shall have Consolidated Adjusted EBITDA (as adjusted by pro forma adjustments as are approved by the Administrative Agent in its reasonable discretion) that is not negative;

(vii)    the acquisition shall have been approved by the board of directors or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired;

(viii)   after giving effect to such acquisition, (i) the sum of Unrestricted Cash- on-Hand and undrawn Revolving Commitments shall equal or exceed $4,000,000 and (ii) the sum of all amounts payable in connection with all such acquisitions (including all transaction costs and all Indebtedness, liabilities, “earn-outs”, holdbacks and contingent obligations incurred or assumed in connection therewith) shall not exceed $5,000,000 individually or $15,000,000 in the aggregate during the term of this Agreement;

(ix)      all non-Cash consideration payable by any Credit Party in connection with all such acquisitions shall be Subordinated Indebtedness permitted to be incurred under Section 6.1(q); and

(x)       Borrower delivers to the Administrative Agent a certificate certifying compliance with the conditions in this definition, including calculations where applicable; and

(t)             dispositions in connection with reorganizations and related activities related to tax planning or in connection with, or preparation for, an initial public offering; provided that, after giving effect to any such reorganization, restructuring or activity, neither the Guaranty, taken as a whole, nor the value of the Collateral, taken as a whole, is impaired; provided, further, that the Credit Parties obtain the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed) prior to making any such dispositions;

provided, however, that notwithstanding anything to the contrary contained herein, in no event shall the preceding clauses (a) through (r) permit any Credit Party or any Subsidiary of any Credit Party to sell, lease, assign, transfer or otherwise dispose of any Material Intellectual Property, or any Capital Stock of any Person that owns Material Intellectual Property, in each case, to any Person that is not a Domestic Credit Party, but excluding for the avoidance of doubt, any non-exclusive licensing arrangements otherwise expressly permitted by this Agreement.

6.10         Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9 and the Liens granted to Collateral Agent pursuant to the Credit Documents, no Credit Party shall, nor shall it permit any of its Subsidiaries to (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder) or to qualify directors if required by applicable law.

6.11         Sales and Lease Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease.

6.12         Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with the Manager or any holder of 10% or more of any class of Capital Stock of Holdings or any of its Subsidiaries (or any Affiliate of such holder) or with any Affiliate of Holdings or of any such holder; provided, however, that the Credit Parties and their Subsidiaries may enter into or permit to exist any such transaction if (a) both (i) Administrative Agent has consented thereto in writing prior to the consummation thereof and (ii) the terms of such transaction are not less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate, (b) such transaction is between or among Credit Parties or (c) such transaction is listed on Schedule 6.12. Borrower shall promptly disclose in writing each transaction with the Manager or any holder of 10% or more of any class of Capital Stock of Holdings or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder to Administrative Agent.

6.13         Conduct of Business; Non-Wholly Owned Subsidiaries. No Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses of the type engaged in by such Credit Party on the Closing Date or any business substantially related, reasonably complementary or incidental thereto. and (ii) such other lines of business as may be consented to by Administrative Agent and Requisite Lenders. No Credit Party shall own, acquire, form, create or incorporate any non-wholly owned Subsidiary.

6.14         Use of Proceeds. Borrower shall not, and shall not permit Holdings or any of its Subsidiaries to, use the proceeds of any Loan in a manner that would violate Section 2.6.

6.15          Permitted Activities of Holdings. Holdings shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Obligations and obligations under the Related Agreements; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (c) engage in any business or activity or own any assets other than (i) holding 100% of the Capital Stock of Borrower; (ii) performing its obligations and activities incidental thereto under the Credit Documents, and to the extent not inconsistent therewith, the Related Agreements; and (iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than Borrower; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

6.16         Amendments or Waivers of Certain Related Agreements. No Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under any Related Agreement after the Closing Date without in each case obtaining the prior written consent of Administrative Agent to such amendment, restatement, supplement or other modification or waiver.

6.17         Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change (i) its Fiscal Year end from December 31 or (ii) except to the extent in accordance with GAAP, its accounting policies from those in effect on the Closing Date, in each case, without the prior written consent of Administrative Agent,.

6.18         Deposit Accounts and Securities Accounts. Subject to Sections 5.20 and 5.21, no Credit Party shall establish or maintain a Deposit Account or Securities Account that is not a Controlled Account and no Credit Party will deposit funds in a Deposit Account that is not a Controlled Account (in each case except for any Excluded Account).

6.19         Amendments to Organizational Agreements and Material Contracts. No Credit Party shall (a) amend or permit any amendments to any Credit Party's Organizational Documents or the Management Agreement; or (b) amend or permit any amendments to, or terminate or waive any provision of, any Material Contract, if such amendment, termination, or waiver in respect of such Organizational Documents, Management Agreement to Material Contract would be materially adverse to the interests of Administrative Agent or the Lenders.

6.20         Prepayments of Certain Indebtedness. No Credit Party shall, nor shall it permit any of its Affiliates to, directly or indirectly, purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations and (ii) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.9.

6.21         Foreign Subsidiaries. No Foreign Subsidiary shall, and no Credit Party shall permit any of its Foreign Subsidiaries to, own any Material Intellectual Property or other material assets or be party to any Material Contracts, other than (a) employees providing the services and supporting the business of Holdings, its Domestic Subsidiaries or (b) material assets (but not any Material Contracts) as may be necessary to (i) comply with local statutory tax requirements or (ii) avoid material adverse tax consequences to Holdings, its Subsidiaries or any of its direct or indirect equityholders.

6.22         Earnout Payment. No (i) proceeds of any Loan nor (ii) Cash resulting from the operations of Borrower and its Subsidiaries shall be used to pay any portion of the Escrow Amount and/or Earnout Payment. It is understood and agreed that such Escrow Amount and/or Earnout Payment shall be funded solely with the Cash proceeds from Capital Stock (other than Disqualified Capital Stock) issued by Holdings or capital contributions made to Holdings by its shareholders.

6.23         Anti-Corruption Laws; Sanctions; Anti-Money Laundering Laws.

(a)            No Credit Party shall directly or indirectly use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds, to any Subsidiary, agent, joint venture partner, or other Person (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or knowingly facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in violation of any Sanctions applicable to any party to this Agreement, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. No Credit Party shall repay any amount due under this Agreement or other Credit Document from funds which, to the knowledge of such Credit Party, have been generated by activities or business conducted with any Sanctioned Person or in any Sanctioned Country or from activities that are in violation of Sanctions.

(b)            Each Credit Party shall maintain in effect policies and procedures reasonably designed to achieve compliance by such Credit Party and its directors, officers, employees and agents with Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws.

6.24         Plan Assets; Prohibited Transactions. No Credit Party will take any action that would (a) result in its assets being deemed to include (i) Plan Assets or (ii) “plan assets” subject to Similar Law or (b) cause any transaction contemplated hereunder or any other Credit Document (or the exercise by Administrative Agent of any of its rights under any Credit Document) to constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of Similar Law.

SECTION 7.          GUARANTY

7.1            Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

7.2            Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments (as defined below) exceeds its Fair Share (as defined below) as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount (as defined below) with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3            Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4            Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)            this Guaranty is a guaranty of payment when due and not of collectability;

(b)            this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(c)            Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

(d)            the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(e)             payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid; provided that, without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(f)             any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Interest Rate Agreement and Currency Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or Interest Rate Agreements and Currency Agreements; and

(g)             this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, or any Interest Rate Agreement or Currency Agreement, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Interest Rate Agreements or Currency Agreements relating to the Guaranteed Obligations or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Interest Rate Agreement or Currency Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Interest Rate Agreements or Currency Agreements relating to the Guaranteed Obligations or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5           Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Interest Rate Agreements or Currency Agreements relating to the Guaranteed Obligations or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6            Guarantors’ Rights of Subrogation, Contribution, etc.. Until the Guaranteed Obligations shall have been indefeasibly paid in full in Cash and the Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full in Cash and the Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full in Cash, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7            Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8            Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) shall have been indefeasibly paid in full in Cash and the Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9            Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10          Financial Condition of Borrower. Any Credit Extensions may be made to Borrower or continued from time to time, and any Interest Rate Agreements or Currency Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation and any Interest Rate Agreement or Currency Agreement, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents and the Interest Rate Agreements and Currency Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

7.11         Bankruptcy, etc..

(a)            So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)            Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)            In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12          Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

7.13         Keepwell. Each Qualified ECP Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.13, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.13 shall remain in full force and effect until all of the Guaranteed Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) shall have been paid in full and the Commitments shall have been terminated or expired. Each Qualified ECP Guarantor intends that this Section 7.13 constitute, and this Section 7.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 8.         EVENTS OF DEFAULT

8.1           Events of Default. If any one or more of the following conditions or events shall occur (each, an “Event of Default”):

(a)             Failure to Make Payments When Due. Failure by Borrower to pay (i) when required to be paid hereunder or under the Fee Letter, the principal of and premium (including, without limitation, any Yield Maintenance Premium or Prepayment Premium), if any, on any Loan or the Exit Payment, whether at stated maturity, by acceleration or otherwise, (ii) when required to be paid hereunder, any installment of principal of any Loan by notice of voluntary prepayment, by mandatory prepayment or otherwise, or (iii) within three Business Days after the same becomes due, any interest on any Loan or any fee or any other amount due hereunder;

(b)             Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $250,000 or more or with an aggregate principal amount of $500,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party or any such Subsidiary with respect to any other term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (other than by a regularly scheduled required prepayment or redemption, or, with respect to any secured Indebtedness, resulting from a disposition, condemnation, insured loss or similar event relating to the property securing such Indebtedness);

(c)             Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in (i) Section 5.19 or 5.20 and such failure shall continue unremedied for a period of three Business Days or (ii) Section 2.6, Section 5.1, 5.2, 5.5, 5.6, 5.8, 5.10, 5.11, 5.12, 5.14, 5.15, 5.16, 5.17, 5.18 or 5.21, Section 6 or the last sentence of Section 10.17;

(d)             Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made;

(e)             Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of such Credit Party becoming aware of such default, or (ii) receipt by Borrower of notice from Administrative Agent or any Lender of such default;

(f)             Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law or Debtor Relief Law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days without having been dismissed, bonded or discharged;

(g)            Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Holdings or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law or Debtor Relief Law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f);

(h)            Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $250,000 or (ii) in the aggregate at any time an amount in excess of $500,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days;

(i)              [Reserved];

(j)              Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect or in the imposition of a Lien or security interest under Section 412(n) or 430(k) of the Internal Revenue Code or under Section 302(f) or 303(k) or Title IV of ERISA; or (ii) there shall occur one or more Foreign Benefit Events which individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect;

(k)             Change of Control. A Change of Control shall occur; or

(l)              Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder in writing, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party, or (iv) any subordination agreement (or subordination provisions incorporated in any subordinated Indebtedness) or intercreditor agreement, or any provisions thereof, ceases to be valid and enforceable against any holder of Indebtedness intended to be subordinated to the Obligations or secured by a Lien intended to be subordinated to the Lien of Collateral Agent or any holder of such Indebtedness shall so assert in writing;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Administrative Agent, (A) the Commitments, if any, of each Lender having such Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans and (II) all other Obligations, including, without limitation, the Exit Payment, Yield Maintenance Premium and Prepayment Premium; and (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.

SECTION 9.         AGENTS

9.1            Appointment of Agents. Crestline is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Crestline, in such capacity, to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. Except as expressly stated in Section 9.8, the provisions of this Section  9 are solely for the benefit of Agents and the Lenders, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to Administrative Agent or Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2            Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship or other implied (or express) obligations arising under agency doctrine of any applicable law in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3            General Immunity.

(a)             No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document, the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to either Agent thereunder, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. For avoidance of doubt, Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, unless Administrative Agent shall have received written notice from a Lender or any Credit Party referring to this Agreement and describing such Default or Event of Default. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

(b)             Exculpatory Provisions. No Agent nor any of its officers, partners, directors, managers, members, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non- appealable order. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall no liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5). Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Administrative Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. No Agent shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

9.4            Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5            Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective and their respective Related Parties. The exculpatory provisions of this Section 9 shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent. No Agent shall be responsible for the negligence or misconduct of any sub- agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.6           Lenders’ Representations, Warranties and Acknowledgment.

(a)             Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)             Each Lender, by delivering its signature page to this and funding its Term Loan and/or Revolving Loans on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

(c)             Each Lender (other than Crestline) (i) represents and warrants that as of the Closing Date neither such Lender nor its Affiliates or Approved Funds owns or controls, or owns or controls any Person owning or controlling, any trade debt or Indebtedness of any Credit Party other than the Obligations or, except with respect to any Affiliate of Crestline, any Capital Stock of any Credit Party and (ii) covenants and agrees that from and after the Closing Date neither such Lender nor its Affiliates and Approved Funds shall purchase any trade debt or Indebtedness of any Credit Party (other than the Obligations) or Capital Stock described in clause (i) above without the prior written consent of Administrative Agent.

9.7            Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent and their respective Related Parties (each, an “Indemnitee Related Party”), to the extent that such Indemnitee Related Party shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Related Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Indemnitee Related Party in any way relating to or arising out of this Agreement or the other Credit Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE RELATED PARTY; provided, (x) no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Related Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order and (y) the unreimbursed liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, as the case may be, was incurred by or asserted against such Agent (or any such sub- agent) in its capacity as such, or against any Indemnitee Related Party of any of the foregoing acting for such Agent (or any such sub-agent) in connection with such capacity. If any indemnity furnished to any Indemnitee Related Party for any purpose shall, in the opinion of such Indemnitee Related Party, be insufficient or become impaired, such Indemnitee Related Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Related Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Related Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.8            Successor Administrative Agent and Collateral Agent.

(a)             Administrative Agent and Collateral Agent may resign at any time by giving 30 days’ prior written notice thereof to Lenders and Borrower. Upon any such notice of resignation, Requisite Lenders shall have the right, in consultation with Borrower, to appoint a successor Administrative Agent and Collateral Agent; provided that in no event shall any such successor Agent be a Defaulting Lender. Upon the acceptance of any appointment as Administrative Agent and Collateral Agent hereunder by a successor Administrative Agent and Collateral Agent, that successor Administrative Agent and Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and Collateral Agent and the retiring Administrative Agent and retiring Collateral Agent shall promptly (i) transfer to such successor Administrative Agent and Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent and successor Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent and successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent and successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring Administrative Agent and retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s and retiring Collateral Agent’s resignation hereunder as Administrative Agent and Collateral Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent and Collateral Agent hereunder.

(b)            Notwithstanding anything herein to the contrary, Administrative Agent and Collateral Agent may assign their rights and duties as Administrative Agent and Collateral Agent hereunder to an Affiliate of Crestline without the prior written consent of, or prior written notice to, Borrower or the Lenders; provided that Borrower and the Lenders may deem and treat such assigning Administrative Agent and assigning Collateral Agent as Administrative Agent and Collateral Agent for all purposes hereof, unless and until such assigning Administrative Agent or assigning Collateral Agent, as the case may be, provides written notice to Borrower and the Lenders of such assignment. Upon such assignment and delivery of such notice to Borrower and Lenders, such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent and Collateral Agent hereunder and under the other Credit Documents.

9.9           Collateral Documents and Guaranty.

(a)            Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable may execute and deliver any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral (A) that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (B) upon termination of all Commitments and payment in full of all Obligations, or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented. Upon request by any Agent at any time, the Requisite Lenders will confirm in writing such Agent’s authority to release its interest in particular types or items of Collateral, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.9.

(b)            Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

(c)             No Duty With Respect to Collateral. No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall such Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.10          Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)             to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Sections 2.11, 2.13, 10.2 and 10.3) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.11, 2.13, 10.2 and 10.3.

9.11          Erroneous Payments.

(a)             If Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)             Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)            (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)            such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 9.11(b).

(c)             Each Lender or Secured Party hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Credit Document, or otherwise payable or distributable by Administrative Agent to such Lender or Secured Party from any source, against any amount due to Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)             In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor by Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Term Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Term Loans of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance), and is hereby deemed to execute and deliver an Assignment Agreement or subject to Administrative Agent’s consent, a similar agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Term Loans to Borrower or Administrative Agent, (ii) Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and (iv) Administrative Agent may reflect in the Register its ownership interest in the Term Loans subject to the Erroneous Payment Deficiency Assignment. Administrative Agent may, in its discretion, sell any Term Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Term Loan (or portion thereof), and Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, each party hereto agrees that, except to the extent that Administrative Agent has sold a Term Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether Administrative Agent may be equitably subrogated, Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Credit Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)             The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received, directly or indirectly, by Administrative Agent from or for the benefit of Holdings, Borrower or any of their Subsidiaries for the purpose of making a payment to satisfy any Obligations.

(f)             To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)             Each party’s obligations, agreements and waivers under this Section 9.11 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

9.12                  Lender ERISA Matters.

(a)             Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Holdings or any other Loan Party, that at least one of the following is and will be true:

(i)       such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Commitments or any Credit Document,

(ii)       the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Commitments or any Credit Document,

(iii)      (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Commitments or any Credit Document, or

(iv)      such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of Lead Borrower or any other Loan Party, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Commitments or any Credit Document (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

SECTION 10.       MISCELLANEOUS

10.1         Notices.

(a)             Notices Generally. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Collateral Agent, or Administrative Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by electronic mail or telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.

(b)            Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

10.2         Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all Administrative Agent’s reasonable and documented out-of-pocket costs and expenses of preparation of the Credit Documents (including the reasonable and documented out- of-pocket fees, charges and disbursements of counsel for Administrative Agent) and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable and documented out-of-pocket fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (c) all the reasonable and documented out-of-pocket costs and expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (d) all Administrative Agent’s reasonable and documented out-of-pocket costs and fees, expenses for, and disbursements of any of Administrative Agent’s, auditors, accountants, consultants or appraisers whether internal or external, and all reasonable and documented out-of-pocket attorneys’ fees incurred by Administrative Agent; (e) all the reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all other reasonable and documented out-of- pocket costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (g) after the occurrence of a Default or an Event of Default, all reasonable and documented out-of-pocket costs and expenses, including attorneys’ fees and costs of settlement, incurred by any Agent or any Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

10.3         Indemnity.

(a)            In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from (i) the gross negligence, bad faith, fraud or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order, of that Indemnitee, (ii) a breach by such Indemnitee of any of its material obligations hereunder or any other Credit Document, or (iii) any loss, claim, damage, litigation, penalty, expense or liability solely related to any investigation or proceeding that does not involve an act or omission by any Credit Party and that is brought by an Indemnitee against another Indemnitee, other than a proceeding against any Agent in its capacity as such. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. This Section 10.3(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)            To the extent permitted by applicable law, no party hereto shall assert, and each party hereby waives, any claim against any other party hereto and their respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. No Person referred to in the immediately preceding sentence shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

10.4         Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each of their respective Affiliates is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without prior notice to any Credit Party or to any other Person (other than Administrative Agent), any such prior notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party (in whatever currency) against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees to notify Borrower and Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and their respective Affiliates under this Section 10.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.

10.5         Amendments and Waivers.

(a)             Requisite Lenders’ Consent. Subject to Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of each of the Credit Parties, Administrative Agent and the Requisite Lenders.

(b)            Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)         extend the scheduled final maturity of any Loan or Note;

(ii)        waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii)       reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee payable hereunder;

(iv)       extend the time for payment of any such interest or fees (it being understood that the waiver of any mandatory prepayment shall not constitute an extension of any time for payment of interest or fees);

(v)        reduce the principal amount of any Loan;

(vi)       amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);

(vii)      amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of Administrative Agent and the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

(viii)     release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

(ix)        consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

(c)         Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i)         increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender;

(ii)        amend the definition of “Requisite Class Lenders” without the consent of Requisite Class Lenders of each Class; provided, with the consent of Administrative Agent and the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such “Requisite Class Lenders” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

(iii)       amend, modify, terminate or waive any provision of Section 3.2(a) with regard to any Credit Extension (irrespective of the Class of Loan) without the consent of Requisite Class Lenders of the affected Class;

(iv)       alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Administrative Agent and the Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered; or

(v)        amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d)            Defaulting Lenders; Events of Default. Notwithstanding anything contained herein to the contrary, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (B) subject in all respects to Section 2.21, no amendment or waiver shall reduce the principal amount of any Loan or reduce the rate of interest on any Loan, in each case, owing to a Defaulting Lender, without the consent of such Defaulting Lender and (ii) this Agreement may be amended and restated without the consent of any Lender (but with the consent of Borrower and Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Section 2.15, Section 2.17, Section 2.18(c), Section 2.19, Section 2.20, Section 10.2 and Section 10.3), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement. Notwithstanding anything herein or otherwise to the contrary, any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default is waived in writing in accordance with the terms of this Section 10.5 notwithstanding (x) any attempted cure or other action taken by any Credit Party or any other Person subsequent to the occurrence of such Event of Default or (y) any action taken or omitted to be taken by Administrative Agent or any Lender prior to or subsequent to the occurrence of such Event of Default (other than the granting of a waiver in writing in accordance with the terms of this Section 10.5).

(e)             Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6         Successors and Assigns; Participations.

(a)            Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 10.6, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 10.6, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section 10.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 10.6 and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Class of Commitments and/or Loans) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 10.6(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)            in any case not described in Section 10.6(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to Administrative Agent) shall not be less than $1,000,000, unless each of Administrative Agent.

(ii)  Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis.

(iii)  Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.6(b)(i)(B) and, in addition:

(A)            the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five Business Days after having received notice thereof; and

(B)            the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)  Assignment Agreement. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500; provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire, a duly executed W-9 tax form (or such other applicable IRS tax form) and any and all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable “know your customer,” and anti-money laundering regulations, including the Act.

(v)   No Assignment to Certain Persons. No such assignment shall be made to (A) Borrower or any of Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)  No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)  Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Pro Rata Share thereof. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 10.6(c), from and after the effective date specified in each Assignment Agreement (which for the avoidance of doubt shall be the date of recordation in the Register), the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18(c), 2.19, 2.20 and 10.2 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.6.

(c)             Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amounts (and stated interest) of and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior written notice.

(d)             Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.7 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.5(b) and 10.5(c) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 subject to the requirements and limitations therein, including the requirements under Section 2.20 (it being understood that the documentation required under Section 2.20(g) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(b); provided that such Participant (A) agrees to be subject to the provisions of Section 2.23(a) as if it were an assignee under Section 10.6(b); and (B) shall not be entitled to receive any greater payment under Section 2.19 or 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 2.23(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitment and/or the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)             Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

10.7         [Reserved].

10.8         Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of the Loans. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2, 10.3, 10.4, and 10.10 and the agreements of Lenders set forth in Sections 2.17, 9.3(b) and 9.6 shall survive the payment of the Loans and the termination hereof.

10.9         No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Interest Rate Agreements and Currency Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10       Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent, Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11      Severability. In case any provision in or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12      Obligations Several; Actions in Concert. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. Anything in this Agreement or any other Credit Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any Note or otherwise with respect to the Obligations without first obtaining the prior written consent of Agent or Requisite Lenders (as applicable), it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and any Note or otherwise with respect to the Obligations shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders (as applicable).

10.13      Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14      APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

10.15      CONSENT TO JURISDICTION.

(a)            SUBJECT TO CLAUSE (iv) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b)              EACH PARTY HERETO HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.1. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY PARTY HERETO IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

10.16       WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED AND DELIVERED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17      Confidentiality. Each Agent and Lender shall hold all information regarding Holdings and its Subsidiaries and their respective businesses obtained by such Agent or Lender pursuant to the requirements hereof in accordance with such Agent’s or Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, an Agent or a Lender may make (i) disclosures of such information to its Affiliates and its Affiliates’ respective current and prospective equity holders (including without limitation, partners), and Related Parties of such Person and of such Person’s Affiliates (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Commitments and/Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Interest Rate Agreements and Currency Agreements (provided, such potential assignees, transferees and participants and such counterparties and advisors are advised of, and agree to be bound by, the provisions of this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any information relating to the Credit Parties received by it from any of the Agents or any Lender, (iv) disclosure to any Lender’s financing sources, provided that prior to any disclosure, such financing source is informed of the confidential nature of the information, (v) in connection with any litigation or dispute (including with respect to the exercise of remedies) which relates to this Agreement or any other Credit Document to which any Agent or any Lender is a party or is otherwise subject and (vi) disclosures required or requested by any Governmental Authority or representative thereof (including any self-regulatory authority, such as the NAIC) purporting to have authority over such Person or its Affiliates, respective current and prospective equity holders (including without limitation, partners) and Related Parties of such Person and of such Person’s Affiliates or pursuant to legal or judicial process or other legal proceeding; provided, unless specifically prohibited by applicable law or court order, such Agent or such Lender, as the case may be, shall make reasonable efforts to notify Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such information prior to disclosure of such information. In addition, Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Credit Documents, and the Commitments. Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent may, at its own expense issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Credit Parties) (collectively, “Trade Announcements”). No Credit Party shall issue, nor shall it suffer or permit Manager, Sponsor, Sponsor GP or any of their respective affiliates to issue, any Trade Announcement except (i) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission or (ii) with the prior written approval of Administrative Agent (not to be unreasonably withheld, delayed or conditioned).

10.18      Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

10.19       Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any other Credit Document, or any certificate delivered thereunder, by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof or thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import as it relates to the execution and delivery of this Agreement shall be deemed to include an electronic symbol or process attached to a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (each an “Electronic Signature”), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Without limiting the generality of the foregoing, each Credit Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the parties hereto, electronic images of this Agreement (including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of this Agreement based solely on the lack of paper original copies of this Agreement, including with respect to any signature pages hereto or thereto. Upon Administrative Agent’s request, any signature transmitted by facsimile or electronic transmission or Electronic Signature, in each case, by any Credit Party on any Credit Document or certificate thereunder shall be followed by a “wet ink” manually executed counterpart promptly sent to Administrative Agent.

10.20      Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.21       Patriot Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that (a) pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certification.

10.22      Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)             the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)             the effects of any Bail-In Action on any such liability, including, if applicable:

(i)      a reduction in full or in part or cancellation of any such liability;

(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.23      Guarantor Assumption. The parties hereto hereby agree that immediately upon the consummation of the Closing Date Acquisition and the making of the Term Loans hereunder, without further act or deed, (a) Target and its Subsidiaries shall each become a “Guarantor” hereunder and, without limiting the generality of the foregoing, hereby expressly assumes all rights, duties, obligations and liabilities of a Guarantor (whether or not due, contingent, liquidated, or otherwise) under and in respect of this Agreement, including all Guaranteed Obligations (such assumption, the “Guarantor Assumption”), and(b) each reference to a “Guarantor” or the “Guarantors” in this Agreement and in any other Credit Document shall be deemed to include Target and its Subsidiaries.

10.24      Original Issue Discount. THE TERM LOANS HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE TERM LOANS MAY BE OBTAINED BY WRITING TO ADMINISTRATIVE AGENT AT ITS ADDRESS SET FORTH IN APPENDIX B.

10.25       Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, Administrative Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two Business Days preceding that on which judgment is given. Each Credit Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date Administrative Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, Administrative Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Credit Party agrees, as a separate obligation and notwithstanding any such payment or judgment, to indemnify Administrative Agent against such loss. The term “rate of exchange” in this Section 10.25 means the spot rate at which Administrative Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	HPI HOLDCO, LLC

	By:	/s/ Akshay Shah
		Name:	Akshay Shah
		Title:	Secretary

HOLDINGS:	HPI HOLDINGS, LLC

	By:	/s/ Akshay Shah
		Name:	Akshay Shah
		Title:	Secretary

SUBSIDIARY GUARANTORS:	AHS GRANITE MERGER SUB, INC.

	By:	/s/ Akshay Shah
		Name:	Akshay Shah
		Title:	Secretary

AHS HOLDCO, INC.

	By:	/s/ Akshay Shah
		Name:	Akshay Shah
		Title:	Secretary

HEALTH PRIME INTERNATIONAL, LLC

	By:	/s/ Akshay Shah
		Name:	Akshay Shah
		Title:	Secretary

PRIME MANAGED BILLING LLC

	By:	/s/ Akshay Shah
		Name:	Akshay Shah
		Title:	Secretary and Treasurer

[Signature Page to HPI Credit and Guaranty Agreement]

After giving effect to the Closing Date Acquisition:

ADVANTEDGE HEALTHCARE HOLDINGS, INC.

By:	/s/ Akshay Shah
	Name:	Akshay Shah
	Title:	Secretary and Treasurer

ADVANTEDGE HEALTHCARE SOLUTIONS, INC.

By:	/s/ Akshay Shah
	Name:	Akshay Shah
	Title:	Secretary and Treasurer

ADVANTEDGE HEALTHCARE SOLUTIONS, INC.

By:	/s/ Akshay Shah
	Name:	Akshay Shah
	Title:	Secretary and Treasurer

ADVANTEDGE HEALTHCARE SOLUTIONS S.I., INC.

By:	/s/ Akshay Shah
	Name:	Akshay Shah
	Title:	Secretary and Treasurer

AMSPLUS, INC.

By:	/s/ Akshay Shah
	Name:	Akshay Shah
	Title:	Secretary and Treasurer

[Signature Page to HPI Credit and Guaranty Agreement]

PHYSICIANS’ SERVICE CENTER, INC.

By:	/s/ Akshay Shah
	Name:	Akshay Shah
	Title:	Secretary and Treasurer

AHP BILLING SERVICES, INC.

By:	/s/ Akshay Shah
	Name:	Akshay Shah
	Title:	Secretary and Treasurer

AHS SERVICES, INC.

By:	/s/ Akshay Shah
	Name:	Akshay Shah
	Title:	Secretary and Treasurer

PROFESSIONAL MANAGEMENT, INC.

By:	/s/ Akshay Shah
	Name:	Akshay Shah
	Title:	Secretary and Treasurer

FRANK HILL ASSOCIATES, INC.

By:	/s/ Akshay Shah
	Name:	Akshay Shah
	Title:	Secretary and Treasurer

[Signature Page to HPI Credit and Guaranty Agreement]

MEDICAL ACCOUNT SERVICES, INC.

By:	/s/ Akshay Shah
	Name:	Akshay Shah
	Title:	Secretary and Treasurer

ADVANTEDGE WPA, INC.

By:	/s/ Akshay Shah
	Name:	Akshay Shah
	Title:	Secretary and Treasurer

[Signature Page to HPI Credit and Guaranty Agreement]

CRESTLINE DIRECT FINANCE, L.P.,
as Administrative Agent, Sole Lead Arranger and Collateral Agent

By:	Crestline Direct Finance (GP), L.L.C.,
its general partner

By:	Crestline Investors, Inc., its manager

By:	/s/ Chris Semple
	Name:	Chris Semple
	Title:	Managing Director

[Signature Page to HPI Credit and Guaranty Agreement]

LENDERS:	CRESTLINE SPECIALTY LENDING II, L.P. AMERICAN NATIONAL INSURANCE COMPANY CRESTLINE SPECIALTY LENDING III, L.P.
AMERICAN LIFE & SECURITY CORP. CRESTLINE SLF AMERICAN LIFE & SECURITY CORP. ALSC CL FW

By: Crestline Management, L.P., its investment manager

By: Crestline Investors, Inc., its general partner

	By:	/s/ Chris Semple
	Name:	Chris Semple
	Title:	Managing Director

[Signature Page to HPI Credit and Guaranty Agreement]

APPENDIX A-1

TO CREDIT AND GUARANTY AGREEMENT

Term Loan Commitments

Lender	Term Loan Commitment	Pro Rata Share
Crestline Specialty Lending II, L.P.	$14,397,900.00	26.178000%
American National Insurance Company	$3,807,692.46	6.923077%
Crestline Specialty Lending III, L.P.	$28,121,331.14	51.129692%
American Life & Security Corp. Crestline SLF	$1,903,846.23	3.461538%
American Life & Security Corp. ALSC CL FW	$6,769,230.17	12.307692%
Total	$55,000,000.00	100.00%

APPENDIX A-1

APPENDIX A-2

TO CREDIT AND GUARANTY AGREEMENT

Revolving Commitments

Lender	Revolving Commitment	Pro Rata Share
Crestline Specialty Lending II, L.P.	$523,560.00	26.178000%
American National Insurance Company	$138,461.54	6.923077%
Crestline Specialty Lending III, L.P.	$1,022,593.84	51.129692%
American Life & Security Corp. Crestline SLF	$69,230.77	3.461539%
American Life & Security Corp. ALSC CL FW	$246,153.85	12.307693%
Total	$2,000,000.00	100%

APPENDIX A-2

APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

To the Credit Parties:

c/o HPI Holdings, LLC

174 Waterfront Street, Suite 330

Oxon Hill, Maryland 20745

Attention: Pranil Vadgama, CEO

Email: [REDACTED]

APPENDIX B-1

CRESTLINE DIRECT FINANCE, L.P.

as Administrative Agent, Collateral Agent and Sole Lead Arranger

c/o Crestline Investors, Inc.

201 Main Street, Suite 1900

Fort Worth, Texas 76102

Attention: Travis Keith;

and Crestline In-House Counsel

Emails: [REDACTED]

      [REDACTED]

Facsimile: (817) 339-7378

with a copy to (which shall not constitute notice):

Jones Day

2727 North Harwood Street

Dallas, Texas 75201-1515

Attention: John Mazey

Telephone: (214) 969-5006

Email: [REDACTED]

with a copy to (which shall not constitute notice):

Cortland Capital Market Services LLC

225 W. Washington St., 9th Floor

Chicago, Illinois 60606

Attention: Frances Real, Legal Department

Email: crestlineagency@cortlandglobal.com

Facsimile: (312) 376-0751

CRESTLINE SPECIALTY LENDING II, L.P.

AMERICAN NATIONAL INSURANCE COMPANY

CRESTLINE SPECIALTY LENDING III, L.P.

AMERICAN LIFE & SECURITY CORP. CRESTLINE SLF

AMERICAN LIFE & SECURITY CORP. ALSC CL FW

as Lenders

c/o Crestline Investors, Inc.

201 Main Street, Suite 1900

Fort Worth, Texas 76102

Attention: Travis Keith;

and Crestline In-House Counsel

Emails: [REDACTED]

Facsimile: [REDACTED]

with a copy to (which shall not constitute notice):

Jones Day

2727 North Harwood Street

Dallas, Texas 75201-1515

Attention: John Mazey

Telephone: [REDACTED]

Email: [REDACTED]

APPENDIX B-2

SCHEDULE 1.1

Certain Material Real Estate Assets None.

Schedule 1.1 – 1

SCHEDULE 4.1

Jurisdictions of Organization and Qualification

Company	Jurisdiction
HPI Holdings, LLC	Delaware
HPI HoldCo, LLC	Delaware
AHS HoldCo, Inc.	Delaware
AHS Granite Merger Sub, Inc.	Delaware
Health Prime International, LLC	Maryland
Prime Managed Billing LLC	Delaware
Health Prime Services Pvt. Ltd.	India
Health Prime Services Costa Rica S.R.L.	Costa Rica
Advantedge Healthcare Holdings, Inc.	Delaware
AdvantEdge Healthcare Solutions, Inc.	New York
Advantedge Healthcare Solutions, Inc.	Delaware
Professional Management, Inc.	Maryland
Frank Hill Associates, Inc.	Massachusetts
Medical Account Services, Inc.	Ohio
AdvantEdge WPA Inc.	Delaware
AHS Services, Inc.	Delaware
Advantedge Healthcare Solutions S.I., Inc.	Delaware
AMSPlus, Inc.	Massachusetts
Physicians’ Service Center, Inc.	Illinois
AHP Billing Services, Inc.	Delaware
AdvantEdge Healthcare Solutions Private Limited	India

Schedule 4.1 – 1

SCHEDULE 4.2

Capital Stock and Ownership

(a)	None.

(b)	Capitalization of Holdings.

Member	Class A-1 Units	Class A-2 Units	Class B Units	Percentage Interests	Initial Capital Contributions
HPI Parent, LLC	53,867	0	0	84.51%	$66,389,342.32
AVPI, LLC	942	6,500	0	14.59%	$7,500,000
M512 Investments, Inc.	94	0	0	0.18%	$100,000
Clearstone, LLC	29	0	0	0.06%	$30,000
Chris Wang	18	0	0	0.04%	$20,000
Dylan Betts	14	0	0	0.03%	$15,000
S K Medical Partners, LLC	98	0	0	0.19%	$105,000
Raj Shah	188	0	0	0.37%	$200,000
Spencer Dahl	18	0	0	0.04%	$20,000
Reserved for Management Pool	0	0	6,500	0.00%	$0
Total Outstanding:	55,268	6,500	0	100.00%	$74,379,342.32
Authorized Totals:	56,000	6,500	6,500	100.00%	Not applicable

(c)

Company	Ownership interest immediately before Closing Date Acquisition	Ownership interest immediately after Closing Date Acquisition
HPI Holdings, LLC

HPI Parent, LLC (87.21%) AVPI, LLC (12.05%)

M512 Investments, Inc. (0.15%) Clearstone, LLC (0.05%)

Chris Wang (0.03%)

Dylan Betts (0.02%)

S K Medical Partners, LLC (0.16%)

Raj Shah (0.30%)

Spencer Dahl (0.03%)

HPI Parent, LLC (87.21%) AVPI, LLC (12.05%)

M512 Investments, Inc. (0.15%) Clearstone, LLC (0.05%)

Chris Wang (0.03%)

Dylan Betts (0.02%)

S K Medical Partners, LLC (0.16%)

Raj Shah (0.30%)

Spencer Dahl (0.03%)

HPI HoldCo, LLC	HPI Holdings, LLC (100%)	HPI Holdings, LLC (100%)
AHS HoldCo, Inc.	HPI HoldCo, LLC (100%)	HPI HoldCo, LLC (100%)
AHS Granite Merger Sub, Inc.	AHS HoldCo, Inc. (100%)	Not applicable.
Health Prime International, LLC	HPI HoldCo, LLC (100%)	HPI HoldCo, LLC (100%)
Prime Managed Billing LLC	Health Prime International, LLC (100%)	Health Prime International, LLC (100%)
Health Prime Services Pvt. Ltd.	Health Prime International, LLC (100%)	Health Prime International, LLC (100%)

Schedule 4.2 – 1

Health Prime Services Costa Rica S.R.L.	Health Prime International, LLC (100%)	Health Prime International, LLC (100%)
Advantedge Healthcare Holdings, Inc.	Not applicable.	AHS HoldCo, Inc. (100%)
AdvantEdge Healthcare Solutions, Inc. (NY)	Advantedge Healthcare Holdings, Inc. (100%)	Advantedge Healthcare Holdings, Inc. (100%)
Advantedge Healthcare Solutions, Inc. (DE)	Advantedge Healthcare Holdings, Inc. (100%)	Advantedge Healthcare Holdings, Inc. (100%)
Professional Management, Inc.	Advantedge Healthcare Solutions, Inc. (DE) (100%)	Advantedge Healthcare Solutions, Inc. (DE) (100%)
Frank Hill Associates, Inc.	Advantedge Healthcare Solutions, Inc. (DE) (100%)	Advantedge Healthcare Solutions, Inc. (DE) (100%)
Medical Account Services, Inc.	Advantedge Healthcare Solutions, Inc. (DE) (100%)	Advantedge Healthcare Solutions, Inc. (DE) (100%)
AdvantEdge WPA, Inc.	Advantedge Healthcare Solutions, Inc. (DE) (100%)	Advantedge Healthcare Solutions, Inc. (DE) (100%)
AHS Services, Inc.	AdvantEdge Healthcare Solutions, Inc. (NY) (100%)	AdvantEdge Healthcare Solutions, Inc. (NY) (100%)
Advantedge Healthcare Solutions S.I., Inc.	AdvantEdge Healthcare Solutions, Inc. (NY) (100%)	AdvantEdge Healthcare Solutions, Inc. (NY) (100%)
AMSPlus, Inc.	AdvantEdge Healthcare Solutions, Inc. (NY) (100%)	AdvantEdge Healthcare Solutions, Inc. (NY) (100%)
Physicians’ Service Center, Inc.	AdvantEdge Healthcare Solutions, Inc. (NY) (100%)	AdvantEdge Healthcare Solutions, Inc. (NY) (100%)
AHP Billing Services, Inc.	AdvantEdge Healthcare Solutions, Inc. (NY) (100%)	AdvantEdge Healthcare Solutions, Inc. (NY) (100%)
AdvantEdge Healthcare Solutions Private Limited	AdvantEdge Healthcare Solutions, Inc. (NY) (99%) AHS Services, Inc. (1%)	AdvantEdge Healthcare Solutions, Inc. (NY) (99%) AHS Services, Inc. (1%)

(d)

Office of officer or member of the board of directors	Name of officer or member of board of directors
HPI Holdings, LLC	Board of Mangers: Vinod Shah, Michael Frost, Raj Shah, Chris Ricaurte and Daniel Rainey Officers: Pranil Vadgama (Treasurer), Akshay Shah (Secretary) and Michael Frost (Authorized Signatory)
HPI HoldCo, LLC	Officers: Pranil Vadgama (Chief Executive Officer and President) and Akshay Shah (Secretary)
AHS HoldCo, Inc.	Board of Directors: Michael Frost, Vinod Shah and Daniel Rainey Officers: Pranil Vadgama (Chief Executive Officer and President) and Akshay Shah (Secretary)
Health Prime International, LLC	Officers: Pranil Vadgama (Chief Executive Officer), Akshay Shah (Secretary) and Michael Frost (President)

Schedule 4.2 – 2

Prime Managed Billing LLC	Officers: Pranil Vadgama (President), and Akshay Shah (Secretary and Treasurer)
Health Prime Services (India) Pvt. Ltd.	Directors: Ketan Shah (Director) and Chirag Shah (Director)
Health Prime Services Costa Rica S.R.L.	Officer: Pranil Vadgama (Chief Executive Officer and President)
Advantedge Healthcare Holdings, Inc.	Board of Directors: Pranil Vadgama and Akshay Shah Officers: Pranil Vadgama (President) and Akshay Shah (Secretary and Treasurer)
AdvantEdge Healthcare Solutions, Inc. (NY)	Board of Directors: Pranil Vadgama and Akshay Shah Officers: Pranil Vadgama (President) and Akshay Shah (Secretary and Treasurer)
Advantedge Healthcare Solutions, Inc. (DE)	Board of Directors: Pranil Vadgama and Akshay Shah Officers: Pranil Vadgama (President) and Akshay Shah (Secretary and Treasurer)
Professional Management, Inc.	Board of Directors: Pranil Vadgama and Akshay Shah Officers: Pranil Vadgama (President) and Akshay Shah (Secretary and Treasurer)
Frank Hill Associates, Inc.	Board of Directors: Pranil Vadgama and Akshay Shah Officers: Pranil Vadgama (President) and Akshay Shah (Secretary and Treasurer)
Medical Account Services, Inc.	Board of Directors: Pranil Vadgama and Akshay Shah Officers: Pranil Vadgama (President) and Akshay Shah (Secretary and Treasurer)
AdvantEdge WPA, Inc.	Board of Directors: Pranil Vadgama and Akshay Shah Officers: Pranil Vadgama (President) and Akshay Shah (Secretary and Treasurer)
AHS Services, Inc.	Board of Directors: Pranil Vadgama and Akshay Shah Officers: Pranil Vadgama (President) and Akshay Shah (Secretary and Treasurer)
Advantedge Healthcare Solutions S.I., Inc.	Board of Directors: Pranil Vadgama and Akshay Shah Officers: Pranil Vadgama (President) and Akshay Shah (Secretary and Treasurer)
AMSPlus, Inc.	Board of Directors: Pranil Vadgama and Akshay Shah Officers: Pranil Vadgama (President) and Akshay Shah (Secretary and Treasurer)
Physicians’ Service Center, Inc.	Board of Directors: Pranil Vadgama and Akshay Shah Officers: Pranil Vadgama (President) and Akshay Shah (Secretary and Treasurer)

AHP Billing Services, Inc.	Board of Directors: Pranil Vadgama and Akshay Shah Officers: Pranil Vadgama (President) and Akshay Shah (Secretary and Treasurer)
AdvantEdge Healthcare Solutions Private Limited	Directors: Ketan Shah (Director) and Chirag Shah (Director)

Schedule 4.2 – 3

SCHEDULE 4.12

Real Estate Assets

(a)

Entity of record	Property address	Landlord
Health Prime International, LLC	174 Waterfront St., National Harbor, MD 20745	NH-J Office/Retail, LLC
Prime Managed Billing LLC	785 West Granada Blvd., Ste 5, Ormond Beach, FL 32174	Mclaughlin and Davis Partnership, LLC
Prime Managed Billing LLC	1140 Town Center Dr., Las Vegas, NV 89144	The Canyons 1A, LLC
Prime Managed Billing LLC	1140 Town Center Dr., Las Vegas, NV 89144	The Canyons 1B, LLC
Prime Managed Billing LLC	136 Capcom Ave., Wake Forest, NC 27587	3 Phoenix, Inc.
Prime Managed Billing LLC	6100 Bandera Rd., San Antonio, TX 78238	Omninet Tower, LP
Health Prime Services Pvt. Ltd.	Plot no. 16/17, Marol Industrial Area, Mulgaon, Mumbai, India 400093	Datamatics Business Solutions Limited
Health Prime Services Costa Rica S.R.L.	3rd floor, Plaza Real Cariari, SJ, Autopista Gral. Cañas Cruce de, San José, San Antonio, Costa Rica 40104	C Tres Corporate Centre II, S.A.
AdvantEdge Healthcare Solutions, Inc.	9 Northeastern Blvd., Salem, NH 03079	EIP Northeastern Boulevard, LLC
AdvantEdge Healthcare Solutions, Inc.	30 Technology Dr., Ste 1B, Warren, NJ 07059	30 Technology PP, LLC
AdvantEdge Healthcare Solutions, Inc.	3181 Black Gap Rd., Chambersburg, PA 17202	Ground Spring, LLC
Physicians’ Service Center, Inc.	520 East 22nd St., Lombard, IL 60148	Increase Your Profit, LLC
AdvantEdge Healthcare Solutions, Inc.	Unit 530, 530 East 22nd St., Lombard, IL 60148	530 22nd Street, LLC
AdvantEdge Healthcare Solutions, Inc.	Chapel Place, Building B, Thomas More Pkwy., Crestview Hills, KY 41017	Thomas More/Hemmer IV, Ltd.
AdvantEdge Healthcare Solutions, Inc.	3333 Madison Pike, Fort Wright, KY 41011, Storage Unit 05127	Highland, LLC (d/b/a 3LSelf Storage)
AdvantEdge Healthcare Solutions, Inc.	20 Independence Dr., Ste 2B, Freeport, ME 04032	FNT, LLC
AdvantEdge Healthcare Solutions, Inc.	3131 S Dixie Dr., Ste 535, Dayton, OH 45439	3131 Dixie Drive, LLC
AdvantEdge Healthcare Solutions, Inc.	5550 Glades Rd., Ste 500, Boca Raton, FL 33431	Town Center Executive Suites
AdvantEdge Healthcare Solutions Private Limited	4th Floor - #99/100, 4th Floor Prestige Towers, Residency Rd., Bangalore, Karnataka, India 560025	H.E. Abdulla Sait, Mrs. Ayesha Bai, Mrs. Nawsheen Mohammed Naveed, Mrs. Shameela Najeeb, Mrs.
Fahra Nasser, Mrs. Tabassum Sajad, Hudna Yakub and Mohamed Ameen

Schedule 4.12 – 1

AdvantEdge Healthcare Solutions Private Limited	2nd Floor - #99/100, 2nd Floor Prestige Towers, Residency Rd., Bangalore, Karnataka INDIA 560025	Mrs. Shakera Riyaz, Mrs. Almas M. Nenset, Mr. Abdul Samad Motiwala, Mr. Ebraheem Motiwala, Mr. Abdul Ahad Motiwala, Mr. Mohd Shafee Motiwala, Mrs. Almas Farid Ali and Mrs. H. Kavitha
Professional Management, Inc.	9920 Franklin Square Dr., Ste 120 White Marsh, MD 21236	FDS Franklin 9920, LLC
AdvantEdge Healthcare Solutions, Inc.	4133 Old Jacksonville Rd., Ste A, B and C, Springfield, IL 62711	Meadowbrook Holdings LLC

(b)

1.	Lease Agreement dated February 5, 2010, between NH-J Office/Retail LLC, as landlord, and Health Prime International, LLC, as tenant, as amended by the First Amendment to Office Lease Agreement dated April 30, 2013 and as amended by the Second Amendment to Office Lease Agreement dated June 26, 2018.

2.	Lease Agreement dated May 14, 2012, between Mclaughlin and Davis Partnership LLC, as landlord, and Prime Managed Billing LLC, as tenant, as amended from time to time.

3.	Lease Agreement dated February 28, 2014, between The Canyons 1B LLC, as landlord, and Prime Managed Billing LLC, as tenant, as amended by the First Amendment to Office Lease dated August 15, 2014, as amended by the Second Amendment to Office Lease dated September 18, 2014 and as amended by the Third Amendment to Office Lease dated on or about July, 2015.

4.	Lease Agreement dated on or about July, 2015, between The Canyons 1A LLC, as landlord, and Prime Managed Billing LLC, as tenant, as amended from time to time.

5.	Lease Agreement dated March 30, 2017, between 3 Phoenix, Inc., as sub-landlord, and Prime Managed Billing LLC, as sub-tenant, as amended from time to time.

6.	Lease Agreement dated August 26, 2014, between Omninet Tower, LP, as landlord, and Prime Managed Billing LLC, as tenant, as amended by the First Amendment to Standard Office Lease dated March 27, 2017.

7.	Leave and License Agreement dated January 14, 2020 between Health Prime Services Pvt. Ltd. and Datamatics Business Solutions Limited.

8.	Lease Agreement for Office Space dated November 21, 2019 between Health Prime Services Costa Rica S.R.L. and C Tres Corporate Center II, S.A..

Schedule 4.12 – 2

9.	Lease Agreement, dated as of November 14, 2003, by and between 530 22nd Street, L.L.C., as landlord, and AdvantEdge Healthcare Solutions, Inc., as tenant, as amended by that certain First Lease Amendment, dated as of October 21, 2008, that certain Second Lease Amendment, dated as of November 26, 2013, that certain Third Lease Amendment, dated as of September 30, 2014, and that certain Fourth Lease Amendment dated as of January 31, 2017.

10.	Lease Agreement, dated as of August 19, 2013, by and between EIP Northeastern Boulevard LLC and AdvantEdge Healthcare Solutions, Inc., as amended by that certain First Amendment to Lease, dated as of March 1, 2014.

11.	Agreement of Lease, dated as of September 19, 2018, by and between FDS Franklin 9920, LLC, as landlord, and Professional Management, Inc., as tenant.

12.	Lease Agreement, dated as of September 3, 2015, by and between Ground Spring LLC and AdvantEdge Healthcare Solutions, Inc., as amended by that certain Addendum, dated April 6, 2017 and that certain Addendum Extension, dated March 25, 2019.

13.	Lease, dated July 8, 2016, by and between Thomas More/Hemmer IV, Ltd. and AdvantEdge Healthcare Solutions, Inc.

14.	Lease Commencement Date Agreement, dated as of October 3, 2016, by and between Thomas More/Hemmer IV, Ltd. and AdvantEdge Healthcare Solutions, Inc.

15.	Lease Agreement, dated as of August 4, 2006, by and between MBCC 30, LLC and AdvantEdge Healthcare Solutions, Inc., as amended as amended by that certain First Amendment to Lease Agreement dated May 3, 2007, that certain Second Amendment to Lease Agreement dated February 29, 2012, that certain Third Amendment to Lease Agreement dated May 23, 2013, that certain Fourth Amendment to Lease Agreement dated December 18, 2014, that certain Fifth Amendment to Lease Agreement dated November 30, 2016, and that certain Sixth Amendment to Lease Agreement, dated October 15, 2018, and that certain Seventh Amendment of Lease Agreement, dated as of March 9, 2021.

16.	Lease dated as of January 21, 2004, as amended by that certain First Amendment and Supplement to Lease dated as of June 15, 2009, that certain Second Lease Amendment and Supplement to Lease dated as of March 10, 2011, that certain Third Amendment and Supplement to Lease dated as of November 12, 2013, and that certain Fourth Amendment and Supplement to Lease dated as of November 16, 2016, by and among Increase Your Profit, LLC and AdvantEdge Healthcare Solutions, Inc.

17.	Lease Deed, dated as of September 18, 2019, by and between Mr. H.E. Abdulla Sait, Mrs. Ayesha Bai, Mrs. Nawsheen Mohammed Naveed, Mrs. Shameela Najeeb, Mrs. Fahra Nasser, Mrs. Tabassum Sajad, Hudna Yakub, Mohamed Ameen, and AdvantEdge Healthcare Solutions Private Limited.

18.	Lease Deed, dated as of September 18, 2019, by and between Mrs. Shakera Riyaz, Mrs. Almas M. Nenset, Mr. Abdul Samad Motiwala, Mr. Ebraheem Motiwala, Mr. Abdul Ahad Motiwala, Mr. Mohd Shafee Motiwala, Mrs. Almas Farid Ali, Mrs. H. Kavitha and AdvantEdge Healthcare Solutions Private Limited.

Schedule 4.12 – 3

19.	Office Building Lease, dated as of September 27, 2010, by and between ICV Dayton, LLC and AdvantEdge Healthcare Solutions, Inc., as amended by that certain First Amendment to Lease, dated as of November 15, 2010, that certain Second Amendment to Lease, dated as of February 1, 2011, that certain Third Amendment to Lease, dated September 30, 2011, that certain Fourth Amendment to Lease, dated as of November 2012, that certain Fifth Amendment to Lease, dated as of February 27, 2013, that certain Sixth Amendment to Lease, dated of March 11, 2015.

20.	Maine Commercial Lease Agreement, dated as of February 19, 2020, by and between FNT, LLC and AdvantEdge Healthcare Solutions MA.

21.	Commercial Lease Agreement, dated as of August 27, 2019, by and between Terrance J. Farmer, Sandra M. Farmer, and Professional Business Services of Central Illinois, Inc.

22.	Assignment of Commercial Lease Agreement, dated as of October 29, 2020, by and between Professional Business Services of Central Illinois, Inc., AdvantEdge Healthcare Solutions, Inc., Terrance Farmer and Sandra Farmer.

23.	Service license Agreement, dated as of March 14, 2014, by and between Town Center Executive Suites and AdvantEdge Healthcare Solutions, Inc.

24.	Monthly Rental Agreement, dated as of September 20, 2018, by and between Highland LLC and AdvantEdge Healthcare Solutions.

Schedule 4.12 – 4

SCHEDULE 4.15

Material Contracts

(a)	Material Contracts (customer):

1.	Master Services Agreement dated April 1, 2015, between Health Prime International, LLC and MedStar Shah MSO LLC, as amended by the First Amendment to Master Services Agreement dated April 1, 2017 and as amended by the Second Amendment to Master Services Agreement dated March 31, 2020.

2.	Master Services Agreement dated March 16, 2016, between Health Prime International, LLC and Tenet Physician Resources, LLC, as amended by the First Services Agreement Addendum dated April 23, 2019, as amended by the Second Services Agreement Addendum dated June 28, 2019, as amended by the Third Services Agreement Addendum dated November 12, 2019 and as amended by the Fourth Services Agreement Addendum dated on or about December 2020.

3.	Order Form dated on or about July 19, 2019, between Kareo Managed Billing, LLC and CG Medical Associates as amended by the Addendum dated July 19, 2019.

4.	Revenue Share Agreement dated February 8, 2019, between TSI Healthcare, Inc. and Health Prime International, LLC.

5.	Service Agreement dated June 1, 2020, between Prime Managed Billing LLC and Dynamic Pain and Wellness, LLC.

6.	Services Agreement dated June 30, 2020, between Health Prime International, LLC and ITelagen, LLC as amended by the First Addendum dated March 3, 2021 and as amended by the Second Addendum dated May 5, 2021.

7.	Services Agreement dated on or about September, 2017, between Health Prime International, LLC and CVG Physicians Group, LLC.

8.	Service Agreement, dated as of July 1, 2016, by and among AdvantEdge Healthcare Solutions, Inc. and Brevard Physician Associates, as amended by the Amendment thereto, dated as of July 1, 2016.

9.	Service Agreement, dated as of January 1, 2015, by and between AdvantEdge Healthcare Solutions, Inc. and Anesthesia Group Practice, Inc., as amended by that certain First Amendment, dated as of November 2, 2017, that certain Second Amendment, dated as of June 1, 2018, that certain Third Amendment, dated as of June 1, 2019 and that certain Fourth Amendment, dated as of July 22, 2019.

10.	Service Agreement, dated January 14, 2020, by and between AdvantEdge Healthcare Solutions IL and Clinical Radiologists, S.C., as amended by the Amendment thereto, dated as of June 1, 2020.

11.	Billing Services Agreement, dated as of November 1, 2000, by and between Physicians’ Service Center, Inc. and Midwest Diagnostic Pathology, S.C., as amended by that certain First Amendment, dated as of February 1, 2009 and that certain Second Amendment, dated as of January 1, 2014.

Schedule 4.15 – 1

12.	Service Agreement, dated as of October 1, 2019 by and between AdvantEdge Healthcare Solutions MA and Emerson Practice Associates, as amended by that certain First Amendment, dated as of September 1, 2020.

13.	Service Bureau and License Agreement, dated as of September 22, 2005, by and between Frank Hill Associates, Inc. (d/b/a Hill Associates Healthcare Management Systems) and HRI Clinics, Inc. (d/b/a Arbour Counseling Services).

14.	Service Agreement, dated as of May 1, 2019, by and between and Professional Management, Inc., AdvantEdge Healthcare Solutions, Inc. and Doctors Emergency Service, P.A.

15.	Service Bureau and License Agreement, dated as of May 5, 2011, by and between Frank Hill Associates (d/b/a Lahey), Inc. and Northeast Behavioral Health Corporation, as amended by that certain First Amendment, dated as of July 1, 2013 and that certain Second Amendment, dated as of December 1, 2018.

16.	Service Agreement, dated as of July 1, 2018, by and between AdvantEdge Healthcare Solutions, Inc. and Clinical Colleagues, Inc.

17.	Service Agreement, dated as of December 28, 2016, by and between AdvantEdge Healthcare Solutions, Inc. and Anesthesiology Service Network LLC, as amended by that certain First Amendment, dated as of August 1, 2017 and that certain Second Amendment, dated as of March 1, 2019.

(b)	Material Contracts (vendor):

1.	Master Services Agreement dated February 1, 2020, between Health Prime International, LLC and Global Healthcare Resource, LLC.

2.	Subscription and Reseller Agreement dated October 31, 2019, between Kareo, Inc. and Kareo Managed Billing, LLC.

3.	Service Agreement, dated as of February 8, 2013, by and between AdvantEdge Healthcare Solutions and Centron Data Services, Inc.

4.	Master Services Agreement for Managed Services, dated as of November 17, 2017, by and between the Company and GeBBS Healthcare Solutions, Inc., Statement of Work #1 and Statement of Work #2 related thereto, that certain Amendment, dated as of September 18, 2019, and that certain Letter Agreement, dated as of May 29, 2020.

Schedule 4.15 – 2

Schedule 5.21

Certain Post-Closing Matters

1.	CFO. Within 180 days after the Closing Date (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion), Holdings and Borrower shall each replace their respective Chief Financial Officers with a person who has a background check performed by a recognized service provider, the results of which background check are acceptable to Administrative Agent in its sole discretion.

2.	Dematerialization of Shares of Indian Subsidiaries. Within 90 days after the Closing Date (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion), the Credit Parties shall:

a.	deliver, or cause to be delivered, to Administrative Agent a non-disposal agreement and other documents reasonably requested by Administrative Agent (which non-disposal agreement and other documents shall in each case be in form and substance reasonably satisfactory to Administrative Agent) in order to effect and complete the dematerialization of the shares of the Indian Subsidiaries; and

b.	take such other actions, including, if applicable, the amendment of the Organizational Documents of the Indian Subsidiaries, as Administrative Agent shall reasonably request in order to effect the dematerialization of the shares of the Indian Subsidiaries and such other matters related thereto as determined by Administrative Agent in its sole discretion.

3.	Costa Rican Subsidiary. Within 90 days after the Closing Date (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion), the Costa Rican Subsidiary shall satisfy the requirements set forth in Section 5.10 of the Credit Agreement, including but not limited to, the execution and delivery of each document necessary for (i) the Costa Rican Guarantor to guarantee the Obligations of the Credit Parties under the Credit Documents, (ii) the Costa Rican Guarantor to grant a First Priority security interest in all of the assets of the Costa Rican Guarantor securing the Obligations under the Credit Documents, (3) the Costa Rican Guarantor to perfect a First Priority Lien in favor of the Collateral Agent and/or the Lenders, and (4) the Credit Parties to pledge their equity interests in the Costa Rican Guarantor; in each case, in form and substance reasonably satisfactory to Administrative Agent.

4.	Information Security and Technology Matters. Within 180 days after the Closing Date (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion), Borrower shall, to the extent not already in place:

a.	hire (i) a Chief Information Security Officer who has undergone a background check performed by a recognized service provider, the results of which background check are acceptable to Administrative Agent in its reasonable discretion, or (ii) Borrower shall hire a third party service provider who shall provide the services that a Chief Information Security Officer hired under clause (i) would have provided; and

b.	formalize a commercially reasonable information security program that is acceptable to the Administrative Agent in its reasonable discretion that defines and documents the core information security processes, including but not limited to: access controls, IT asset management, encryption, data protection (including but not limited to data privacy and data retention), secure configuration management, vendor risk management, mobile device management, vulnerability management, patch management, logging/monitoring, incident management, security awareness training, and the security aspects of business continuity and disaster recovery. Documentation for these areas should include policies, processes, procedures, and internal controls; and

c.	document and implement commercially reasonable business continuity and disaster recovery plans and create a commercially reasonable dedicated recovery environment that is acceptable to the Administrative Agent in its reasonable discretion.

5.	Additional Insurance Coverage:

a.	Within 60 days after the Closing Date (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion), the Credit Parties shall deliver (i) evidence of insurance coverage of for each Credit Party, complying with Section 5.5, which evidence shall be in form and substance satisfactory to the Collateral Agent and (ii) endorsements to each property and liability insurance policy for each Credit Party in accordance with Section 5.5, naming the Collateral Agent as additional insured or lenders’ loss payee, as applicable, each of which shall be in form and substance satisfactory to the Collateral Agent.

b.	Within 90 days after the Closing Date (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion), Holdings and the Borrower shall each be required to place liability coverage for its Indian operations in addition to property and liability coverage for its Costa Rican operations, the coverage of which to be acceptable to the Administrative Agent in its sole discretion.

6.	Control Agreements. Within 60 days after the Closing Date (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion), the Credit Parties shall deliver, or cause to be delivered, to Collateral Agent, deposit account control agreements and securities account control agreements required in order to establish the Collateral Agent’s “control” (within the meaning of the UCC) over all Deposit Accounts and Securities Accounts (in each case, other than Excluded Accounts), in each case executed by the applicable Credit Party and the applicable depository bank or securities intermediary and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

7.	Collateral Assignment of BI Insurance. Within 60 days after the Closing Date (or such later date as may be agreed in writing by the Administrative Agent in its sole discretion), the Credit Parties shall deliver, or cause to be delivered to Collateral Agent, the Collateral Assignment of BI Insurance.

8.	Landlord Collateral Access Agreements. Within 60 days after the Closing Date (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion), the Credit Parties shall use its commercially reasonable efforts to deliver, or cause to be delivered to Collateral Agent a Landlord Collateral Access Agreements with respect to any leased property at (i) at which such Credit Party maintains its headquarters or (ii) at which Collateral with a value of more than $250,000 is located, in each case executed and delivered by the landlord of any Leasehold Property and by the applicable Credit Party.

9.	Certificate of Merger. Within 2 Business days after the Closing Date, the Credit Parties shall deliver a copy of the certificate of merger filed with the Secretary of State of State of Delaware evidencing the merger of AHS Granite Merger Sub, Inc. into AdvantEdge Healthcare Holdings, Inc.

10.	Release of Liens. Within 60 days after the Closing Date, the Borrower and the other Credit Parties shall use their commercially reasonable efforts to cause to be released, and to deliver, or cause to be delivered, to the Administrative Agent evidence, in form and substance satisfactory to the Administrative Agent, of the discharge of the:

a.	lien evidenced by the UCC-1 finance statement in favor of U.S. Small Business Administration, as “Secured Party”, over Health Prime International LLC, as “Debtor”, filed with the Maryland Department of Assessments and Taxation on September 22, 2020 and with the with the filing number 200922-0843000; and

b.	tax liens in favor of the New York Statement Department of Taxation and Finance over Advantedge Healthcare Solutions, Inc. with respect to (i) the franchise tax returns for the period from December 31, 2011 to December 31, 2013 for Advantedge Healthcare Solutions, Inc. that have not been filed and (ii) the franchise tax payments for the period from December 31, 2011 to December 31, 2013 for Advantedge Healthcare Solutions, Inc. that are past due.

SCHEDULE 6.1

Certain Indebtedness

1.	Capital Leases:

a.	Capital Agreement dated June 29, 2020, between Health Prime International, LLC and SHI International Corp.

b.	Agreement dated June 29, 2020 between Health Prime International, LLC and Dell Financial Services L.L.C.

2.	Indebtedness comprised of the Earnout Payment (as defined in the Closing Date Acquisition Agreement).

Schedule 6.1 – 1

SCHEDULE 6.2

Certain Liens

Debtor	File Number or Reference	Secured Party	Filing Date
Health Prime International, LLC	200520-1051001	Dell Financial Services, L.L.C.	5/20/2020
Health Prime International, LLC	200707-1642000	Shi International Corp.	7/7/2020
AdvantEdge Healthcare Solutions, Inc. (DE)	2013 1406090	Dell Financial Services, L.L.C.	4/12/2013

Liens incurred in respect of the Escrow Amount (as defined in the Closing Date Acquisition Agreement) and the accounts to which any portion of the Escrow Amount is credited.

Subject to the obligations of the Credit Parties under item 10 of Schedule 5.21 of the Credit Agreement:

Debtor	File Number or Reference	Secured Party	Filing Date
Health Prime International, LLC	200922-0843000	U.S. Small Business Administration	9/22/2020
Advantedge Healthcare Solutions, Inc. (DE)1	Not available	New York State Department of Taxation and Finance	Not available

1	This lien relates to a franchise tax return (i.e. biennial statement) for the period from December 31, 2011 through to December 31, 2013. To the best of the Credit Parties’ knowledge, all franchise taxes due for such period have been paid.

Schedule 6.2 – 1

SCHEDULE 6.7

Certain Investments None.

Schedule 6.7 – 1

SCHEDULE 6.12

Certain Affiliate Transactions

(a)	Services Agreement dated May 13, 2021, between Health Prime International, LLC and MDS Medical, LLC.

Schedule 6.12 – 1

EXHIBIT A-1 TO
CREDIT AND GUARANTY AGREEMENT

[FORM OF] FUNDING NOTICE

Date: [                 , 20__]

Reference is made to the Credit and Guaranty Agreement, dated as of [                ] [__], 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among HPI HOLDCO, LLC, a Delaware limited liability company (the “Borrower”), HPI HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders party thereto from time to time, and CRESTLINE DIRECT FINANCE, L.P. (“Crestline”), as Administrative Agent and Collateral Agent.

Pursuant to Section [2.1][2.3] of the Credit Agreement, Borrower desires that Lenders make the following Loans to Borrower in accordance with the applicable terms and conditions of the Credit Agreement on [the Closing Date][            , 20__] (the “Credit Date”):

1.	[Term Loans][Revolving Loans]

□	Base Rate Loans:	$[________]

□	LIBOR Rate Loans, with an Initial Interest Period of [one month] [[three months]:	$[________]

Each of the undersigned Authorized Officers hereby represents, warrants and certifies on behalf of the Borrower as of the Credit Date that:

(i)            attached hereto as Exhibit A is a true, correct and complete flow of funds memorandum in connection with the Term Loans requested on the Credit Date and Borrower directs the Administrative Agent to disburse such Term Loans in accordance therewith;

(ii)            [the representations and warranties contained in each of the Credit Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects) on and as of such earlier date;

(iii)            after making the Credit Extensions requested on the Credit Date (x) the Total Utilization of Revolving Commitments does not exceed the Revolving Commitments then in effect, and (y) Availability is $0 or greater;

EXHIBIT A-1

(iv)            no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default; and

(v)            the Total Leverage Ratio determined on a pro forma basis as of the Credit Date after giving effect to the Credit Extensions on the Credit Date does not exceed the maximum Total Leverage Ratio permitted as of the last day of the immediately preceding Fiscal Quarter pursuant to Section 6.8(b) of the Credit Agreement.]1

[Signature page follows]

1 NTD: Include clauses (ii)-(v) if requesting the borrowing of a Revolving Loan after the Closing Date.

EXHIBITA-1-2

IN WITNESS WHEREOF, Borrower has caused this Funding Notice to be duly executed and delivered by its duly authorized officer as of the date first written above.

HPI HOLDCO, LLC

By:
Name:
Title:

EXHIBITA-1-3

EXHIBIT A-2 TO

CREDIT AND GUARANTY AGREEMENT

CONVERSION/CONTINUATION NOTICE

Date: [      , 20 ]

Reference is made to the Credit and Guaranty Agreement, dated as of [      ] [ ], 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among HPI HOLDCO, LLC, a Delaware limited liability company (the “Borrower”), HPI HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders party thereto from time to time, and CRESTLINE DIRECT FINANCE, L.P. (“Crestline”), as Administrative Agent and Collateral Agent.

Pursuant to Section 2.9 of the Credit Agreement, Borrower desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [          , 20__]:

1.	Term Loans:

$[, , ]	LIBOR Rate Loans to be continued with Interest Period of month(s)

$[, , ]	Base Rate Loans to be converted to LIBOR Rate Loans with Interest Period of month(s)

$[, , ]	LIBOR Rate Loans to be converted to Base Rate Loans

2.	Revolving Loans:

$[, , ]	LIBOR Rate Loans to be continued with Interest Period month(s)

$[, , ]	Base Rate Loans to be converted to LIBOR Rate Loans with Interest Period of month(s)

$[, , ]	LIBOR Rate Loans to be converted to Base Rate Loans

[Signature page follows]

EXHIBITA-2-1

Borrower hereby certifies that as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default or a Default.

HPI HOLDCO, LLC

By:
Name:
Title:

EXHIBITA-2-2

EXHIBIT B-1 TO

CREDIT AND GUARANTY AGREEMENT

[FORM OF]

TERM LOAN NOTE

$[            ]

[mm/dd/yy]	New York, New York

FOR VALUE RECEIVED, HPI HOLDCO, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to [NAME OF LENDER] (“Payee”) or its registered assigns the principal amount of [         ] and [_]/100 Dollars ($[           ]).

The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full in cash, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of [_] [_], 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, HPI Holdings, LLC, a Delaware limited liability company (“Holdings”), certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, and Crestline Direct Finance, L.P., as Administrative Agent and Collateral Agent.

The Borrower shall make scheduled principal payments on this Term Loan Note (this “Note”) as set forth in Section 2.12 of the Credit Agreement.

This Term Loan Note is one of the “Term Loan Notes” referenced in the Credit Agreement and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, the Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of the Borrower, each as provided in the Credit Agreement and, as applicable, the Fee Letter.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO ADMINISTRATIVE AGENT AT ITS ADDRESS SET FORTH IN APPENDIX B OF THE CREDIT AGREEMENT.

EXHIBIT B-1-1

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

BORROWER HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER EXECUTED AND DELIVERED IN ACCORDANCE WITH SECTION 10.5 OF THE CREDIT AGREEMENT), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note, together with all capitalized interest thereon and all other accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower promises to pay all reasonable and documented out-of-pocket costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Signature page follows]

EXHIBIT B-1-2

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its duly authorized officer as of the date and at the place first written above.

HPI HOLDCO, LLC

By:
Name:
Title:

EXHIBIT B-1-3

EXHIBIT B-2 TO

CREDIT AND GUARANTY AGREEMENT

REVOLVING LOAN NOTE

$[      ,      ,      ]

[mm/dd/yy]	New York, New York

FOR VALUE RECEIVED, HPI HOLDCO, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to [NAME OF LENDER] (“Payee”) or its registered assigns the principal amount equal to the lesser of (a) [      ] and [_]/100 Dollars ($[      ]) and (b) the unpaid principal amount of all advances made by Payee to Borrower as Revolving Loans under the Credit Agreement referred to below.

The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of [ ] [ ], 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, HPI Holdings, LLC, a Delaware limited liability company (“Holdings”), certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, and Crestline Direct Finance, L.P., as Administrative Agent and Collateral Agent.

This Revolving Loan Note (this “Note”) is one of the “Revolving Loan Notes” referenced in the Credit Agreement and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which a Revolving Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

EXHIBIT B-2-1

BORROWER HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER EXECUTED AND DELIVERED IN ACCORDANCE WITH SECTION 10.5 OF THE CREDIT AGREEMENT), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note, together with all capitalized interest thereon and all other accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower promises to pay all reasonable and documented out-of-pocket costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Signature page follows]

EXHIBIT B-2-2

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its duly authorized officer as of the date and at the place first written above.

HPI HOLDINGS, LLC

By:
Name:
Title:

EXHIBIT B-2-3

EXHIBIT C TO

CREDIT AND GUARANTY AGREEMENT

[FORM OF]

COMPLIANCE CERTIFICATE

[            ], 20[_]

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.            I am an Authorized Officer of HPI HOLDINGS, LLC, a Delaware limited liability company (“Holdings”).

2.            I have reviewed the terms of that certain Credit and Guaranty Agreement, dated as of [         ] [_], 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Holdings, HPI HOLDCO, LLC, a Delaware limited liability company (“Borrower”), CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders party thereto from time to time, and CRESTLINE DIRECT FINANCE, L.P., as Administrative Agent and Collateral Agent, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Credit Parties during the accounting period covered by the attached financial statements.

3.            The review and examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth in a separate attachment, if any, to this Compliance Certificate, describing in reasonable detail, the nature of the condition or event, the period during which such condition or event has existed and the action which the Borrower, Holdings and/or the applicable Subsidiary has taken, is taking, or proposes to take with respect to each such condition or event.

4.            Attached as Annex B hereto is (a) a summary of the accounts receivable aging report of each Credit Party as of the end of the accounting period covered by the attached financial statements, and (b) a summary of accounts payable aging report of each Credit Party as of the end of the accounting period covered by the attached financial statements.

5.            Attached hereto as Annex C is written evidence of the Cash and Cash Equivalents held by Holdings and each Subsidiary in each country in which Holdings or any Subsidiary does business (other than the United States) as of the date hereof.

[6. Attached as Annex D hereto is a list of all registrations of any copyright, or filings of any patent or trademark application, including any subsequent ownership right of any Credit Party in or to any registered copyright, patent or registered trademark not shown in the Credit Documents or any previous notice delivered pursuant to Section 5.1(g) of the Credit Agreement.]1

1 To be included with all Compliance Certificates delivered with financial statements pursuant to Section 5.1(b) of the Credit Agreement.

EXHIBIT C-1

[7. Except as described on Annex E hereto, since the [Closing Date] [date of the most recent certificate delivered in connection with the annual financial statements], there have been no changes to the information provided in the Perfection Certificate;]1

1 To be included with all Compliance Certificates delivered with financial statements pursuant to Section 5.1(c) of the Credit Agreement.

EXHIBIT C-2

The foregoing certifications[, together with the computations set forth in the Annex A hereto] and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered on the date first above written pursuant to Section 5.1(d) of the Credit Agreement.

[Signature page follows]

HPI HOLDINGS, LLC

By:
Name:
Title:

EXHIBIT C-3

ANNEX A TO

COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy].

1.	Consolidated Adjusted EBITDA: (a) - (b) = $[ , , ]1

(a)	the sum, without duplication, of the amounts for such period of

(i)	Consolidated Net Income and	$[ , , ]

(ii)	to the extent deducted in calculating Consolidated Net Income,	$[ , , ]

(A)	Consolidated Interest Expense:	$[ , , ]

(B)	provisions for taxes based on income (or franchise taxes imposed in lieu of income taxes):	$[ , , ]

(C)	total depreciation expense:	$[ , , ]

(D)total	amortization expense:	$[ , , ]

1 Provided, that the aggregate amount added back to Consolidated Adjusted EBITDA pursuant to clauses (a)(ii)(G), (a)(ii)(I), (a)(ii)(J), (a)(ii)(M) and (a)(ii)(N) for (i) any trailing 12-month period ending on and prior to December 31, 2022 shall not exceed thirty percent (30%) and (ii) any trailing 12-month period thereafter shall not exceed fifteen percent (15%), in each case, of Consolidated Adjusted EBITDA for such period (prior to giving effect to all add-backs pursuant to clauses (a)(ii)(G), (a)(ii)(I), (a)(ii)(J), (a)(ii)(M) and (a)(ii)(N) for such period);

Provided further, that for the purposes of calculating Consolidated Adjusted EBITDA for any period that includes one or more of the fiscal months set forth below, Consolidated Adjusted EBITDA with respect to each such fiscal month shall be deemed to equal the amount set forth below for each such fiscal month (without duplication):

Fiscal Month	Consolidated Adjusted EBITDA
September 2020	$1,343,852
October 2020	$1,244,704
November 2020	$1,534,726
December 2020	$1,238,826
January 2021	$740,098
February 2021	$1,274,364
March 2021	$1,164,788
April 2021	$1,400,946
May 2021	$1,176,533
June 2021	$1,375,097
July 2021	$1,199,697
August 2021	$1,263,144

EXHIBIT C-4

(E)	reasonale and customary Transaction Costs; provided such Transaction Costs are in an aggregate amount not to exceed $2,500,000,	$[ , , ]

(F)	financing fees and documented out-of-pocket expenses (including, without limitation, of advisors, legal counsels, agents or representatives of Administrative Agent or the Lenders, but specifically excluding payments made to Sponsor or its affiliates) incurred and payable pursuant to or in connection with any amendment, consent, waiver or modification to the Credit Documents or the administration thereof,	$[ , , ]

(G)	pro forma adjustments, including pro forma “run rate” cost savings, operating expense reductions, operational improvements and other cost synergies (in each case, net of actual amounts realized (and excluding, for the avoidance of doubt, any revenue and lost revenues)) related to (i) the Closing Date Acquisition, and (ii) any Permitted Acquisition, disposition (including the termination or discontinuance of activities constituting a business) or other restructuring, specified investment or transaction, or related to any restructuring initiative, cost savings initiative or other initiative (excluding the effect of increased pricing in customer contracts or the renegotiation of contracts or other arrangements) expressly permitted by the terms of this Agreement, in each case, that are projected by the Borrower in good faith to result from actions taken, committed to be taken or expected to be taken no later than 18 months after the consummation of the Closing Date Acquisition, such Permitted Acquisition, such permitted disposition or other restructuring investment, transaction or restructuring or similar initiative, as applicable (which amounts will be determined by such Person in good faith and calculated on a pro forma basis as though such amounts had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such action; provided that the aggregate amount added back pursuant to this subclause (G) shall not exceed for any trailing 12-month period (x) $1,700,000 for the Fiscal Quarters ending on or prior to September 30, 2022 or (y) $200,000 for the Fiscal Quarters ending on and after December 31, 2022,	$[ , , ]

(H)	other non-Cash items reducing Consolidated Net Income (excluding any such non Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period),	$[ , , ]

(I)	reasonable compensation, expenses and indemnification payments incurred with respect to outside directors on the board of directors (or similar governing body) of the Credit Parties up to $100,000 in any trailing 12-month period,	$[ , , ]

(J)	(i) the amount of earn-out, deferred purchase price, purchase price adjustment or other contingent obligation expense and any adjustment thereof incurred in connection with any Permitted Acquisition or Investment expressly permitted by the terms of this Agreement occurring after the Closing Date to the extent (1) such earn-out or contingent consideration obligation is expressly permitted under the Credit Agreement to be (x) incurred at the time of incurrence (with respect to Permitted Acquisitions) and (y) paid at the time of payment (with respect to any acquisition or Investment) and (2) such earn-out or other contingent consideration obligation is deducted in the calculation of Consolidated Net Income for such period; provided that the aggregate amount added back pursuant to this clause (J)(i) shall not exceed $100,000 for any trailing 12-month period, and (ii) the amount of the Earnout Payment paid to the Company Stockholders pursuant to the Closing Date Acquisition Agreement,	$[ , , ]

EXHIBIT C-5

(K)	unrealized or realized net non-cash losses in the fair market value of any arrangements under Hedging Transactions;	$[ , , ]

(L)	proceeds of business interruption insurance actually received in an amount representing the earnings for the applicable period that such proceeds are intended to replace;	$[ , , ]

(M)	any non-cash charge, expense, cost, accrual, reserve or loss of any kind incurred in connection with (i) any management equity plan, profits interest or stock option plan or other management or employee benefit plan or agreement, any pension plan (including any post- employment benefit scheme which has been agreed to with the relevant pension trustee), any stock subscription or shareholder agreement, any employee benefit trust, any employment benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement), (ii) the rollover, acceleration, payout or repurchase of any equity interest held by management and (iii) the granting of any stock, stock option or similar arrangement (including any profits interest), the granting of any restricted stock, stock appreciation right and/or similar arrangement, provided that the aggregate amount added back pursuant to this clause (M) shall not exceed $1,000,000 in any consecutive four quarter period;	$[ , , ]

(N)	one-time integration expenses incurred in respect of any items which are reasonably identifiable and related to any transaction, investment, restructuring, cost saving initiative or other initiative, in each case, for any charges, expense, cost, accrual, reserve or loss of any kind, attributable to business integration activities, cost rationalization programs, operating expense reductions and/or cost synergies and/or similar initiatives, any restructuring charge (including any charge relating to any tax restructuring), any charge relating to the closure or consolidation of any facility (including but not limited to rent termination costs, moving costs and legal costs), any systems design or implementation charges (whether expensed or capitalized) related to business systems in respect of ERP, HRIS, CRM, payroll, order to cash, record to report, procure to pay and T&E/expense management and paid to third-party consultants, any severance charge, any signing, retention or completion bonus, any expansion and/or relocation charge and any charge associated with any modification to any pension and post-retirement employee benefit plan; provided that the aggregate amount added back pursuant to this clause (N), shall not exceed (i) with respect to the Closing Date Acquisition, $2,000,000 and (ii) with respect to any other transaction expressly permitted under the Credit Agreement after the Closing Date, 2.5% of Consolidated Adjusted EBITDA (calculated before giving effect to any increase pursuant to this clause (N));	$[ , , ]

EXHIBIT C-6

(O)	integration incentive bonuses paid in connection with the Closing Date Acquisition, in an aggregate amount not to exceed $1,200,000; and	$[ , , ]

(P)	employee retention bonuses paid in connection with integration activities of the Closing Date Acquisition in an aggregate amount not to exceed $1,100,000, minus	$[ , , ]

(b)	the sum, without duplication, of the amounts for such period of:	$[ , , ]

(i)	other non-Cash items increasing Consolidated Net Income for such period (excluding any such non Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period),	$[ , , ]

(ii)	unrealized or realized net non-cash gains in the fair market value of any arrangements under Hedging Transactions;	$[ , , ]

(iii)	the amount added back to Consolidated Adjusted EBITDA pursuant to clause (a)(ii)(L) above (as described in such clause) to the extent the relevant proceeds were not received within the time period required by such clause;	$[ , , ]

(iv)	to the extent that such Person adds back the amount of any non-cash charge to Consolidated Adjusted EBITDA pursuant to clause (a)(ii)(H) above, the cash payment in respect thereof in the relevant future period;	$[ , , ]

(v)	interest income,	$[ , , ]

(vi)	other non-ordinary course income; and	$[ , , ]

(vii)	the amount of capitalized software development costs;	$[ , , ]

2.	Consolidated Capital Expenditures:	$[ , , ]

3.	Consolidated Cash Interest Expense:	$[ , , ]

4.	Consolidated Current Assets:	$[ , , ]

5.	Consolidated Current Liabilities:	$[ , , ]

6.	Consolidated Excess Cash Flow: (a) - (b) =	$[ , , ]

(a)	the sum, without duplication, of the amounts for such period of:	$[ , , ]

(i)	Consolidated Adjusted EBITDA (without giving effect to clause (a)(ii)(G) of the definition thereof),	$[ , , ]

(ii)	interest income,	$[ , , ]

EXHIBIT C-7

(iii)	other non-ordinary course income (excluding any gains or losses attributable to Asset Sales), and	$[ , , ]

(iv)	Consolidated Working Capital Adjustment, minus	$[ , , ]

(b)	the sum, without duplication, of the amounts for such period of:	$[ , , ]

(i)	voluntary and scheduled repayments of Indebtedness (excluding repayments of revolving loans except to the extent the related revolving commitments are permanently reduced in connection with such repayments),	$[ , , ]

(ii)	Consolidated Capital Expenditures (net of any proceeds of (x) Net Asset Sale Proceeds to the extent reinvested in accordance with Section 2.14(a) of the Credit Agreement, (y) Net Insurance/Condemnation Proceeds to the extent reinvested in accordance with Section 2.14(b) of the Credit Agreement, and (z) any proceeds of related financings with respect to such expenditures),	$[ , , ]

(iii)	Consolidated Cash Interest Expense,	$[ , , ]

(iv)	provisions for current taxes based on income of Holdings and its Subsidiaries (or franchise taxes imposed in lieu of such income taxes) and payable in cash with respect to such period,	$[ , , ]

(v)	Permitted Tax Distributions attributable to such period,	$[ , , ]

(vi)	other amounts added to Consolidated Net Income or Consolidated Adjusted EBITDA pursuant to the definitions thereof, in each case, to the extent paid in Cash (or, in the case of proceeds of insurance, received in Cash),	$[ , , ]

(vii)	the amount of any Tax obligation of Holdings and/or any of its Subsidiaries that is estimated in good faith by Holdings and agreed to by the Administrative Agent as due and payable (but is not currently due and payable) by Holdings and/or any of its Subsidiaries within four quarters following end of the relevant Fiscal Year as a result of the repatriation of any dividend or similar distribution of net income of any Foreign Subsidiary to Holdings and/or any Subsidiary of Holdings, and	$[ , , ]

(viii)

the purchase price paid in Cash for all Permitted Acquisitions permitted pursuant to this Agreement (other than any Investments in any Credit Party or in any Person which was already a Subsidiary or Investments in Cash and Cash Equivalents), to the extent such payments are not funded with the proceeds of Indebtedness (other than Revolving Loans), the proceeds of capital contributions from Permitted Holders or their Affiliates or the issuance of Capital Stock.

$[ , , ]

EXHIBIT C-8

7.	Consolidated Fixed Charges: (a) + (b) + (c) + (d) =	$[ , , ]

The sum, without duplication, of the amounts determined for the Holdings and its Subsidiaries on a consolidated basis equal to:

(a)	Consolidated Cash Interest Expense:	$[ , , ]

(b)	scheduled payments of principal on Consolidated Total Debt:	$[ , , ]

(c)	Consolidated Capital Expenditures:	$[ , , ]

(d)	the current portion of taxes provided for with respect to such period in accordance with GAAP:	$[ , , ]

8.	Consolidated Interest Expense:	$[ , , ]

9.	Consolidated Net Income: (a) - (b) =	$[ , , ]

(a)	the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus:	$[ , , ]

(b)	the sum of:	$[ , , ]

(i)	the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest:	$[ , , ]

(ii)	the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries,	$[ , , ]

(iii)	the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary:	$[ , , ]

(iv)	any gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and	$[ , , ]

(v)	to the extent not included in clauses (i) through (iv) above, any net extraordinary gains or net extraordinary losses.	$[ , , ]

10.	Consolidated Total Debt:	$[ , , ]

11.	Consolidated Working Capital: (i) - (ii) =	$[ , , ]

(i)	Consolidated Current Assets:	$[ , , ]

(ii)	Consolidated Current Liabilities:	$[ , , ]

12.	Consolidated Working Capital Adjustment: (i) - (ii) =	$[ , , ]

(i)	Consolidated Working Capital as of the beginning of such period:	$[ , , ]

EXHIBIT C-9

(ii)	Consolidated Working Capital as of the end of such period:	$[ , , ]

13.	Fixed Charge Coverage Ratio: (i)/(ii) =

(i)	Consolidated Adjusted EBITDA for the four consecutive Fiscal Quarters ending on (or, if such determination is not made as of the last day of a Fiscal Quarter, immediately prior to) such date of determination:	$[ , , ]

(ii)	Consolidated Fixed Charges for such four-Fiscal Quarter period:	$[ , , ]

Actual:      _. :1.00

 Maximum Permitted:      _. :1.00

14.	Total Leverage Ratio: (i)/(ii) =

(i)	Consolidated Total Debt:	$[ , , ]

(ii)	Consolidated Adjusted EBITDA for the four consecutive Fiscal Quarters ending on (or, if such determination is not made as of the last day of a Fiscal Quarter, immediately prior to) such date of determination	$[ , , ]

Actual:      _. :1.00

 Maximum Permitted:      _. :1.00

EXHIBIT C-10

EXHIBIT D TO

CREDIT AND GUARANTY AGREEMENT

ASSIGNMENT AGREEMENT

This Assignment Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:	____________________________

2.	Assignee:	____________________________[and is an Affiliate/Approved Fund1]

3.	Borrower:	HPI HOLDCO, LLC, a Delaware limited liability company

4.	Administrative Agent:	Crestline Direct Finance, L.P., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit and Guaranty Agreement, dated as of [ ] [_], 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, HPI Holdings, LLC, a Delaware limited liability (“Holdings”), certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, and Crestline Direct Finance, L.P., as Administrative Agent and Collateral Agent

1            Include and select as applicable.

EXHIBIT D-1

6.	Assigned Interest:

Facility Assigned		Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned	Percentage Assigned of Loan[1]
	[2]	$	$		%
		$	$		%
		$	$		%

Effective Date:                         , 20_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.	Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

1            Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

2	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Term Loan Commitment”, “Revolving Commitment”, etc.)

EXHIBIT D-2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]1 Accepted:

CRESTLINE DIRECT FINANCE, L.P.,
as Administrative Agent

By:	Crestline Direct Finance (GP), L.L.C., its general partner

	By:	Crestline Investors, Inc., its manager

By:
Name:
Title:

[Consented to:][2]

HPI HOLDCO, LLC

By:
Name:
Title:

1            To be added only if the consent of Administrative Agent is required by the terms of the Credit Agreement.

2            To be added only if the consent of Borrower is required by the terms of the Credit Agreement.

EXHIBIT D-3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AGREEMENT

1.	Representations and Warranties.

1.1	Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, Holdings, any of Holdings’ Subsidiaries or Affiliates, or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of Holdings' Subsidiaries or Affiliates, or any other Person of any of their respective obligations under any Credit Document.

1.2	Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.	Payments. Unless notice to the contrary is delivered to the Lender from the Administrative Agent, payment to the Assignor by the Assignee in respect of the Assigned Interest on the Effective Date shall include such compensation to the Assignor as may be agreed upon by the Assignor and the Assignee with respect to all unpaid interest which has accrued on the Assigned Interest to but excluding the Effective Date. On and after the applicable Effective Date, the Assignee shall be entitled to receive all interest paid or payable with respect to the Assigned Interest, whether such interest accrued before or after the Effective Date.

EXHIBIT D-4

3.	General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.

[Remainder of page intentionally left blank]

EXHIBIT D-5

EXHIBIT E-1 TO

CREDIT AND GUARANTY AGREEMENT

[FORM  OF]

CLOSING DATE CERTIFICATE

Date: [            ] [_], 2020

THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

1.  I am the [      ] of HPI HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and [      ] of HPI HOLDCO, LLC, a Delaware limited liability company (“Borrower”).

2.  Reference is made to the Credit and Guaranty Agreement, dated as of the date hereof (the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Holdings, Borrower, certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, and Crestline Direct Finance, L.P., as Administrative Agent and Collateral Agent.

3.  I have reviewed the terms of the Credit Agreement, and in my opinion I have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein and deliver this Closing Date Certificate pursuant to Section 3.1(q) of the Credit Agreement.

4.  Based upon my review and examination described in paragraph 3 above, I hereby certify on behalf of the Borrower, in my capacity as Authorized Officer of the Borrower and not in my individual capacity, that, as of the date hereof:

a.            attached hereto as Annex A are true, complete, and correct copies of (i) the Historical Financial Statements, (ii) pro forma consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the Closing Date, and reflecting the consummation of the Closing Date Acquisition, the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, (iii) pro forma consolidated and consolidating income statements of Holdings and its Subsidiaries as at the Closing Date, and reflecting the consummation of the Closing Date Acquisition, the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, and (iv) the Projections;

b.            on the Closing Date and immediately after giving effect to any Credit Extensions to be made on the Closing Date, including the payment of all Transaction Costs required to be paid in Cash, the sum of Unrestricted Cash-on-Hand and undrawn Revolving Commitments is at least $5,500,000, as demonstrated in the financial statements attached as Annex A hereto;

c.            since December 31, 2020, no event, circumstance, or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect;

EXHIBIT E-1-1

d.            attached hereto as Annex B are true, complete, and correct copies of the Closing Date Acquisition Documents, which are, in each case, in full force and effect as of the date hereof; and

e.            attached hereto as Annex C is a true, complete, and correct copy of the pro forma capitalization table representing the holders of all Capital Stock of Holdings and its Subsidiaries as of the Closing Date.

[Signature page follows]

EXHIBIT E-1-2

The foregoing certifications are made and delivered as of the date first written above.

HPI HOLDINGS, LLC

By:
Name:
Title:

HPI HOLDCO, LLC

By:
Name:
Title:

EXHIBIT E-1-3

Annex A

Financial Statements and Projections

See attached.

EXHIBIT E-1-4

Annex B

Closing Date Acquisition Documents

See attached.

EXHIBIT E-1-5

Annex C

Capitalization Table

See attached.

EXHIBIT E-1-6

EXHIBIT E-2 TO

CREDIT AND GUARANTY AGREEMENT

[FORM OF]

SOLVENCY CERTIFICATE

Date: [        ] [_], 2021

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.            I am the [ ] of HPI HOLDINGS, LLC, a Delaware limited liability company (“Holdings”).

2.            Reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among HPI Holdco, LLC, a Delaware limited liability company (the “Borrower”), Holdings, certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, and Crestline Direct Finance, L.P., as Administrative Agent and Collateral Agent.

3.            I have reviewed the terms of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation of the financial condition and the properties, assets, and business of Holdings and its Subsidiaries as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4.            Based upon my familiarity with the properties, assets, and business of Holdings and its Subsidiaries and my review and examination described in paragraph 3 above, I certify, solely in my official capacity and not in my individual capacity, that as of the date hereof, after giving effect to the consummation of the Closing Date Acquisition, Holdings and its Subsidiaries are and, immediately after the consummation of the Closing Date Acquisition, will be Solvent, in each case, on a consolidated basis.

As used herein, “Solvent” means, with respect to any Person, that as of the date of determination, both (a)(i) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances; provided that for purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

[Signature page follows]

EXHIBIT E-2-1

The foregoing certifications are made and delivered as of the date first written above.

HPI HOLDINGS, LLC

By:
Name:
Title:

EXHIBIT E-2-2

EXHIBIT F TO

CREDIT AND GUARANTY AGREEMENT

[FORM OF]

COUNTERPART AGREEMENT

This COUNTERPART  AGREEMENT, dated [            ], 20[__] (this “Counterpart Agreement”) is delivered by the undersigned, [           ], a [                  ], pursuant to that certain Credit and Guaranty Agreement, dated as of [_] [_], 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among HPI HOLDCO, LLC, a Delaware limited liability company (the “Borrower”), HPI HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders party thereto from time to time, and CRESTLINE DIRECT FINANCE, L.P., as Administrative Agent and Collateral Agent.

Section 1. Pursuant to Section 5.10 of the Credit Agreement and Section 5.2 of the Pledge and Security Agreement, the undersigned hereby:

(a)          agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor and a Credit Party under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b)          represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct in all material respects (without duplication of any materiality qualifier contained therein) both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

(c)	[reserved];

(d)          irrevocably and unconditionally guarantees the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Section 7 of the Credit Agreement; and

(e)          (i) agrees that this counterpart may be attached to the Pledge and Security Agreement and that by execution and delivery hereof, the undersigned becomes a Grantor under the Pledge and Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Pledge and Security Agreement as if it were an original signatory thereto, (iii) grants to the Collateral Agent a security interest in and continuing Lien on all of such Person’s right, title and interest in, to and under all “Collateral” (as such term is defined in the Pledge and Security Agreement and which term shall exclude, for the avoidance of doubt, any and all Excluded Assets of the undersigned), in each case whether now owned or existing or hereafter acquired or arising and wherever located in accordance with the terms of the Pledge and Security Agreement, and that all such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement, and (iv) agrees to deliver to Collateral Agent supplements to all applicable schedules attached to the Pledge and Security Agreement.

EXHIBIT F-1

Section 2. The undersigned agrees from time to time, upon reasonable request of any Agent, to take such additional actions and to execute and deliver such additional documents and instruments as such Agent may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement or any other Credit Document. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the undersigned and the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 10.1 of the Credit Agreement, and for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS COUNTERPART AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

SUBJECT TO CLAUSE (iv) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE UNDERSIGNED ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS COUNTERPART AGREEMENT, THE UNDERSIGNED, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE UNDERSIGNED AT ITS ADDRESS PROVIDED ON THE SIGNATURE PAGE HEREOF OR OTHERWISE IN ACCORDANCE WITH SECTION 10.1 OF THE CREDIT AGREEMENT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE UNDERSIGNED IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT, NOTWITHSTANDING THE FIRST SENTENCE OF THIS PARAGRAPH, AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE UNDERSIGNED IN THE COURTS OF ANY OTHER JURISDICTION.

THE UNDERSIGNED HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED ON THE SIGNATURE PAGE HEREOF OR OTHERWISE IN ACCORDANCE WITH SECTION 10.1 OF THE CREDIT AGREEMENT. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST THE UNDERSIGNED IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

EXHIBIT F-2

THE UNDERSIGNED HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE UNDERSIGNED FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER EXECUTED AND DELIVERED IN ACCORDANCE WITH SECTION 10.5 OF THE CREDIT AGREEMENT), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS COUNTERPART AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signature page follows]

EXHIBIT F-3

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

[NAME OF SUBSIDIARY]

By:	Name:
Title:

Address for Notices:

Attention:
Telecopier

with a copy to:

Attention:
Telecopier

EXHIBIT F-4

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

CRESTLINE DIRECT FINANCE, L.P.,
as Administrative Agent

By:	Crestline Direct Finance (GP), L.L.C., its general partner

	By:	Crestline Investors, Inc., its manager

By:	Name:
Title:

CRESTLINE DIRECT FINANCE, L.P.,
as Collateral Agent

By:	Crestline Direct Finance (GP), L.L.C., its general partner

	By:	Crestline Investors, Inc., its manager

By:	Name:
Title:

EXHIBIT F-5

EXHIBIT G-1 TO

CREDIT AND GUARANTY AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit and Guaranty Agreement, dated as of [ ] [ ], 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among HPI HOLDCO, LLC., a Delaware limited liability company (the “Borrower”), HPI HOLDINGS, LLC, a Delaware limited liability (“Holdings”), CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders party thereto from time to time, and CRESTLINE DIRECT FINANCE, L.P., as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing and delivering this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                              , 20[__]

EXHIBIT G-1-1

EXHIBIT G-2 TO

CREDIT AND GUARANTY AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit and Guaranty Agreement, dated as of [ ] [ ], 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among HPI HOLDCO, LLC., a Delaware limited liability company (the “Borrower”), HPI HOLDINGS, LLC, a Delaware limited liability (“Holdings”), CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders party thereto from time to time, and CRESTLINE DIRECT FINANCE, L.P., as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a 10-percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing and delivering this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                              , 20[__]

EXHIBIT G-2-1

EXHIBIT G-3 TO

CREDIT AND GUARANTY AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit and Guaranty Agreement, dated as of [ ] [ ], 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among HPI HOLDCO, LLC., a Delaware limited liability company (the “Borrower”), HPI HOLDINGS, LLC, a Delaware limited liability (“Holdings”), CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders party thereto from time to time, and CRESTLINE DIRECT FINANCE, L.P., as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation,

(iii)            with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing and delivering this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                              , 20[__]

EXHIBIT G-3-1

EXHIBIT G-4 TO

CREDIT AND GUARANTY AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit and Guaranty Agreement, dated as of [ ] [ ], 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among HPI HOLDCO, LLC., a Delaware limited liability company (the “Borrower”), HPI HOLDINGS, LLC, a Delaware limited liability (“Holdings”), CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders party thereto from time to time, and CRESTLINE DIRECT FINANCE, L.P., as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished Administrative Agent and Borrower with IRS Form W- 8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing and delivering this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                              , 20[__]

EXHIBIT G-4-1